Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
dated as of May 7, 2020
among
CALLON PETROLEUM COMPANY  as Borrower,
JPMORGAN CHASE BANK, N.A.  as Administrative Agent,
The Guarantors Party Hereto,
and
The Consenting Lenders Party Hereto
______________________________
JPMORGAN CHASE BANK, N.A. and BOFA SECURITIES, INC.,  Joint Lead Arrangers and Joint Bookrunners
BANK OF AMERICA, N.A.,  as Syndication Agent,
and
CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., REGIONS BANK, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
and
WELLS FARGO BANK, N.A.,  as Documentation Agents

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of May 7, 2020 (the “First Amendment Effective Date”), is among CALLON PETROLEUM COMPANY, a Delaware corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the lenders under the Credit Agreement (as defined below) party hereto (the “Consenting Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:
A. The Borrower, the Administrative Agent and the Consenting Lenders are parties to that certain Credit Agreement dated as of December 20, 2019 (the “Credit Agreement”), pursuant to which the financial institutions party thereto (the “Lenders”) have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B. The parties hereto desire to enter into this First Amendment to amend certain provisions of the Credit Agreement upon the terms and conditions as set forth herein, to be effective upon satisfaction of the conditions set forth in Section 4 of this First Amendment.
C. The Administrative Agent and the Consenting Lenders have agreed, subject to the terms and conditions set forth herein, to enter into this First Amendment and among other things, to reduce the Borrowing Base to $1,700,000,000.00, which reduction of the Borrowing Base shall be deemed to constitute the Scheduled Redetermination of the Borrowing Base, which was scheduled to occur on or about May 1, 2020.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to the corresponding section in the Credit Agreement.
Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this First Amendment:
2.1  The Credit Agreement, but excluding the Schedules and Exhibits thereto (which shall remain unchanged except to the extent amended as expressly set forth in Section 2.2 of this First Amendment), shall be amended in its entirety to read as set forth on the attached Annex I hereto.
2.2 Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety and is amended and restated to provide as set forth on Annex II hereto.

Section 3. Borrowing Base Redetermination. Subject to the satisfaction of the conditions set forth in Section 4 of this First Amendment, the Consenting Lenders hereby agree that for the period from and including the First Amendment Effective Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.06(e), Section 8.13(c) or Section 9.11, whichever occurs first, the amount of the Borrowing Base shall be $1,700,000,000.00. This Borrowing Base redetermination shall be deemed to constitute the Scheduled Redetermination of the Borrowing Base which was scheduled to occur on or about May 1, 2020. The parties hereto hereby agree that this Section 3 constitutes the New Borrowing Base Notice for the Scheduled Redetermination of the Borrowing Base which was scheduled to occur on or about May 1, 2020.
Section 4. Conditions Precedent. The effectiveness of this First Amendment is subject to the following:
4.1 Counterparts. The Administrative Agent shall have received counterparts of this First Amendment from the Credit Parties, each Issuing Bank and each of the Consenting Lenders constituting at least the Required Revolving Credit Lenders (which may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
4.2 No Default or Borrowing Base Deficiency. No Default or Event of Default shall have occurred which is continuing and no Borrowing Base deficiency shall exist (immediately after giving effect to this First Amendment).
4.3 Representations and Warranties True and Correct. Each representation and warranty of the Borrower and/or such Guarantor contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty shall be true and correct) as of the First Amendment Effective Date and after giving effect to the transactions contemplated hereby, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.
4.4 Consent Fee.  The Administrative Agent shall have received for the account of each Consenting Lender that delivers to the Administrative Agent an executed signature page to this First Amendment by no later than 12:00 p.m. Houston time on May 7, 2020, a fee (the “Consent Fee”) equal to 0.25% of the aggregate principal amount of such Consenting Lender’s Commitment as of the First Amendment Effective Date (after giving effect to this First Amendment).
4.5 Other Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date that have been invoiced at least one (1) Business Day prior to the First Amendment Effective Date, including the reasonable fees and expenses of Simpson Thacher & Bartlett L.L.P., counsel to the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment.

Section 5. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this First Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the First Amendment Effective Date (unless otherwise specified below):
5.1 Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of the First Amendment Effective Date and after giving effect to the transactions contemplated hereby, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of such specified earlier date.
5.2 Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this First Amendment are within such Credit Party’s company powers, have been duly authorized by all necessary company action, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (other than with respect to the recording and filing of any Security Instruments being delivered in connection with this First Amendment) and do not violate or constitute a default under any provision of applicable law or material agreement binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except Excepted Liens or Liens created by the Loan Documents.
5.3 Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as %3. the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and %3. the application of general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.4 No Default, Event of Default, Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists (immediately after giving effect to this First Amendment).
Section 6. Post-Closing Covenants.
6.1 Mortgages. On or before the date that is sixty (60 days) following the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered or cause to be delivered to the Administrative Agent duly executed and notarized deeds of trust or mortgages or supplements to existing deeds of trust or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the mortgages and/or deeds of trust create first priority, perfected Liens (subject only to Permitted Liens) on, among other things, Oil and Gas Properties to which at least 90% of the total value of the Proved Reserves of Hydrocarbons evaluated in the most recent Reserve Report are attributed.

6.2 Title Materials. On or before the date that is sixty (60) days following the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered or cause to be delivered to the Administrative Agent, together with title information previously delivered to the Administrative Agent, title information (in form and substance reasonably satisfactory to the Administrative Agent) setting forth the status of title to at least 90% of the total value of the Proved Reserves of Hydrocarbons evaluated in the most recent Reserve Report.
Section 7. Miscellaneous.
7.1 Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and each Credit Party acknowledges that it has no defense to its obligation to pay the Obligations when due. Each Credit Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the indebtedness or such Credit Party’s obligation to pay the Obligations when due, each of which is hereby ratified and affirmed.
7.2 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
7.3 Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Delivery of this First Amendment by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart hereof.
7.4 Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.
7.5 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.
7.6 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.7 Loan Document. This First Amendment shall constitute a Loan Document (as defined in the Credit Agreement).
[Signature Pages Follow.]

The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

BORROWER:	Callon Petroleum Company

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

GUARANTORS:	Callon Petroleum Operating Company

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon (Permian) LLC

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon (Permian) Minerals LLC

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon (Eagle Ford) LLC

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon (Niobrara) LLC

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon (Utica) LLC

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer

Callon Marcellus Holding Inc.

	By:	/s/ Joseph C. Gatto, Jr.
	Name:	Joseph C. Gatto, Jr.
	Title:	President and Chief Executive Officer
[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

ADMINISTRATIVE AGENT,
SWINGLINE LENDER,
A LENDER AND ISSUING BANK:	JPMorgan Chase Bank, N.A.,
as Administrative Agent, Swingline Lender, a
Lender and Issuing Bank

	By:	/s/ Anson Williams
	Name:	Anson Williams
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	Bank of America, N.A.

	By:	/s/ Kimberly Miller
	Name:	Kimberly Miller
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	CAPITAL ONE BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Senior Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	CITIBANK, N.A.

	By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	The Bank of Nova Scotia, Houston Branch

	By:	/s/ Marc Graham
	Name:	Marc Graham
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	Wells Fargo Bank, N.A.

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	REGIONS BANK

	By:	/s/ Cody Chance
	Name:	Cody Chance
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	BARCLAYS BANK PLC

	By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	BBVA USA,

	By:	/s/ Gabriela Azcarate
	Name:	Gabriela Azcarate
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	BANK OF MONTREAL

	By:	/s/ Hill Taylor
	Name:	Hill Taylor
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	Canadian Imperial Bank of Commerce, New York Branch

	By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Authorized Signatory

	By:	/s/ Jacob W. Lewis
	Name:	Jacob W. Lewis
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Judy Smith
	Name:	Judy Smith
	Title:	Authorized Signatory

	By:	/s/ Jessica Gavarkovs
	Name:	Jessica Gavarkovs
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	GOLDMAN SACHS BANK USA

	By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Emilee Scott
	Name:	Emilee Scott
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	Truist Bank

	By:	/s/ Arize Agumadu
	Name:	Arize Agumadu
	Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION

	By:	/s/ Dan Condley
	Name:	Dan Condley
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	IBERIABANK

	By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Market President-Energy Lending

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	ING Capital LLC

	By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Managing Director

	By:	/s/ Lauren Gutterman
	Name:	Lauren Gutterman
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	KeyBank, National Association

	By:	/s/ George E. McKean
	Name:	George E. McKean
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ John Engel
	Name:	John Engel
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

CONSENTING LENDERS:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

	By:	/s/ Page C. Dillehunt
	Name:	Page C. Dillehunt
	Title:	Managing Director

	By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT - CALLON PETROLEUM COMPANY]

Annex I

CREDIT AGREEMENT    dated as of December 20, 2019
as Amended as of May 7, 2020    among    CALLON PETROLEUM COMPANY,  as Borrower,    JPMORGAN CHASE BANK, N.A.,  as Administrative Agent,    and    The Lenders Party Hereto    ________________________________________    JPMORGAN CHASE BANK, N.A. and BOFA SECURITIES, INC.,  as Joint Lead Arrangers and Joint Bookrunners    BANK OF AMERICA, N.A.,  as Syndication Agent,    and    CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A.,  REGIONS BANK, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,    and    WELLS FARGO BANK, N.A.,  as Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I  DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01 Terms Defined Above 1
Section 1.02 Certain Defined Terms 1
Section 1.03 Types of Loans and Borrowings 35
Section 1.04 Terms Generally; Rules of Construction 35
Section 1.05 Accounting Terms and Determinations; GAAP 35
Section 1.06 Limited Condition Transactions 36
Section 1.07 Divisions 36
ARTICLE II  THE REVOLVING CREDIT FACILITY
Section 2.01 Commitments 36
Section 2.02 Revolving Credit Loans and Borrowings 39
Section 2.03 Requests for Revolving Credit Borrowings 40
Section 2.04 Funding of Revolving Credit Borrowings 42
Section 2.05 Termination and Reduction of Aggregate Maximum Credit Amounts 43
Section 2.06 Borrowing Base 44
Section 2.07 Letters of Credit 46
Section 2.08 Swing Line 53
ARTICLE III  PAYMENTS OF PRINCIPAL AND INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS; PREPAYMENTS OF REVOLVING CREDIT LOANS; FEES
Section 3.01 Repayment of Revolving Credit Loans and Swing Line Loans 57
Section 3.02 Interest on Revolving Credit Loans and Swing Line Loans 57
Section 3.03 Prepayments of Revolving Credit Loans and Swing Line Loans 58
Section 3.04 Fees 61
ARTICLE IV  PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs 62
Section 4.02 Deductions by the Administrative Agent; Defaulting Lender 63
Section 4.03 Disposition of Proceeds 64
ARTICLE V  INCREASED COSTS; REIMBURSEMENT OF PREPAYMENT COSTS;  TAXES; LIBO RATE AVAILABILITY
Section 5.01 Increased Costs 65
Section 5.02 Reimbursement of Prepayment Costs 66
Section 5.03 Taxes 67
Section 5.04 Mitigation Obligations; Designation of Different Lending Office 70
Section 5.05 Replacement of Lenders 70
Section 5.06 Circumstances Affecting LIBO Rate Availability 71
Section 5.07 Laws Affecting LIBO Rate Availability 72
Section 5.08 Eurodollar Lending Office 72
i

Section 5.09 Right of Lenders to Fund through Branches and Affiliates 72
ARTICLE VI  CONDITIONS PRECEDENT
Section 6.01 Effectiveness 72
Section 6.02 Each Credit Event 75
Section 6.03 Additional Conditions to Credit Events 76
ARTICLE VII  REPRESENTATIONS AND WARRANTIES
Section 7.01 Organization; Powers 76
Section 7.02 Authority; Enforceability 76
Section 7.03 Approvals; No Conflicts 77
Section 7.04 Financial Condition; No Material Adverse Change 77
Section 7.05 Litigation 78
Section 7.06 Environmental Matters 78
Section 7.07 Compliance with the Laws and Agreements; No Defaults 79
Section 7.08 Investment Company Act 79
Section 7.09 Taxes 79
Section 7.10 ERISA 79
Section 7.11 Disclosure; No Material Misstatements; Beneficial Ownership 80
Section 7.12 Insurance 80
Section 7.13 Restriction on Liens 80
Section 7.14 Subsidiaries 81
Section 7.15 [Reserved] 81
Section 7.16 Properties; Titles, Etc 81
Section 7.17 Maintenance of Properties 82
Section 7.18 Gas Imbalances, Prepayments 82
Section 7.19 Marketing of Production 82
Section 7.20 Swap Agreements 82
Section 7.21 Use of Loans and Letters of Credit 82
Section 7.22 Solvency 82
Section 7.23 Anti-Corruption Laws and Sanctions 83
Section 7.24 EEA Financial Institutions 83
Section 7.25 Security Instruments 83
ARTICLE VIII  AFFIRMATIVE COVENANTS
Section 8.01 Financial Statements; Other Information 83
Section 8.02 Notices of Material Events 85
Section 8.03 Existence; Conduct of Business 86
Section 8.04 Payment of Obligations 86
Section 8.05 [Reserved] 86
Section 8.06 Operation and Maintenance of Properties 86
Section 8.07 Insurance 87
Section 8.08 Books and Records; Inspection Rights 87
Section 8.09 Compliance with Laws 87
Section 8.10 Environmental Matters 87
Section 8.11 Further Assurances 88

Section 8.12 Reserve Reports 89
Section 8.13 Title Information 89
Section 8.14 Agreement to Pledge; Additional Guarantors 90
Section 8.15 ERISA Compliance 91
Section 8.16 Marketing Activities 91
Section 8.17 Unrestricted Subsidiaries 91
Section 8.18 Account Control Agreements 92
Section 8.19 [Reserved] 92
Section 8.20 Minimum Hedged Volume 92
Section 8.21 Consolidated Cash Balance 93
ARTICLE IX  NEGATIVE COVENANTS
Section 9.01 Financial Covenants 93
Section 9.02 Debt 94
Section 9.03 Liens 95
Section 9.04 Restricted Payments 96
Section 9.05 Investments, Loans and Advances 97
Section 9.06 Nature of Business; Organizational Changes 98
Section 9.07 Proceeds of Loans 98
Section 9.08 ERISA Compliance 99
Section 9.09 Sale or Discount of Receivables 99
Section 9.10 Mergers, Etc 99
Section 9.11 Sale of Properties 100
Section 9.12 Transactions with Affiliates 101
Section 9.13 [Reserved] 102
Section 9.14 Negative Pledge Agreements; Dividend Restrictions 102
Section 9.15 Gas Imbalances 102
Section 9.16 Swap Agreements 102
Section 9.17 Designation and Conversion of Subsidiaries and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries 103
Section 9.18 Junior Debt 103
Section 9.19 Use of Proceeds and Letters of Credit 104
Section 9.20 Changes in Fiscal Periods; Accounting Change 104
ARTICLE X  EVENTS OF DEFAULT; REMEDIES
Section 10.01 Events of Default 104
Section 10.02 Remedies 106
ARTICLE XI  THE AGENTS
Section 11.01 Appointment of Administrative Agent 107
Section 11.02 [Reserved] 107
Section 11.03 Scope of Administrative Agent’s Duties 107
Section 11.04 Successor Administrative Agent 108
Section 11.05 Credit Decisions 109
Section 11.06 Authority of Administrative Agent to Enforce This Agreement 109
Section 11.07 Indemnification of Administrative Agent 109

Section 11.08 Knowledge of Default 110
Section 11.09 Administrative Agent’s Authorization; Action by Lenders 110
Section 11.10 Enforcement Actions by Administrative Agent 110
Section 11.11 Collateral Matters 111
Section 11.12 Agents in their Individual Capacities 111
Section 11.13 Administrative Agent’s Fees 111
Section 11.14 Syndication Agent, Documentation Agent or other Titles 112
Section 11.15 No Reliance on Administrative Agent’s Customer Identification Program 112
Section 11.16 Certain ERISA Matters 112
ARTICLE XII  MISCELLANEOUS
Section 12.01 Notices 114
Section 12.02 Waivers; Amendments 114
Section 12.03 Expenses, Indemnity; Damage Waiver 116
Section 12.04 Successors and Assigns 118
Section 12.05 Survival; Revival; Reinstatement 121
Section 12.06 Counterparts; Integration; Effectiveness; Electronic Execution 122
Section 12.07 Severability 123
Section 12.08 Right of Setoff 123
Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY 124
Section 12.10 Headings 125
Section 12.11 Confidentiality 125
Section 12.12 Interest Rate Limitation 126
Section 12.13 EXCULPATION PROVISIONS 127
Section 12.14 Collateral Matters; Swap Agreements; Cash Management 128
Section 12.15 No Third Party Beneficiaries 128
Section 12.16 USA Patriot Act Notice 128
Section 12.17 Keepwell 129
Section 12.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 129
Section 12.19 Flood Insurance 129
Section 12.20 Acknowledgement Regarding Any Supported QFCs 130

Schedules and Exhibits

Schedule 1.1	Applicable Margin
Schedule 1.2	Allocations
Schedule 7.04(c)	Material Debt and Liabilities
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.19	Marketing Agreements
Schedule 7.20	Swap Agreements
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Investments
Schedule 12.01	Notices

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Revolving Credit Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Request for Swing Line Loan
Exhibit G	Form of Swing Line Note
Exhibit H	Form of Swing Line Participation Certificate
Exhibit I	Form of Notice of Issuance of Letter of Credit
Exhibit J-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit K	Form of Additional Lender Certificate
Exhibit L	Form of Elected Commitment Increase Certificate
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Intercreditor Agreement

v

CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of December 20, 2019, is among CALLON PETROLEUM COMPANY, a Delaware corporation (the “Borrower”), each of the Lenders from time to time party hereto, and JPMORGAN CHASE BANK, N.A. as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
A. Pursuant to that certain Agreement and Plan of Merger, dated as of July 14, 2019 (including all schedules and exhibits thereto as amended from time to time, the “Merger Agreement”), among the Borrower and Carrizo Oil & Gas, Inc. (“Carrizo”), and upon terms and conditions set forth in the Merger Agreement, Carrizo will merge with and into the Borrower, with the Borrower surviving (the “Acquisition”).
B. The Borrower has requested that the Lenders and each Issuing Bank provide certain loans to and extensions of credit on behalf of the Borrower on and after the Effective Date as provided herein.
C. The Lenders and the Issuing Banks have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
D The proceeds of such loans and extensions of credit will be used by the Borrower for the payment of fees and expenses incurred in connection with the Transactions on the Effective Date and, after the Effective Date for general corporate or partnership purposes, including, without limitation, capital expenditures, investments and acquisitions, in each case, subject to the terms and conditions of this Agreement.
E. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I  DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2023 Senior Notes” means those certain senior unsecured notes due 2023 issued pursuant to that certain Senior Indenture dated as of May 28, 2008, among Carrizo Oil & Gas, Inc. (the “Company”), the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (such senior indenture, as amended and supplemented by the Sixteenth Supplemental Indenture thereto dated as of April 28, 2015, among the Company, the subsidiary guarantors named therein, and the trustee; the Eighteenth Supplemental Indenture thereto dated as of May 20, 2015, among the Company, the subsidiary guarantors named therein, and the trustee; the Twentieth Supplemental Indenture thereto dated as of July 14, 2017, among the Company, the subsidiary guarantors named therein, and the trustee; and as further supplemented from time to time).

“2024 Senior Notes” means those certain senior unsecured notes due 2024 issued pursuant to that certain Indenture dated as of October 3, 2016, among Borrower, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (such indenture, as amended, supplemented or otherwise modified from time to time).
“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Debt Conditions” has the meaning assigned to such term in Section 9.02(h).
“Additional Lender” has the meaning assigned to such term in Section 2.01(b)(i).
“Additional Lender Certificate” has the meaning assigned to such term in Section 2.01(b)(ii)(E).
“Adjusted EBITDAX” means for each fiscal quarter ending on or after December 31, 2019, the consolidated EBITDAX of the Borrower and the other Credit Parties for the twelve month period most recently then ended, provided that (i) EBITDAX for the three month period ended March 31, 2019, shall be deemed to be $254,807,281, (ii) EBITDAX for the three month period ended June 30, 2019, shall be deemed to be $306,462,121, (iii) EBITDAX for the three month period ended September 30, 2019, shall be deemed to be $303,854,286 and (iv) EBITDAX for the three month period ended December 31, 2019, shall be deemed to be $300,115,299.
“Adjusted LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agency Fee Letter” means the agency fee letter dated as of July 14, 2019, among the Borrower, and JPMorgan Chase Bank, N.A., as amended, restated, supplemented or otherwise modified from time to time.
“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.01(b). As of the First Amendment Effective Date, the Aggregate Elected Commitment Amount is $1,700,000,000.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.05. As of the Effective Date, the Aggregate Maximum Credit Amounts of the Revolving Credit Lenders is $5,000,000,000.
“Agreement” means this Credit Agreement, as the same may from time to time be amended, amended and restated, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively; provided further, that if the Alternate Base Rate shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 5.06, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Hedge Percentage” means (a) for each month of the twelve (12) month period from the date such Swap Agreement is executed, ninety-five percent (95%), and (b) for each month of the forty-eight (48) month period immediately following the first anniversary of the date such Swap Agreement is executed, eighty-five percent (85%).
“Applicable Margin” means, for any period, with respect to any ABR Revolving Credit Loan, ABR Swing Line Loan, Eurodollar Revolving Credit Loan or Letters of Credit, as the case may be, the rate per annum set forth in the Commitment Utilization Grid set forth on Schedule 1.1 and based upon the Commitment Utilization Percentage then in effect.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Revolving Credit Lender’s Maximum Credit Amount as such percentage (which may be carried out to the seventh decimal place) is set forth on Schedule 1.2, provided that if the Commitments have terminated or expired, each Revolving Credit Lender’s Applicable Revolving Credit Percentages shall be determined based upon the Commitments most recently in effect.
“Approved Counterparty” means (a) any Secured Swap Party and (b) any other Person if such Person has (or the credit support provider of such Person has) a long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement of BBB-/Baa3 by S&P or Moody’s (or their equivalent) or higher.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” means (a) W. D. Van Gonten & Co. Petroleum Engineering, (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company Petroleum Consultants, L.P., (d) DeGolyer and MacNaughton, (e) Cawley, Gillespie & Associates, Inc. and (f) at the option of the Borrower, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arrangers” means JPMorgan Chase Bank, N.A. and BofA Securities, Inc., in their capacities as the joint lead arrangers and joint bookrunners hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.
“Assumed Debt” has the meaning assigned to such term in Section 9.02(j).
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans (as defined herein), as to which a single Interest Period is in effect.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.06, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions. As of the First Amendment Effective Date the Borrowing Base is $1,700,000,000.
“Borrowing Base Adjustment Provisions” means Section 2.06(e), Section 8.13(c) and Section 9.11 in each case which may adjust (as opposed to redetermine) the amount of the Borrowing Base.

“Borrowing Base Deficiency Notice” has the meaning assigned to such term in Section 3.03(c)(ii).
“Borrowing Base Properties” means the Oil and Gas Properties constituting Proved Reserves of the Credit Parties included in the Reserve Report most recently delivered pursuant to Section 8.12 to which credit is given in determining the Borrowing Base.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect as of December 31, 2018, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Capital Markets Account” means any deposit account maintained with the Administrative Agent or any Lender (or any Affiliate of any Lender) which (a) only holds proceeds from any Permitted Unsecured Notes, any issuance or incurrence of other Debt by the Borrower or any other Credit Party (including, without limitation, convertible Debt, but excluding any Debt issued or incurred under this Agreement or any other Loan Document), and any issuance of Equity Interests by the Borrower or any other Credit Party, in each case which is not prohibited under the terms of this Agreement, and (b) all of such proceeds will be used for a specific pending acquisition of Oil and Gas Properties or otherwise in accordance with Section 8.18(c).
“Carrizo Credit Agreement” means that certain Credit Agreement, dated as of January 27, 2011, among Carrizo, as borrower, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties from time to time party thereto, as amended from time to time prior to the Effective Date.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest), for the benefit of the Issuing Bank and the Revolving Credit Lenders, cash in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.
“CERCLA” has the meaning assigned to such term in the definition of Environmental Laws.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Control” means:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Borrower representing more than 40% of the ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or
(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Change in Law” has the meaning ascribed to such term in Section 5.01(b).
“CIP Regulations” has the meaning ascribed to such term in Section 11.15(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” means all Property which is subject to a Lien under one or more Security Instruments. For the avoidance of doubt, Collateral does not include any Excluded Asset.
“Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to Section 2.01(b) and Section 2.05 and modified from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 12.04(b). The amount representing each Revolving Credit Lender’s Commitment shall at any time be the least of such Revolving Credit Lender’s (a) Maximum Credit Amount, (b) Applicable Revolving Credit Percentage of the then effective Borrowing Base and (c) Elected Commitment.
“Commitment Fee” has the meaning ascribed to such term in Section 3.04(a).
“Commitment Fee Rate” means a rate per annum set forth in the Commitment Utilization Grid on Schedule 1.1.
“Commitment Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Revolving Credit Lenders on such day, and the denominator of which is the least of the Borrowing Base, the Aggregate Elected Commitment Amount, and the Aggregate Maximum Credit Amounts, in each case, in effect on such day.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Disclosure Schedule” has the meaning assigned to such term in the Merger Agreement.
“Company Material Adverse Effect” has the meaning assigned to such term in the Merger Agreement.
“Company SEC Documents” has the meaning assigned to such term in the Merger Agreement.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of, or that would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and its Restricted Subsidiaries (all of the foregoing, collectively for purposes of this definition, “Cash”) less (b) (i) any Cash permitted to be paid by the Borrower or its Restricted Subsidiaries in accordance with this Agreement and the other Loan Documents for amounts then (or within five (5) Business Days will become) due and owing for which the Borrower or a Restricted Subsidiary either (x) has issued checks or has initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Borrower or such Restricted Subsidiary) or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) Business Days thereafter, (ii) any Cash used to Cash Collateralize Letter of Credit Obligations, (iii) any Cash constituting purchase price deposits pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, and (iv) Cash to be used within five (5) Business Days to pay the purchase price for an acquisition by the Borrower or a Restricted Subsidiary pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment of such purchase price.
“Consolidated Cash Balance Sweep Period” means (a) in the case of the initial Consolidated Cash Balance Sweep Period, the period starting on May 11, 2020 and ending on May 15, 2020 and (b) in the case of any other Consolidated Cash Balance Sweep Period, the one week period ending on the first Business Day of each week; provided that at any time during the existence and continuation of an Event of Default, “Consolidated Cash Balance Sweep Period” shall mean any Business Day.
“Consolidated Cash Balance Threshold” means, as of any time, the lesser of (a) $125,000,000 and (b) seven and a half percent (7.5%) of the Borrowing Base in effect as of such time.
“Consolidated Cash Measurement Date” means the last day of any Consolidated Cash Balance Sweep Period.
“Consolidated Net Income” means with respect to the Borrower and the other Credit Parties, for any period, the aggregate of the net income (or loss) of the Borrower and the other Credit Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any other Credit Party has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the other Credit Parties in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to any other Credit

Party, as the case may be; (b) the net income (but not loss) during such period of any Credit Party to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Credit Party is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Credit Party or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses during such period; (d) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as a result of changes in the fair market value of derivatives; (e) any gains or losses attributable to writeups or writedowns of assets, including but not limited to impairments to oil and gas properties; (f) any net after-tax effect of gains or losses on (i) disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, (ii) asset dispositions or (iii) the sale or other disposition of any equity interests of any person, as applicable, in each case, other than in the ordinary course of business, as determined in good faith by the Borrower; provided that any exclusion for the discontinuance of discontinued operations held for sale shall be at the option of the Borrower pending the consummation of such sale; (g) any net after-tax effect of income (loss) from the early extinguishment or conversion of indebtedness; (h) any non-cash equity or phantom equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation rights, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of, equity interests by management of such person or of a restricted subsidiary or any of its direct or indirect parent companies; (i) accruals and reserves that are established or adjusted within twelve months after the Effective Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP; (j) any expenses, charges or losses to the extent covered by insurance (including business interruption insurance) or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); (k) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with the novation of any swap agreements entered into in connection with the closing; (l) contingent consideration obligations (including to the extent accounted for as bonuses or otherwise); and (m) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP. For the purposes of calculating Consolidated Net Income for any period of four (4) consecutive fiscal quarters in connection with any determination of the Leverage Ratio and the Secured Leverage Ratio (the “Reference Period”), and without duplication of any additions to or subtractions from EBITDAX for the same items set forth in the definition thereof, (i) if at any time during such Reference Period the Borrower or any other Credit Party shall have made any Material Disposition, the Consolidated Net Income for such Reference Period shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any other Credit Party shall have made a Material Acquisition, the Consolidated Net Income for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Credit Party, the Administrative Agent and the relevant financial institution party thereto, which establishes the Administrative Agent’s control (within the meaning of Section 9-104 of the UCC) with respect to the applicable Deposit Account or Securities Account covered thereby.
“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 12.20.
“Credit Parties” means the Borrower and the Guarantors, and “Credit Party” means any one of them, as the context indicates or otherwise requires.
“Current Assets” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the other Credit Parties at such date, plus the unused Commitments then available to be borrowed, but excluding all non-cash assets under ASC 815.
“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the other Credit Parties on such date, but excluding (a) all non-cash obligations under ASC 815, (b) the current portion of income taxes, (c) the current portion of any Loans, Letters of Credit, hedging obligations and other Debt for borrowed money, (d) current liabilities consisting of deferred revenue, (e) any non-cash liabilities recorded in connection with stock-based or similar incentive-based compensation awards or arrangements, (f) liabilities to the extent resulting from non-cash losses or charges required under ASC 410 and (g) current portion of lease liabilities recognized under ASC 842.
“Customary Intercreditor Agreement” means a customary intercreditor agreement substantially in the form attached as Exhibit N hereto or otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Debt shall rank junior to the Liens on the Collateral securing the Obligations.
“Debt” means, for any Person, the sum of the following (without duplication):
(a) all obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments;

(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bank guarantees and similar instruments;
(c) all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property;
(d) all obligations under Capital Leases or Synthetic Leases;
(e) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person to the extent of the value of the Property of such Person which is subject to a Lien securing such Debt, whether or not such Debt is assumed by such Person;
(f) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made, including by means of obligations to pay for goods or services even if such goods or services are not actually taken, received or utilized or by means of) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;
(g) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;
(h) all Disqualified Capital Stock;
(i) all obligations of such Person under take/ship or pay contracts if any goods or services are not actually received or utilized by such Person; and
(j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.
The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided, however, that “Debt” does not include (i) obligations with respect to surety, performance or appeal bonds and similar instruments not incurred in respect of debt for borrowed money or (ii) accounts payable that are not greater than one year past the date of invoice or delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Applicable Revolving Credit Percentage of any Revolving Credit Loans within two (2) Business Days of the date such Revolving Credit Loans were required to be funded hereunder, unless the subject of a good faith dispute, or (ii) pay to the Administrative Agent, the Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender in writing that it does not intend or expect to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement is based on a good faith dispute specifically identified in such writing or public statement), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Issuing Bank, any Swing Line Lender or any other Lender, acting in good faith, to confirm in writing that it will comply with its prospective funding obligations hereunder (and is financially able to meet such obligations); provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the requesting party and the Administrative Agent of such written confirmation in form and substance satisfactory to such requesting party and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or a direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to result in an event described in clause (d) hereof so long as such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Lender (or such administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official or Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, the Issuing Bank, each Swing Line Lender and each Lender.
“Defaulting Lender’s Unfunded Portion” means such Defaulting Lender’s Applicable Revolving Credit Percentage of the Aggregate Maximum Credit Amount minus the sum of (a) the aggregate principal amount of all Revolving Credit Loans funded by the Defaulting Lender, plus (b) such Defaulting Lender’s Applicable Revolving Credit Percentage of the aggregate outstanding principal amount of all Swing Line Loans and Letter of Credit Obligations.
“Deposit Account” has the meaning assigned to such term in the UCC.
“Disqualified Capital Stock” means (a) any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable (other than customary redemption provisions in connection with a change of control or asset sale to the extent the terms of such Equity Interest provide that such

Equity Interest shall not be required to be repurchased or redeemed until the Revolving Credit Maturity Date has occurred, the repayment in full of the Obligations has occurred or such repurchase or redemption is otherwise permitted by or subject to compliance with this Agreement (including as a result of a waiver hereunder)) for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the Revolving Credit Maturity Date and (b) any preferred Equity Interest that does not constitute Refinancing Preferred Stock; provided that, if such Equity Interests are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.
“Disqualified Institution” means (a) an Industry Competitor as identified to the Administrative Agent in writing on or prior to the Effective Date (which writing has been shared with the Lenders), and (b) affiliates of such Persons set forth in clause (a) that are reasonably identifiable solely on the basis of the similarity of such Affiliate’s name; provided that (A) the Borrower shall be permitted to remove a Person as a Disqualified Institution by providing written notice to the Administrative Agent and (B) no Person shall retroactively become a Disqualified Institution if such Person that has previously (x) become a Lender or a Participant or committed to (or been approached to) become a Lender or a Participant or (y) entered into a trade to become a Lender or a Participant.
“Documentation Agents” means, collectively, Capital One, National Association, Citibank, N.A., Regions Bank, The Bank of Nova Scotia, Houston Branch and Wells Fargo Bank, N.A., as Documentation Agents, and “Documentation Agent” means any of them.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“E&P Credit Party” shall have the meaning set forth in Section 9.11.
“EBITDAX” means, for any period, Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: the sum of (a) interest, income taxes, depreciation, depletion, amortization, exploration and abandonment expenses and accretion expenses related to FAS 143 (superseded primarily by ASC 410) and expenses recognized under FAS 123(r) and FAS 133 (superseded primarily by ASC 718 and ASC 815, respectively), (b) extraordinary, unusual and non-recurring items provided that, any items falling within the scope of clause (e) shall be subject to the add back provided in clause (e) below with respect thereto and shall not be permitted to be added back pursuant to this clause (b), (c) one-time transaction costs, expenses and charges incurred in connection with the Transactions and other costs, expenses and charges incurred with respect to any equity or Debt offerings or issuances, acquisitions, Investments, Transfers, refinancings or replacements in whole or in part of, or any amendments, waivers, consents, supplements or other modifications in respect of, the Revolving Credit Loan, any Specified Additional Debt, any unsecured notes or any other indebtedness for borrowed money (in the case of each of the foregoing, whether or not consummated and only to the extent reducing Consolidated Net Income), (d) any other non-cash gains or charges, including any write-offs or write-downs, in each case, increasing or reducing Consolidated Net Income for such period with gains reflected as a negative number (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDAX to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (e) restructuring expenses and the amount of “run rate” cost savings, operating expense reductions and savings from synergies related to acquisitions, Transfers, restructurings, cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and certified by the Borrower to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within eighteen (18) months after such restructuring, acquisition, Transfer, cost saving initiative or other similar initiative; provided that (i) the aggregate amount added-back pursuant to this clause (e) in such period shall not exceed 15% of EBITDAX for such period and (ii) no amount shall be added pursuant to this clause (e) to the extent duplicative of any expenses or charges otherwise added to EBITDAX, whether through a pro forma adjustment or otherwise, for such period and (f) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with (A) cash proceeds contributed to the capital of such Person or (B) the Net Cash Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Capital Stock) and, in each case not used for any other purposes. For the purposes of calculating EBITDAX for any Reference Period pursuant to any determination of the Leverage Ratio or the Secured Leverage Ratio, and without duplication of any additions to or subtractions from Consolidated Net Income for the same items set forth in the definition thereof, (i) if at any time during such Reference Period any Credit Party shall have made any Material Disposition, the EBITDAX for such Reference Period shall be reduced by an amount equal to the EBITDAX (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDAX (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period any Credit Party shall have made a Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 1.2 under the caption “Elected Commitment,” as the same may be increased, reduced or terminated from time to time in connection with an increase, reduction or termination of the Aggregate Elected Commitment Amount pursuant to Section 2.01(b) or Section 2.05.
“Elected Commitment Increase Certificate” has the meaning assigned to such term in Section 2.01(b)(ii)(D).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Engineering Reports” has the meaning assigned to such term in Section 2.06(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to public health (to the extent relating to exposure to Hazardous Materials), pollution or protection of the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries is conducting, or at any time has conducted, business, or where any Property of the Borrower or any of its Subsidiaries is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended (to the extent relating to exposure to Hazardous Materials), the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended.
“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code, or solely with respect to Section 412 of the Code, Section 414 (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which (provided foreclosure, sale, or other similar proceedings shall have not been initiated) are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens of law arising in the ordinary course of business each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are entered into in the ordinary course of business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any Property covered by such Lien for the purposes for which such Property is held by any Credit Party or materially impair the value of any Property subject thereto; provided, further that all of such Liens are taken into account in computing the net revenue interests and working interests of the Borrower or any other Credit Party warranted herein or in the Security Instruments; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements and other title defects in any Property of any Credit Party, that in each case are customarily accepted in the oil and gas financing industry, do not secure Debt and that do not materially impair the use of such Property for the purposes of which such Property is held by any Credit Party, interfere with the ordinary conduct of the business of the Borrower and any other Credit Party, or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (h) licenses of intellectual property, none of which, in the aggregate, interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries; (i) Liens, titles and interests of lessors (including sublessors) of property leased by such lessors to Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and any Credit Party’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which any Credit Party’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Debt of any Credit Party and do not encumber Property of any Credit Party other than the Property that is the subject of such leases and items located thereon; and (j) Liens on the Equity Interests of Unrestricted Subsidiaries. Provisions in the Loan Documents allowing Excepted Liens or other Permitted Liens on any item of Property shall be construed to allow such Excepted Liens and other Permitted Liens also to cover any improvements, fixtures or accessions to such Property and the proceeds of such Property, improvements, fixtures or accessions. No intention to subordinate any Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Liens.
“Exchange Notes” means the Borrower’s second lien notes issued in 2020 in exchange for any Permitted Unsecured Notes, in an original stated principal amount up to $400,000,000.
“Excluded Account” means (a) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Credit Parties, (b) fiduciary, trust or escrow accounts, (c) “zero balance” accounts, (d) any account that is pledged to a third party to the extent such Lien is permitted by the Loan Documents, (e) accounts all or substantially all of the deposits in which consist of monies of third parties, including working interest owners, royalty owners and the like, (f) subject to Section 8.18(b), any Capital Markets Account, and (g) other accounts so long as the average daily maximum balance in any such other account over a 30-day period does not at any time exceed $25,000,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause (g) on any day shall not exceed $50,000,000 in the aggregate.
“Excluded Assets” has the meaning in the Security Agreement.
“Excluded Subsidiary” means (a) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Law (whether on the Effective Date or thereafter) or contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) or other third party (other than the Borrower) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any direct or indirect Foreign Subsidiary of the Borrower, (e) any direct or indirect Domestic Subsidiary (x) that is a direct or indirect Subsidiary of a CFC or (y) substantially all of whose assets consist of capital stock and/or indebtedness of one or more CFCs (any Subsidiary described in this clause (e)(y), an “FSHCO”), (f) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Administrative Agent and the Borrower, (g) any not-for-profit Subsidiaries, (h) any Unrestricted Subsidiaries, (i) any special purpose securitization vehicle (or similar entity) or (j) any Subsidiary with respect to which, in the reasonable judgment of Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee would be excessive in relation to the benefits to be obtained by the lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 12.17 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes (including Texas margin tax), and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office is located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.05), any United States federal withholding tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (c) taxes attributable to such recipient’s failure to comply with Section 5.03(e) and (d) any withholding Taxes imposed under FATCA.
“Existing Carrizo Preferred Stock” mean the Series A Preferred Stock, par value $0.01, issued pursuant to that certain Statement of Resolutions of 8.875% Redeemable Preferred Stock of Carrizo Oil & Gas, Inc. dated June 28, 2017, as amended from time to time.
“Existing Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of May 25, 2017, among the Borrower, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lender and other parties from time to time party thereto as amended from time to time prior to the Effective Date.
“Existing Secured Swap Agreements” means (a) those certain Hedge Contracts entered into with Swap Counterparties under the Existing Credit Agreement (as such terms are defined therein) and (b) those certain Swap Agreements entered into with Hedge Banks under the Carrizo Credit Agreement (as such term s are defined therein).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of any of the foregoing and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Fee Letter” means the fee letter dated as of July 14, 2019, among the Borrower, JPMorgan Chase Bank, N.A., and Bank of America, N.A. as amended, restated, supplemented or otherwise modified from time to time.
“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, vice president - finance, general counsel, treasurer, controller or other natural person principally responsible for the financial matters of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Borrower and its consolidated Subsidiaries referred to in Section 7.04(a).
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of May 7, 2020, among the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fronting Fee” has the meaning assigned such term in Section 2.07(d)(i)(B).
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means the Borrower and each Subsidiary of the Borrower that guarantees the Obligations pursuant to Section 8.14(b) and each other Person executing a Guarantee Agreement.
“Guarantee Agreement” means an agreement executed by the Guarantors in form and substance satisfactory to the Administrative Agent unconditionally guarantying on a joint and several basis, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law due to its dangerous or deleterious properties or characteristics, including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” means Hydrocarbon Interests of the Credit Parties.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Impacted Interest Period” has the meaning given to such term in the definition of “LIBO Rate.”
“Increased Costs” has the meaning ascribed to such term in Section 5.01(b).
“Increasing Lender” has the meaning assigned such term in Section 2.01(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Industry Competitor” means any Person (other than any Credit Party or any of their Affiliates or Subsidiaries) that is (or one or more of whose Affiliates are readily identifiable on the basis of its name) actively engaged as one of its principal businesses in the exploration, development or production of Oil and Gas Properties; provided, the term “Industry Competitor” is deemed to exclude any Lender, any

Approved Fund or any of their respective Affiliates, in each case that is actively engaged in the making of revolving loans.
“Interest Payment Date” means with respect to any ABR Revolving Credit Loan, the first day of each March, June, September and December and with respect to any Eurodollar Revolving Credit Loan, the last day of the Interest Period applicable to the Revolving Credit Borrowing of which such Revolving Credit Loan is a part; provided, however, that if any Interest Period applicable to the Revolving Credit Borrowing of which such Revolving Credit Loan is a part exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if then available to all Lenders, twelve months thereafter, in each case, as the Borrower may elect and (b) with respect to a Swing Line Loan carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower, the Administrative Agent and the Swing Line Lender); provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned to such term in Section 2.06(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.06(d).
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if the Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities, or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding one hundred twenty (120) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or the entering into of any guarantee of, or other surety obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person.
“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., in its capacity as issuer of one or more Letters of Credit hereunder, (b) any other Lender designated in writing, from time to time, to the Administrative Agent by the Borrower (and consented to by such Lender), as an issuer of one or more Letters of Credit hereunder, and (c) any successor that agrees to act in such capacity and is designated by Borrower and the Majority Revolving Credit Lenders.
“Issuing Office” means such office as the Issuing Bank shall designate as its Issuing Office.
“Joint Venture” means general or limited partnerships, limited liability companies, or other types of entities engaged principally in oil and gas exploration, development, production, processing and related activities, including gathering, processing and transportation.
“Junior Debt” means any Permitted Unsecured Notes, any Specified Additional Debt (including the Exchange Notes), any Assumed Debt and any Permitted Refinancing Debt in respect of any of the foregoing.
“Junior Liens” means Liens on the Collateral (other than Liens securing the Obligations) that are subordinated in all respects to the Liens granted under the Loan Documents pursuant to a Customary Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Debt secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).
“L/C Indemnified Amounts” has the meaning ascribed to such term in Section 2.07(i).
“L/C Indemnified Person” has the meaning ascribed to such term in Section 2.07(i).
“Lenders” means the Persons listed on Schedule 1.2, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.01(b), other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and shall include the Revolving Credit Lenders and the Swing Line Lenders.
“Letter(s) of Credit” means any standby letters of credit issued by the Issuing Bank at the request of the Borrower pursuant to Section 2.07.
“Letter of Credit Agreement” means, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrower in respect of each Letter of Credit, in each case satisfactory to the Issuing Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 2.07(g)(i) and (ii).
“Letter of Credit Fees” means the fees payable in connection with Letters of Credit pursuant to Section 2.07(d)(i)(A) and (B).

“Letter of Credit Maximum Amount” means Two Hundred Million Dollars ($200,000,000).
“Letter of Credit Obligations” means at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.
“Letter of Credit Payment” means any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.
“Leverage Ratio” has the meaning ascribed to such term in Section 9.01(b).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Credit Parties shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Limited Condition Acquisition” means a Permitted Acquisition or other Investment not prohibited hereunder by Borrower or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Liquid Investments” means any Investment of the type described in Sections 9.05(c) through (f).
“Liquidity” means the aggregate of the unused Commitments plus any unrestricted cash and Liquid Investments of the Credit Parties.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Fee Letter, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any Subsidiary of the Borrower or a Guarantor or any of their officers at any time in connection with this Agreement. For the avoidance of doubt, “Loan

Documents” does not include Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement.
“Loans” means, collectively, the Revolving Credit Loans and the Swing Line Loans.
“Majority Revolving Credit Lenders” means at any time (a) so long as the Aggregate Maximum Credit Amounts have not been terminated, the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate Commitments and (b) if the Aggregate Maximum Credit Amounts have been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for purposes of determining Majority Revolving Credit Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 12.04(b)(vi).
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by any Credit Party in excess of a dollar amount equal to ten percent (10%) of the lesser of the then effective Borrowing Base or the Aggregate Elected Commitment Amount, as applicable.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on the business, operations, Property, prospects or condition (financial or otherwise) of the Credit Parties taken as a whole, the ability of any Credit Party to perform any of its obligations under any Loan Document, the validity or enforceability of any Loan Document or the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Disposition” means any Transfer of Property or series of related Transfers of property that yields gross proceeds to any Credit Party in excess of a dollar amount equal to ten percent (10%) of the lesser of the then effective Borrowing Base or the Aggregate Elected Commitment Amount, as applicable.
“Material Indebtedness” means, as of any date of determination, Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower and its Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower (a) which is liable, as a borrower or surety, for any Junior Debt, or (b) either (i) whose Total Assets (when combined with the assets of such Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the Reference Period for which Section 8.01 Financial Statements have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose revenues (when combined with the revenues of such Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) during such Reference Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Effective Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (1) Total Assets (when combined with the assets of such Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of such Reference Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (2) revenues (when combined with the revenues of such Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) during such Reference Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”
“Maximum Credit Amount” means, as to each Revolving Credit Lender, the amount set forth opposite such Revolving Credit Lender’s name on Schedule 1.2 under the caption “Maximum Credit Amount,” as the same may be reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.05(b) or modified from time to time pursuant to any assignment permitted by Section 12.04(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any real or immovable Property owned by the Credit Parties which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means the aggregate cash payments received by any of the Credit Parties from any Transfer, the issuance of Equity Interests or the issuance of Debt, as the case may be, net of (a) the ordinary and customary direct costs incurred in connection with such Transfer or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, (b) property taxes, transfer taxes and any other taxes paid or payable by the Credit Parties in respect of any Transfer or issuance and (c) Debt (other than the Obligations) which is secured by a Lien upon any of the assets subject to such Transfer and which must be repaid as a result of such Transfer.
“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means, collectively, the Revolving Credit Notes and the Swing Line Note.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means any and all amounts owing or to be owing by the Credit Parties (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Agreement; (c) to any Cash Management Bank under any Secured Cash Management Agreement including interest and fees that accrue after the commencement by or against any Credit Party or Affiliate thereof under any Federal, state, foreign bankruptcy, insolvency, receivership, or similar law naming such Person as the debtor in such proceeding, regardless of whether such interests and fees are allowed claims in such proceeding; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that the “Obligations” shall exclude any Excluded Swap Obligations.
“Oil and Gas Properties” means (a) all Hydrocarbon Interests, (b) all Properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; (g) the Water Services Assets and (h) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings (subject to Section 12.19), structures (subject to Section 12.19), fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means Oil and Gas Properties of the Credit Parties.
“OPA” has the meaning assigned to such term in the definition of Environmental Laws.
“Other Connection Taxes” means, with respect to (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning set forth in Section 12.04(b)(vi).
“Participant Register” has the meaning assigned to such term in Section 12.04(b)(viii).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Acquisition” means any acquisition by a Borrower or a Restricted Subsidiary that meets the following requirements (in the case of clause (e) below, subject to Section 1.06 with respect to any Limited Condition Acquisition):
(a) the proposed acquisition has been approved by the Board of Directors of the Person whose assets or Equity Interests are being acquired and such acquisition and all transactions related thereto shall be consummated in accordance with applicable Governmental Requirements;
(b) with respect to any Person or newly formed or acquired Subsidiary that is a wholly-owned Subsidiary of the Borrower or a Restricted Subsidiary, the Borrower or such Restricted Subsidiary shall have taken, or shall cause to be taken, such actions necessary for such newly formed or acquired wholly-owned Subsidiary to become a Guarantor as set forth in (and within the time periods required by) Section 8.14; provided, that in the case of an acquisition of the Equity Interests of a Person pursuant to this clause (b) that does not become a Borrower or a Guarantor within the time periods required by Section 8.14, such acquisition shall only be permitted to be made to the extent there is available aggregate capacity for Investments in Subsidiaries that are not Guarantors pursuant to Section 9.05;
(c) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any assets so acquired by a Borrower or a Restricted Subsidiary to the extent required by (and within the time periods required by) Section 8.14 (it being agreed that, in the case of an acquisition of Equity Interests, the Borrower or applicable Guarantor shall only be required to pledge such Equity Interests that are owned by a Borrower or a Guarantor);
(d) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.06; and
(e) immediately before and immediately after giving pro forma effect to such acquisition, no Event of Default shall have occurred and be continuing (or, in the case of a Limited Condition Acquisition, no Event of Default shall have occurred and be continuing on the date the definitive agreement for such acquisition is entered into).
“Permitted Lien” means any Lien permitted under Section 9.03.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Debt (the “Refinanced Debt”): provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on the Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the sooner to occur of (i) the date that is 91 days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) so long as the Refinanced Debt is not the 2023 Senior Notes (or any part thereof) or the 2024 Senior Notes (or any part thereof), the stated maturity date of the Refinanced Debt; (c) such new Debt has an average weighted life to maturity at the time such new Debt is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Debt and ending on the date that is 91 days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) so long as the Refinanced Debt is not the 2023 Senior Notes (or any part thereof) or the 2024 Senior Notes (or any part thereof), the average life of the Refinanced Debt at the time such new Debt is incurred; (d) such new Debt is not incurred or guaranteed by a non-Guarantor Restricted Subsidiary if the Borrower or a Guarantor is the issuer or is otherwise an obligor on the Refinanced Debt; and (e) if the Refinanced Debt was subordinated in right of payment to the Obligations or the guarantees under the Guarantee Agreement, such new Debt is (and any guarantees thereof are) subordinated in right of payment to the Obligations (or, if applicable, the guarantees under the Guarantee Agreement) to at least the same extent as the Refinanced Debt.
“Permitted Unsecured Notes” means the unsecured notes existing on the Effective Date that are reflected on Schedule 9.02 (and any Permitted Refinancing Debt issued or incurred to refinance such Debt) and any guaranty of such unsecured notes permitted in Section 9.02(e).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (but other than a Multiemployer Plan), which is subject to Title IV of ERISA or Section 412 of the Code and which is sponsored, maintained or contributed to by a Credit Party or an ERISA Affiliate, or was at any time during the six calendar years preceding the date hereof sponsored, maintained or contributed to by a Credit Party or an ERISA Affiliate if a liability to a Credit Party remains.
“Preferred Redemption” has the meaning assigned to such term in the Merger Agreement.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.06(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(c)(ii).
“Proved Developed Producing Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”
“Proved Reserves” means oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves,” (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Indebtedness” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business.
“QFC” means a “qualified financial contract” has the meaning set forth in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 12.20.
“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Preferred Stock” means any Preferred Stock of the Borrower that is not Disqualified Capital Stock and any Refinancing Preferred Stock in respect of the foregoing.
“Qualified Professional Asset Manager” has the meaning set forth in Section 11.16(a)(iii).
“Quoted Rate” means the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Loan and accepted by the Borrower.
“Quoted Rate Loan” means any Swing Line Loan which bears interest at the Quoted Rate.
“RCRA” has the meaning assigned to such term in the definition of Environmental Laws.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Reference Period” has the meaning assigned to such term in the definition of Consolidated Net Income.
“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt.”

“Refinancing Preferred Stock” means preferred Equity Interests of the Borrower that (a) are unsecured and do not prohibit the repayment or prepayment of any Obligations, (b) do not have a maturity date or other mandatory redemption date that is on or earlier than the date one year after the Revolving Credit Maturity Date, (c) do not have any sinking fund payments, scheduled dividend payments, or mandatory redemption obligations (other than customary redemption provisions in connection with changes in control that also constitute an Event of Default hereunder or certain asset dispositions) that are due on or prior to the date one year after the Revolving Credit Maturity Date, (d) do not impose representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions similar to the foregoing that are materially more restrictive or burdensome as a whole than the terms and provisions of the Indenture for the 2024 Senior Notes as in effect on the Effective Date, (e) do not impose any representation, warranty, covenant, condition, mandatory prepayment, event of default, remedy or other provision similar to the foregoing that is more restrictive or burdensome than the comparable terms and provisions of this Agreement, (f) do not impose a cash dividend rate that exceeds a rate equal to 10% per annum, and (g) permit the Borrower to defer payment of cash dividends thereon in the Borrower’s discretion.
“Refunded Swing Line Loans” has the meaning ascribed to such term in Section 2.08(e)(i).
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Reimbursement Obligation(s)” means the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 2.07(f)(iii)).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Relevant Debt” has the meaning assigned to such term in Section 8.17(d).
“Remedial Work” has the meaning assigned to such term in Section 8.10(a).
“Removal Effective Date” has the meaning assigned to such term in Section 11.04.
“Request for Swing Line Loan” means a request for a Swing Line Loan issued by the Borrower under Section 2.08(c) of this Agreement in the form attached hereto as Exhibit F.
“Required Repayment Amount” has the meaning assigned to such term in Section 8.21.
“Required Revolving Credit Lenders” means at any time (a) so long as the Aggregate Maximum Credit Amounts have not been terminated, the Non-Defaulting Lenders holding more than sixty-six and two-thirds percent (66⅔%) of the aggregate Commitments and (b) if the Aggregate Maximum Credit Amounts have been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting

Lenders holding more than sixty-six and two-thirds percent (66⅔%) of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for purposes of determining Required Revolving Credit Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 12.04(b)(vi).
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, on the dates required in Section 8.12 (or such other date in the event of an Interim Redetermination) the estimated proved oil and gas reserves attributable to the Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Responsible Officer” means, as to any Person, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Credit Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Credit Party or any option, warrant or other right to acquire any such Equity Interests in any Credit Party.
“Restricted Subsidiary” means any Domestic Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revolving Credit Borrowing” means a Borrowing of a Revolving Credit Loan.
“Revolving Credit Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Applicable Revolving Credit Percentage of any outstanding Swing Line Loans and Letter of Credit Obligations.
“Revolving Credit Lenders” means the financial institutions from time to time parties hereto as lenders of Revolving Credit Loans.
“Revolving Credit Loan” means a Borrowing requested by the Borrower and made by the Revolving Credit Lenders under Section 2.01 of this Agreement, including without limitation any re-advance, refunding or conversion of such borrowing and any deemed disbursement of a Loan in respect of a Letter of Credit under Section 2.07(f)(iii), and may include, subject to the terms hereof, Eurodollar Loans and ABR Loans.
“Revolving Credit Maturity Date” means the earliest of (i) December 20, 2024, (ii) in the event the 2023 Senior Notes are still outstanding on the 91st day prior to the maturity of the 2023 Senior Notes, the date that falls 91 days prior to the maturity of the 2023 Senior Notes, (iii) in the event the 2024 Senior Notes are still outstanding on the 91st day prior to the maturity of the 2024 Senior Notes, the date that falls 91 days prior to the maturity of the 2024 Senior Notes and (iv) in the event any Exchange Notes mature prior to December 20, 2024 and such Exchange Notes are still outstanding on the 91st day prior to the maturity of such Exchange Notes, the date that falls 91 days prior to the maturity of such Exchange Notes.
“Revolving Credit Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“Riptide Entities” means Riptide Midstream, LLC and/or any other Subsidiary of the Borrower or any other Person in which the Borrower directly or indirectly owns Equity Interests that primarily holds Water Services Assets (and property incidental thereto), together, in each case, with their respective subsidiaries.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Scheduled Redetermination” has the meaning assigned to such term in Section 2.06(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.06(d).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.
“Secured Leverage Ratio” has the meaning ascribed to such term in Section 9.01(c).
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, Cash Management Banks and each Secured Swap Party.
“Secured Swap Agreement” means any Swap Agreement between any Credit Party and any Person that was, on the date such Swap Agreement was entered into, or became, at any time after such Swap Agreement was entered into, a Lender or an Affiliate of a Lender, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason and for purposes herein shall include

Existing Secured Swap Agreements (each such Person, a “Secured Swap Party”); provided that, for the avoidance of doubt, the term “Secured Swap Agreement” shall not include any Swap Agreement or transactions under any Swap Agreement entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.
“Secured Swap Party” has the meaning assigned to such term in the definition of “Secured Swap Agreement.”
“Securities Account” has the meaning assigned to such term in the UCC.
“Security Agreement” means that certain security agreement executed by the Credit Parties on the Effective Date, in form and substance satisfactory to the Administrative Agent.
“Security Instruments” means the mortgages, deeds of trust, pledge agreements, security agreements, including without limitation the Security Agreement, control agreements, and other agreements, instruments, supplements or certificates described or referred to in Exhibit D, and any and all other agreements, instruments, supplements, consents or certificates (including the Guarantee Agreement) now or hereafter executed and delivered by the Credit Parties or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) as security for the payment or performance of the Obligations, the Notes, this Agreement, or Reimbursement Obligations, as such agreements may be amended, modified, supplemented or restated from time to time.
“Specified Additional Debt” means the Exchange Notes and any unsecured senior, senior subordinated, subordinated loans or notes or unsecured funded debt issued or incurred by the Borrower or a Restricted Subsidiary pursuant to Section 9.02(h) (or any Permitted Refinancing Debt in respect thereof to the extent constituting Specified Additional Debt); provided that (i) such new Debt has a stated maturity no earlier than the date that is 91 days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt) (other than the Exchange Notes); (ii) such new Debt has an average weighted life to maturity at the time such new Debt is incurred that is no shorter than the period beginning on the date of incurrence of such new Debt and ending on the date that is 91 days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt), (iii) such new Debt is not incurred or guaranteed by a non-Guarantor Restricted Subsidiary if the Borrower or a Guarantor is the issuer or is otherwise an obligor on the Specified Additional Debt, and (iv) if secured, secured by Junior Liens subject to the representative of such Debt becoming party to a Customary Intercreditor Agreement.
“Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 12.17).
“Specified Merger Agreement Representations” means such of the representations and warranties made by Carrizo in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right to terminate its obligations under the Merger Agreement, or to decline to consummate the Acquisition as a result of a breach of such representations and warranties.
“Specified Representations” means those representations and warranties of the Borrower in Section 7.01 (as to the execution, delivery and performance under the Loan Documents), Section 7.02, Section 7.03 (limited to the execution, delivery and performance under the Loan Documents), Section 7.08, Section 7.21, Section 7.22, Section 7.23 and Section 7.25.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Successor Administrative Agent” has the meaning assigned to such term in Section 11.04.
“Supported QFC” has the meaning assigned to such term in Section 12.20.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Credit Party shall be a Swap Agreement.
“Swap Obligations” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and for any date prior to the date referenced above, the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as reasonably determined by the counterparties (other than any Credit Party) to such Swap Agreements.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Administrative Agent or any other cash management arrangement which the Borrower and the

Administrative Agent have executed for purposes of effecting the borrowing and repayment of Swing Line Loans.
“Swing Line” means the revolving credit loans to be advanced to the Borrower by the Swing Line Lender pursuant to Section 2.08, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.
“Swing Line Lender” means (a) JPMorgan Chase Bank, N.A. in its capacity as a lender of one or more Swing Line Loans under Section 2.08 of this Agreement, (b) any other Lender designated in writing, from time to time, to the Administrative Agent by the Borrower (and consented to by such Lender), as a lender of one or more Swing Line Loans under Section 2.08 of this Agreement, and (c) any successor that agrees to act in such capacity as subsequently designated hereunder.
“Swing Line Loan” means a borrowing requested by the Borrower and made by a Swing Line Lender pursuant to Section 2.08 and may include, subject to the terms hereof, Quoted Rate Loans and ABR Loans.
“Swing Line Maximum Amount” means Fifty Million and No/100 Dollars ($50,000,000).
“Swing Line Note” means the swing line note which may be issued by the Borrower to each Swing Line Lender pursuant to Section 2.08(b)(ii) in the form attached hereto as Exhibit G, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.
“Swing Line Participation Certificate” means the Swing Line Participation Certificate delivered by the Administrative Agent to each Revolving Credit Lender pursuant to Section 2.08(e)(ii) in the form attached hereto as Exhibit H.
“Syndication Agent” means Bank of America, N.A.,
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier of the Revolving Credit Maturity Date and the date of termination of the Commitments.
“Termination Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA and the regulations issued thereunder with respect to a Plan (other than a reportable event not subject to the provision for 30 day notice to the PBGC under such regulations), (b) the failure with respect to any Plan to make the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA

of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (e) the termination of a Plan, the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (g) the occurrence of any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (h) the imposition of a Lien on the assets of any Credit Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA, (i) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA or any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA, (j) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan, (k) the receipt by any Credit Party or any ERISA Affiliate from a Multiemployer Plan of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), (l) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan, or (m) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.
“Total Assets” means, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.
“Total Debt” means with respect to any Person, at any time, without duplication, the Debt of such Person described in clauses (a), (b) and (d) of the definition of “Debt”; provided that Debt with respect to letters of credit referred to in clause (b) of such definition shall be considered “Total Debt” only to the extent such letters of credit are drawn or funded. For the avoidance of doubt, the Total Debt of the Borrower is the consolidated Total Debt of the Credit Parties, determined in accordance with GAAP.
“Total Secured Debt” means with respect to any Person, at any time, without duplication, the aggregate outstanding principal amount of Total Debt that is secured by Liens permitted under Section 9.03. For the avoidance of doubt, the Total Secured Debt of the Borrower is the consolidated Total Secured Debt of the Credit Parties, determined in accordance with GAAP.
“Transactions” means, with respect to each Credit Party, (a) the execution, delivery and performance of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, and the issuance of Letters of Credit hereunder, (b) the guaranteeing of the Obligations and the other obligations under the Guarantee Agreement by such Credit Party and such Credit Party’s grant of the security interests and provision of Collateral under the Security Instruments, (c) the grant of Liens on Mortgaged Properties pursuant to the Security Instruments and (d) the consummation of the Acquisition (including the refinancing of the Existing Credit Agreement and Carrizo Credit Agreement and, if applicable, the redemption of the Existing Carrizo Preferred Stock).
“Transfer” has the meaning assigned to such term in Section 9.11.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unrestricted Subsidiary” means Mississippi Marketing, Inc., the Riptide Entities (to the extent constituting a Subsidiary) and any other Person that would otherwise be a Restricted Subsidiary of the Borrower that the Borrower has designated to be an “Unrestricted Subsidiary” in writing to the Administrative Agent pursuant to Section 9.17 and each Subsidiary thereof.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 12.20.
“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.03(e)(ii)(B)(3).
“USA Patriot Act” means the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism.
“Water Services Assets” means those certain water handling and recycling assets (to none of which any Proved Reserves of oil or natural gas are attributed) owned by the Credit Parties as of the Effective Date which have been or will be contributed by the Credit Parties to the Riptide Entities or any other Unrestricted Subsidiary.
“Withholding Agent” means any Credit Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive. The word “shall” shall be construed to have the same meaning and effect as the word “will.” Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent as part of, or along with, the audited annual financial statements delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Revolving Credit Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth in Section 9.01 is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. For the purposes of this agreement, operating leases shall be accounted for in a manner consistent with GAAP as in effect on December 31, 2018. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary to any Credit Parties or Restricted Subsidiaries, which shall be deemed to be income to such Credit Party or Restricted Subsidiary when actually received by it.
Section 1.06 Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, to the extent that any provision requires (x) compliance with any financial ratio or test (which, where calculated on a pro forma basis, shall take into account pro forma cost savings and synergy add-backs), (y) the absence of any Default or Event of Default or (z) compliance with any condition to (1) the consummation of any transaction in connection with any acquisition or similar Investment or any fundamental change, (2) the making of any Restricted Payment, (3) the incurrence of any Debt or Lien in connection therewith and/or (4) the making of any restricted payment in respect of any Junior Debt, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower: (A) in the case of any acquisition or similar Investment or any fundamental change, either (I) at the time of the execution of the definitive agreement with respect to the relevant acquisition or similar Investment or any fundamental change or (II) at the time of the consummation of the relevant acquisition or similar Investment or any fundamental change, in either case after giving effect to the acquisition or similar Investment or any fundamental change and any related Debt on a pro forma basis, (B) in the case of any Restricted Payment made within 60 days of the declaration of such restricted payment, either (I) at the time of the declaration of such Restricted Payment or (II) at the time of the making of such Restricted Payment, in either case after giving effect to the relevant restricted payment on a pro forma basis, (C) in the case of any Debt or Lien in connection therewith, either (I) at the time of entry into the commitment for such Debt or Lien or (II) at the time of the incurrence of such Debt or Lien, in either case after giving effect to the relevant Debt on a pro forma basis and/or (D) in the case of any restricted payment in respect of any Junior Debt made within 60 days of delivering an irrevocable notice, either (I) at the time of delivery an irrevocable notice (which may be conditional) with respect to such restricted payment or (II) at the time of the making of such restricted payment, in either case after giving effect to the relevant restricted payment and any substantially concurrent incurrence of Debt on a pro forma basis. For the avoidance of doubt, if any of such ratios, tests or caps are exceeded as a result of fluctuations in such ratios, tests or caps (including due to fluctuations in EBITDAX of the Borrower or the person subject to such acquisition or Investment or other transaction), at or prior to the consummation of the relevant transaction or action, such ratios, tests or caps will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.
Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II   THE REVOLVING CREDIT FACILITY
Section 2.01 Commitments.
(a) Commitments. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally and for itself alone, agrees to make Revolving Credit Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Commitment or the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Credit Loans.
(b) Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.
(i) Subject to the conditions set forth in Section 2.01(b)(ii), the Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of one or more existing Lenders (each such Lender, an “Increasing Lender”) and/or causing one or more Persons acceptable to the Administrative Agent and that at such time are not Lenders to become a Lender (each such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower, an Affiliate of the Borrower or a natural person.

(ii) Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions:
(A) no increase in the Aggregate Elected Commitment Amount shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceeds the lesser of (x) the Borrowing Base then in effect and (y) the Aggregate Maximum Credit Amount;
(B) the Borrower may not increase the Aggregate Elected Commitment Amount more than once between any two redeterminations of the Borrowing Base, whether a Scheduled Redetermination or an Interim Redetermination;
(C) no Lender’s Elected Commitment may be increased without the consent of such Lender;
(D) subject to Section 2.01(b)(ix) below, if the Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment of one or more Lenders, the Borrower and each such Increasing Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit L (an “Elected Commitment Increase Certificate”) and the Borrower shall pay any applicable fees as may have been agreed to between the Borrower, such Increasing Lender and/or the Administrative Agent; and
(E) if the Borrower elects to increase the Aggregate Elected Commitment Amount by causing one or more Additional Lenders to become a party to this Agreement, then the Borrower and each such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Lender Certificate”), together with an Administrative Questionnaire for each Additional Lender, and the Borrower shall (x) if requested by any Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (y) pay any applicable fees as may have been agreed to between the Borrower, any Additional Lender and/or the Administrative Agent.
(iii) Subject to acceptance and recording thereof pursuant to Section 2.01(b)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate: (x) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (y) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, each Increasing Lender and Additional Lender shall be deemed to have purchased a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Increasing Lender and any Additional Lender) shall hold its Applicable Revolving Credit Percentage of the outstanding Loans (and participation interests in Letters of Credit) after giving effect to the increase in the Aggregate Elected Commitment Amount and the resulting modification of each Lender’s Applicable Revolving Credit Percentage and Maximum Credit Amount pursuant to Section 2.01(b)(v).
(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the

Borrower and the Additional Lender party thereto, as applicable, and the Administrative Questionnaire referred to in Section 2.01(b)(ii) the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).
(v) Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.01(b), (w) each Lender’s Applicable Revolving Credit Percentage shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Revolving Credit Percentage equals the percentage of the Aggregate Elected Commitment Amount represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, (x) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each Lender’s Maximum Credit Amount equals such Lender’s Applicable Revolving Credit Percentage, after giving effect to any adjustments thereto pursuant to the foregoing clause (w), of the Aggregate Maximum Credit Amount, (y) Schedule 1.2 to this Agreement shall be deemed amended to reflect the Elected Commitment of any Increasing Lender and any Additional Lender, and any changes in the Lenders’ respective Applicable Revolving Credit Percentages and Maximum Credit Amounts pursuant to the foregoing clauses (w) and (x) and (y) the Borrower shall execute and deliver new Notes to the extent required under Section 2.02(d).
(vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (x) each reduction of the Aggregate Elected Commitment Amount shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (y) the Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.03(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amount.
(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.01(b)(vi) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction of the Aggregate Elected Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.01(b)(i). Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among each Lender’s Maximum Credit Amount in accordance with each Lender’s Applicable Revolving Credit Percentage (and Schedule 1.2 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount).
(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Revolving Credit Percentage) so that they equal such redetermined Borrowing Base (and Schedule 1.2 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount).
(ix) If (A) the Borrower elects to increase the Aggregate Elected Commitment Amount and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Revolving Credit Percentage) by the amount requested by the

Borrower (subject to the limitations set forth in Section 2.01(b)(ii)(A)) without the requirement that any Lender deliver an Elected Commitment Increase Certificate, and Schedule 1.2 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).
Section 2.02 Revolving Credit Loans and Borrowings.
(a) Revolving Credit Borrowings; Several Obligations. Each Revolving Credit Loan shall be made as part of a Revolving Credit Borrowing consisting of Revolving Credit Loans made by the Revolving Credit Lenders ratably in accordance with their respective Commitments. The failure of any Revolving Credit Lender to make any Revolving Credit Loan required to be made by it shall not relieve any other Revolving Credit Lender of its obligations hereunder; provided that the Commitments are several and no Revolving Credit Lender shall be responsible for any other Revolving Credit Lender’s failure to make Revolving Credit Loans as required.
(b) Types of Revolving Credit Loans. Each Revolving Credit Borrowing shall be comprised entirely of ABR Revolving Credit Loans or Eurodollar Revolving Credit Loans as the Borrower may request in accordance herewith. Each Revolving Credit Lender at its option may make any Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement.
(c) Minimum Amounts; Limitation on Number of Revolving Credit Borrowings. At the commencement of each Interest Period for any Eurodollar Revolving Credit Borrowing, such Revolving Credit Borrowing shall be in an amount not less than $1,000,000 and increments of $100,000 in excess thereof. At the time that each ABR Revolving Credit Borrowing is made, such Revolving Credit Borrowing shall be in an amount not less than $1,000,000 and increments of $100,000 in excess thereof; provided that, notwithstanding the foregoing, an ABR Revolving Credit Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of a Reimbursement Obligation as contemplated by Section 2.07(f)(iii). Revolving Credit Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of six Eurodollar Revolving Credit Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
(d) Revolving Credit Notes. Upon request of such Revolving Credit Lender, the Revolving Credit Loans made by a Revolving Credit Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, and, (i) in the case of any Revolving Credit Lender party hereto as of the date of this Agreement, such Revolving Credit Note shall be dated as of the date of this Agreement, (ii) in the case of any Revolving Credit Lender that becomes a party hereto pursuant to an Assignment and Assumption, such Revolving Credit Note shall be dated as of the effective date of the Assignment and Assumption, or (iii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.01(b), as of the effective date of such increase, in each case, payable to such Revolving Credit Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Revolving Credit Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.05, Section 12.04(b) or otherwise), the Borrower shall, upon request of such Revolving Credit Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Revolving Credit Note payable to such Revolving Credit Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, against return to the Borrower of the Revolving Credit Note so replaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Revolving Credit Loan made by each Revolving Credit Lender, and all payments made on account of the principal thereof, shall be recorded by such Revolving Credit Lender on its books for its Revolving Credit Note. Failure to make any such notation or to attach a schedule shall not affect any Revolving Credit Lender’s or the Borrower’s rights or obligations in respect of such Revolving Credit Loans.
(e) Register. The Administrative Agent shall maintain the Register pursuant to Section 12.04(b)(iv), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Borrowing made hereunder, the type thereof and each Interest Period applicable to any Eurodollar Borrowing, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder in respect of the Revolving Credit Borrowings and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Revolving Credit Borrowings and each Revolving Credit Lender’s share thereof. The entries made in the Register maintained pursuant to this Section 2.2(e) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Administrative Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Borrowings (and all other amounts owing with respect thereto) made to the Borrower by the Revolving Credit Lenders in accordance with the terms of this Agreement.
Section 2.03 Requests for Revolving Credit Borrowings. The Borrower may request a Revolving Credit Borrowing, a refund of any Revolving Credit Borrowing in the same Type of Borrowing or to convert any Revolving Credit Borrowing to any other Type of Revolving Credit Borrowing only by delivery to the Administrative Agent of a Revolving Credit Borrowing Request executed by a Responsible Officer of the Borrower, subject to the following:
(a) each such Revolving Credit Borrowing Request shall set forth the information required on the Revolving Credit Borrowing Request, including without limitation:
(i) the proposed date of such Revolving Credit Borrowing (or the refunding or conversion of an outstanding Revolving Credit Borrowing), which must be a Business Day;
(ii) whether such Borrowing is a new Revolving Credit Borrowing or a refunding or conversion of an outstanding Revolving Credit Borrowing; and
(iii) whether such Revolving Credit Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and, except in the case of an ABR Borrowing, the first Interest Period applicable thereto.
(b) each such Revolving Credit Borrowing Request shall be delivered to the Administrative Agent by 12:00 noon (New York time) three (3) Business Days prior to the proposed date of the Revolving Credit Borrowing, except in the case of an ABR Borrowing, for which the Revolving

Credit Borrowing Request must be delivered by 12:00 noon (New York time) on the proposed date for such Revolving Credit Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an Letter of Credit Payment as contemplated by Section 2.07(f) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing;
(c) on the proposed date of such Revolving Credit Borrowing, the sum of (x) the aggregate principal amount of all Revolving Credit Exposures outstanding on such date (including, without duplication and (y) the Loans that are deemed to be disbursed by Administrative Agent under Section 2.07(f)(iii) in respect of Borrower’s Reimbursement Obligations hereunder), after giving effect to all outstanding requests for Revolving Credit Borrowings and Swing Line Loans and for the issuance of any Letters of Credit, shall not exceed the least of (i) the Aggregate Maximum Credit Amounts, (ii) the then applicable Borrowing Base and (iii) the then applicable Aggregate Elected Commitment Amount;
(d) a Revolving Credit Borrowing Request, once delivered to the Administrative Agent, shall not be revocable by the Borrower and (other than a Revolving Credit Borrowing Request to refund, continue or convert any outstanding Revolving Credit Borrowing) shall constitute a certification by the Borrower as of the date thereof that the conditions set forth in subsections (a), (b) and (c) of Section 6.02 have been satisfied;
(e) if the Borrower fails to deliver a timely Revolving Credit Borrowing Request with respect to a Eurodollar Revolving Credit Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Credit Borrowing; notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, no outstanding Revolving Credit Borrowing may be converted to or continued as a Eurodollar Revolving Credit Borrowing (and any Revolving Credit Borrowing Request that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Revolving Credit Borrowing shall be ineffective) and unless repaid, each Eurodollar Borrowing shall be converted to an ABR Revolving Credit Borrowing at the end of the Interest Period applicable thereto.
The Administrative Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.03 upon the telephone or email request of a Responsible Officer of the Borrower to make such requests and, in the event the Administrative Agent, acting on behalf of the Revolving Credit Lenders, makes any such Revolving Credit Borrowing upon a telephone or email request, a Responsible Officer shall fax or deliver by electronic file to the Administrative Agent, on the same day as such telephone or email request, an executed Revolving Credit Borrowing Request. The Borrower hereby authorizes the Administrative Agent to disburse Revolving Credit Borrowings under this Section 2.03 pursuant to the telephone or email instructions of any person purporting to be a Responsible Officer. Notwithstanding the foregoing, the Borrower acknowledges that the Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for a Revolving Credit Borrowing from a Responsible Officer for the Borrower shall constitute a certification of the matters set forth in the Revolving Credit Borrowing Request form as of the date of such requested Revolving Credit Borrowing.
Section 2.04 Funding of Revolving Credit Borrowings.
(a) Upon receiving any Revolving Credit Borrowing Request from Borrower under Section 2.03, the Administrative Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Borrowing being requested and the date such Revolving Credit Borrowing is to be made by each Revolving Credit Lender in an amount equal to its Applicable Revolving Credit Percentage of such Revolving Credit Borrowing. Unless such Revolving Credit Lender’s Commitment to make Revolving Credit Loans hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Applicable Revolving Credit Percentage of each Revolving Credit Borrowing in immediately available funds to the Administrative Agent, as follows:
(i) for ABR Revolving Credit Borrowings, at the office of the Administrative Agent located at 383 Madison Avenue, New York, New York 10179, not later than 12:00 noon (New York time) on the date of such Borrowing; and
(ii) for Eurodollar Borrowings, at the office of the Administrative Agent located at 383 Madison Avenue, New York, New York 10179, not later than 12:00 noon (New York time) on the date of such Borrowing.
(b) Except in respect of Revolving Credit Borrowings covering the reimbursement of Letters of Credit pursuant to Section 2.07(f), the Administrative Agent will make such Revolving Credit Loans available to the Borrower by promptly crediting the funds so received from the Revolving Credit Lenders to an account of the Borrower designated by the Borrower in the applicable Revolving Credit Borrowing Request not later than 4:00 p.m. (New York time); provided that ABR Revolving Credit Borrowings made to finance the reimbursement of a Letter of Credit Payment as provided in Section 2.07(f) shall be remitted by the Administrative Agent to the Issuing Bank; provided, further, that ABR Revolving Credit Borrowings made to refund any Swing Line Loan pursuant to Section 2.08(e) shall be remitted by the Administrative Agent to the Swing Line Lender.
(c) The Administrative Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to each such Revolving Credit Lender. Unless the Administrative Agent shall have been notified by any Revolving Credit Lender prior to the date of any proposed Revolving Credit Borrowing that such Revolving Credit Lender does not intend to make available to the Administrative Agent such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such amount available to the Administrative Agent on such date, as aforesaid. The Administrative Agent may, but shall not be obligated to, make available to the Borrower the amount of such payment in reliance on such assumption. If such amount is not in fact made available to the Administrative Agent by such Revolving Credit Lender, as aforesaid, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender. If such Revolving Credit Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor and the Administrative Agent has in fact made a corresponding amount available to the Borrower, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such amount to the Administrative Agent, if such notice is delivered to the Borrower prior to 12:00 noon (New York time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by the Borrower shall be applied as a prepayment of the Revolving Credit Loans (without any corresponding reduction in the Aggregate Maximum Credit Amounts), reimbursing the Administrative Agent for having funded said amounts on behalf of such Revolving Credit Lender. The Borrower shall retain its claim against such Revolving Credit Lender with respect to the amounts repaid by it to the Administrative Agent and, if such Revolving Credit Lender subsequently makes such amounts available to the Administrative Agent, the Administrative Agent shall promptly make such amounts available to the Borrower as a Revolving Credit Borrowing. The Administrative Agent shall also be entitled to recover from such Revolving Credit Lender or the Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to the Borrower, to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to:
(i) in the case of such Revolving Credit Lender, for the first two (2) Business Days such amount remains unpaid, the NYFRB Rate, and thereafter, at the rate of interest then applicable to such Revolving Credit Borrowings; and
(ii) in the case of the Borrower, the rate of interest then applicable to such Revolving Credit Borrowing.
Until such Revolving Credit Lender has paid the Administrative Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Borrowing for any purpose whatsoever. The obligation of any Revolving Credit Lender to make any Revolving Credit Borrowing hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Borrowing hereunder, and no Revolving Credit Lender shall have any liability to the Borrower or any of its Subsidiaries, the Administrative Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender’s failure to make any loan or Borrowing hereunder.
Section 2.05 Termination and Reduction of Aggregate Maximum Credit Amounts.
(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Revolving Credit Maturity Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Commitment Amount are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
(b) Optional Termination and Reduction of Aggregate Credit Amounts.
(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 3.03(c)(i), the total Revolving Credit Exposures would exceed the total Commitments. No reduction shall reduce the Swing Line Maximum Amount unless the Borrower so elects, provided that the Swing Line Maximum Amount shall at no time be greater than the Aggregate Maximum Credit Amounts.
(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.05(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.05(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amount delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other agreements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Revolving Credit Lenders in accordance with each Revolving Credit Lender’s Applicable Revolving Credit Percentage.
Section 2.06 Borrowing Base.
(a) Initial Borrowing Base. The Borrowing Base on the Effective Date shall be $2,500,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.
(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined as provided in accordance with this Section 2.06, and, subject to Section 2.06(d). The Borrowing Base shall be redetermined semi-annually (each a “Scheduled Redetermination”), and shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders on or about May 1 (with respect to the Reserve Report delivered no later than April 1) and on or about November 1 (with respect to the Reserve Report delivered no later than October 1) of each year commencing on or about May 1, 2020. In addition, Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Revolving Credit Lenders, by notifying the Borrower thereof, two times per year, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (each an “Interim Redetermination”). In addition to, and not including and/or limited by the Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event the Borrower or any Restricted Subsidiary acquires Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having total value of the proved Oil and Gas Properties (calculated at the time of acquisition) in excess of 5.0% of the Borrowing Base in effect immediately prior to such acquisition (as determined by the Administrative Agent); provided that for purposes of the foregoing, the designation of an Unrestricted Subsidiary owning Oil and Gas Properties with Proved Reserves as a Restricted Subsidiary shall be deemed to constitute an acquisition by the Borrower of Oil and Gas Properties with Proved Reserves.
(c) Scheduled and Interim Redetermination Procedure.
(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of the Reserve Report, the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Revolving Credit Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information with respect to the Oil and Gas Properties and other Properties of the Credit Parties being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.

(ii) The Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A) in the case of a Scheduled Redetermination if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before April 15 and October 15 of such year following the date of delivery, or if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.06(c)(i); and
(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Revolving Credit Lenders as provided in this Section 2.06(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect (not including an automatic reduction pursuant to Section 2.01(b)(viii)) must be approved or be deemed to have been approved by the Required Revolving Credit Lenders (in each Revolving Credit Lender’s sole discretion consistent with its normal oil and gas lending criteria as it exists at the particular time) as provided in this Section 2.06(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Revolving Credit Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Revolving Credit Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Revolving Credit Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Revolving Credit Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.06(d). If, however, at the end of such 15-day period, all of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Revolving Credit Lenders to ascertain the highest Borrowing Base then acceptable (x) in the case of a decrease or reaffirmation, to a number of Revolving Credit Lenders sufficient to constitute the Required Revolving Credit Lenders and (y) in the case of an increase, to all of the Revolving Credit Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.06(d).
(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, pursuant to Section 2.06(c)(iii) or adjusted pursuant to the Borrowing Base Adjustment Provisions, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders:

(i) in the case of a Scheduled Redetermination, if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then as of May 1 or November 1 as applicable, or if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
(ii) in the case of an Interim Redetermination or an adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination or adjusted Borrowing Base shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
(e) Adjustment for Debt Incurrence. If any Credit Party assumes, issues or incurs any Junior Debt or Debt permitted under Section 9.02(f) (other than any such (i) unsecured Debt incurred after the Effective Date in an aggregate principal amount up to $500,000,000, (ii) Exchange Notes in an aggregate principal amount up to $400,000,000, and (iii) amounts constituting Permitted Refinancing Debt) during the period between Scheduled Redeterminations, then (i) on the date on which such Debt is issued, the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Debt, and (ii) the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.06(e), if any such Junior Debt is issued at a discount or otherwise sold for less than “par,” the reduction shall be calculated based upon the stated principal amount without reference to such discount. Notwithstanding the foregoing, no such reduction to the Borrowing Base shall be required with respect to any issuance of Permitted Refinancing Debt in respect of any Debt except with respect to any portion of the face principal amount of such Permitted Refinancing Debt which exceeds the principal amount of refinanced Debt (plus any accrued interest, fees, expenses and premiums of such refinanced Debt).
Section 2.07 Letters of Credit.
(a) General. Subject to the terms and conditions of this Agreement, the Issuing Bank may (but shall not be required to) through the Issuing Office, at any time and from time to time from and after the date hereof until five (5) Business Days (or such shorter period as the Issuing Bank may agree) prior to the Revolving Credit Maturity Date, upon the written request of the Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as Issuing Bank may require, issue Letters of Credit in Dollars for the account of any Credit Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Credit Party other than the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any other Credit Party inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such other Credit Party. Each

Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) twelve (12) months after the date of issuance thereof or such longer time as may be approved by Issuing Bank and (ii) five (5) Business Days (or such shorter period as the Issuing Bank may agree) prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) of this sentence, except to the extent Cash Collateralized or backstopped five (5) Business Days (or such shorter period as the Issuing Bank may agree) prior to the Revolving Credit Maturity Date pursuant to arrangements reasonably acceptable to the Administrative Agent and applicable Issuing Bank). The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto and to the extent not inconsistent therewith, the laws of the State of New York. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.
For the avoidance of doubt, any Letter of Credit initially issued under the Existing Credit Agreement by an Issuing Bank and outstanding immediately prior to the Effective Date shall be automatically rolled over and become issued as a Letter of Credit under this Agreement on the Effective Date.
(b) Conditions to Issuance. No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) at the request and for the account of the Borrower unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:
(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount;
(ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Loans and Swing Line Loans (including all Loans deemed disbursed by Administrative Agent under Section 2.07(f)(iii) in respect of the Borrower’s Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the least of (A) the Aggregate Maximum Credit Amounts, (B) the then applicable Borrowing Base and (C) the Aggregate Elected Commitment Amount;
(iii) the conditions set forth in Section 6.02 have been satisfied;
(iv) if requested by the Issuing Bank, the Borrower shall have delivered to the Issuing Bank at its Issuing Office the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank;
(v) no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Applicable Revolving Credit Percentage thereof pursuant to Section 2.07(f), and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Bank from issuing, or any Revolving Credit Lender from taking an assignment of its Applicable Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally; and
(vi) there shall have been (x) no introduction of or change in the interpretation of any law or regulation, (y) no declaration of a general banking moratorium by banking authorities in the United States, New York or the respective jurisdictions in which the Revolving Credit Lenders, the Borrower and the beneficiary of the requested Letter of Credit are located, and (z) no establishment of any new restrictions by any central bank or other Governmental Authority on transactions involving letters of credit or on banks generally that, in any case described in this Section 2.07(b)(vi), would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Revolving Credit Lender to take an assignment of its Applicable Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally.
Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by Borrower of the matters set forth in Section 6.02. The Administrative Agent shall be entitled to rely on such certification without any duty of inquiry.
(c) Notice. The Issuing Bank shall deliver to the Administrative Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, the Administrative Agent shall give notice, substantially in the form attached as Exhibit K, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.
(d) Letter of Credit Fees.
(i) The Borrower shall pay letter of credit fees as follows:
(A) The greater of (x) per annum letter of credit fee with respect to the face amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable Margin applicable to Eurodollar Revolving Credit Loans (determined with reference to Schedule 1.1 to this Agreement) and (y) $500 shall be paid to the Administrative Agent for distribution to the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages.
(B) A fronting fee to each Issuing Bank on account of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily stated amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to Section 3.04(a)).
(ii) All payments by the Borrower to the Administrative Agent for distribution to the Issuing Bank or the Revolving Credit Lenders under this Section 2.07(d) shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Administrative Agent as may be designated from time to time by written notice to Borrower by the Administrative Agent. The fees described in clauses (i)(A) and (B) above (1) shall be nonrefundable under all circumstances subject to Section 12.12 and (2) shall be payable quarterly in arrears on the last day of each March, June, September and December of each year. The fees due under Section 2.07(d)(i)(A) above shall be determined by multiplying the Applicable Margin times the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.
(e) Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrower shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by the Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.
(f) Participation Interests in and Drawings and Demands for Payment Under Letters of Credit.
(i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolving Credit Percentage of each Letter of Credit Payment made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (ii) below, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(ii) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Borrower agrees to pay to the Issuing Bank an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto not later than 12:00 noon (New York time), in Dollars, on (A) the Business Day that the Borrower received notice of such presentment and honor, if such notice is received prior to 10:00 a.m. (New York time) or (B) the Business Day immediately following the day that the Borrower received such notice, if such notice is received after 10:00 a.m. (New York time).
(iii) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Bank as required under Section 2.07(f)(ii) above and the Aggregate Maximum Credit Amounts have not been terminated (whether by maturity, acceleration or otherwise), the Borrower shall be deemed to have immediately requested that the Revolving Credit Lenders make a ABR Revolving Credit Borrowing (which Borrowing may be subsequently converted at any time into a Eurodollar Borrowing pursuant to Section 2.03) in the principal amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto. The Administrative Agent will promptly notify the Revolving Credit Lenders of such deemed request, and each such Lender shall make available to the Administrative

Agent an amount equal to its pro rata share (based on its Applicable Revolving Credit Percentage) of the amount of such Borrowing.
(iv) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Bank as required under Section 2.07(f)(ii) above, and (A) the Aggregate Maximum Credit Amounts have been terminated (whether by maturity, acceleration or otherwise), or (B) any reimbursement received by the Issuing Bank from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, then the Administrative Agent shall notify each Revolving Credit Lender, and each Revolving Credit Lender will be obligated to pay the Administrative Agent for the account of the Issuing Bank its pro rata share (based on its Applicable Revolving Credit Percentage) of the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto (but no such payment shall diminish the obligations of the Borrower hereunder). Upon receipt thereof, the Administrative Agent will deliver to such Revolving Credit Lender a participation certificate evidencing its participation interest in respect of such payment and expenses. To the extent that a Revolving Credit Lender fails to make such amount available to the Administrative Agent by 10:00 am New York time on the Business Day next succeeding the date such notice is given, such Revolving Credit Lender shall pay interest on such amount in respect of each day from the date such amount was required to be paid, to the date paid to the Administrative Agent, at a rate per annum equal to the rate applicable under Section 2.04(c)(i) with respect to Revolving Credit Borrowings. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount available under to the Administrative Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Administrative Agent.
(v) In the case of any Borrowing made under this Section 2.07(f), each such Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Borrowing set forth in Article II or Article VI, and, to the extent of the Borrowing so disbursed, the Reimbursement Obligation of Borrower to the Administrative Agent under this Section 2.07(f) shall be deemed satisfied (unless, in each case, taking into account any such deemed Borrowings, the aggregate outstanding principal amount of Revolving Credit Borrowings and Swing Line Loans, plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Borrowing) on such date exceed the lesser of the Borrowing Base, the then applicable Aggregate Maximum Credit Amounts or the then applicable Aggregate Elected Commitment Amount).
(vi) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Borrower on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless the Borrower shall have satisfied its Reimbursement Obligations by payment to the Administrative Agent (for the benefit of the Issuing Bank) as required under this Section 2.07(f). The Issuing Bank shall further use reasonable efforts to provide notice to the Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrower under this Section 2.07(f).
(vii) Notwithstanding the foregoing however, no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Bank immediately responsible for matters concerning this Agreement shall have received written notice from the Administrative Agent or any Lender at least two (2) Business Days prior to the date of the issuance or extension of such Letter of Credit or, with respect to any Letter of Credit subject to automatic extension, at least five (5) Business Days prior to the date that the beneficiary under such Letter of Credit must be notified that such Letter of Credit will not be renewed, that the issuance or extension of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however, that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable, but effective as of the extension or issuance date.
(viii) Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.
(ix) In the event that any Revolving Credit Lender becomes a Defaulting Lender, the Issuing Bank may, at its option, require that the Borrower enter into arrangements satisfactory to the Issuing Bank to eliminate the Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including creation of a cash collateral account or delivery of other security to assure payment of such Defaulting Lender’s Applicable Revolving Credit Percentage of all outstanding Letter of Credit Obligations.
(g) Obligations Irrevocable. The obligations of the Borrower to make payments to the Administrative Agent for the account of the Issuing Bank or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 2.07(f), shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:
(i) Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);
(ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;
(iii) The existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuing Bank or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;
(iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v) Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(vi) Any failure, omission, delay or lack on the part of the Administrative Agent, the Issuing Bank or any Revolving Credit Lender or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, the Issuing Bank, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Administrative Agent, the Issuing Bank, any Revolving Credit Lender or any such party; or
(vii) Any other event or circumstance that would, in the absence of this Section 2.07(g), result in the release or discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in Section 2.07(f).
No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Administrative Agent, the Issuing Bank or any Revolving Credit Lender. With respect to any Letter of Credit, nothing contained in this Section 2.07(g) shall be deemed to prevent the Borrower, after satisfaction in full of the absolute and unconditional obligations of the Borrower hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which it may have against the Administrative Agent, the Issuing Bank or any Revolving Credit Lender in connection with such Letter of Credit.
(h) Risk Under Letters of Credit.
(i) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, the Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.
(ii) Subject to other terms and conditions of this Agreement, the Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with the Issuing Bank’s regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, the Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by the Issuing Bank with due care and the Issuing Bank may rely upon any notice, communication, certificate or other statement from the Borrower, beneficiaries of Letters of Credit, or any other Person which the Issuing Bank believes to be authentic. The Issuing Bank will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.
(iii) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, the Issuing Bank makes no representation and shall have no responsibility with respect to (A) the obligations of the Borrower or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (B) the financial condition of, any representations made by, or any act or omission of the Borrower or any other Person, or (C) any failure or delay in exercising any rights or powers possessed by the Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence, bad faith or willful misconduct. Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrower’s creditworthiness without reliance on any representation of the Issuing Bank or the Issuing Bank’s officers, agents and employees.

(iv) If at any time the Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, the Administrative Agent or the Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender’s pro rata share of the costs of such recovery, including court costs and attorney’s fees. If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to the Administrative Agent, for redistribution in accordance with this Agreement.
(i) Indemnification. The Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, the Issuing Bank and the Administrative Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Bank or the Administrative Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the L/C Indemnified Persons shall be liable or responsible for:
(i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;
(ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence, bad faith or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or
(v) any other event or circumstance whatsoever arising in connection with any Letter of Credit.
It is understood that in making any payment under a Letter of Credit, the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.
With respect to subparagraphs (i) through (v) hereof, (A) the Borrower shall not be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence, bad faith or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (B) the Administrative Agent and the Issuing Bank shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrower which were caused by the gross negligence, bad faith or willful misconduct of any L/C Indemnified Person or by the Issuing Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.
(j) Right of Reimbursement. Each Revolving Credit Lender agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Applicable Revolving Credit Percentage, for (A) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrower or any of its Subsidiaries and (B) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this Agreement (including Section 2.07(f)(iii)), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrower, except to the extent that such liabilities, losses, costs or expenses were incurred by the Issuing Bank as a result of the Issuing Bank’s gross negligence, bad faith or willful misconduct or by the Issuing Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.
Section 2.08 Swing Line.
(a) Swing Line Loans. Each Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.08(c)), but shall not be required to, make one or more Swing Line Loans to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and re-advances may be made under the Swing Line.
(b) Accrual of Interest and Maturity; Evidence of Indebtedness.
(i) Each Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Swing Line Lender resulting from each Swing Line Loan made by it from time to time, including the amount and date of each Swing Line Loan, its applicable interest rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Loan from time to time. The entries made in such account or accounts of such Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Swing Line Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.
(ii) the Borrower agrees that, upon the written request of any Swing Line Lender, the Borrower will execute and deliver to such Swing Line Lender a Swing Line Note.
(iii) the Borrower unconditionally promises to pay to the Administrative Agent for the account of the applicable Swing Line Lender the then unpaid principal amount of each Swing Line Loan (plus all accrued and unpaid interest) made by such Swing Line Lender on (A) the earlier of (1) the Termination Date and (2) the tenth Business Day after such Swing Line Loan is made and (B) on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Loan shall, from time to time after the date of such Loan (until paid), bear interest at the rate specified in Section 3.02.
(c) Requests for Swing Line Loans. The Borrower may request a Swing Line Loan by the delivery to the applicable Swing Line Lender of a Request for Swing Line Loan executed by a Responsible Officer for the Borrower, subject to the following:
(i) each such Request for Swing Line Loan shall set forth the information required on the Request for Swing Line Loan, including without limitation, (A) the proposed date of such Swing Line Loan, which must be a Business Day, (B) whether such Swing Line Loan is to be a ABR Loan or a Quoted Rate Loan, and (C) in the case of a Quoted Rate Loan, the duration of the Interest Period applicable thereto;
(ii) on the proposed date of such Swing Line Loan, after giving effect to all outstanding requests for Swing Line Loans made by the Borrower as of the date of determination, (A) the aggregate principal amount of all Swing Line Loans outstanding on such date shall not exceed the Swing Line Maximum Amount and (B) such Swing Line Lender’s Revolving Credit Exposure shall not exceed its Commitment;
(iii) on the proposed date of such Swing Line Loan, after giving effect to all outstanding requests for Revolving Credit Loans and Swing Line Loans and Letters of Credit requested by the Borrower on such date of determination (including, without duplication, Loans that are deemed disbursed pursuant to Section 2.07(f)(iii) in respect of the Borrower’s Reimbursement Obligations hereunder), the sum of (A) the aggregate principal amount of all Revolving Credit Loans and the Swing Line Loans outstanding on such date plus (B) the Letter of Credit Obligations on such date shall not exceed the lesser of (x) the Aggregate Maximum Credit Amounts, (y) the then applicable Borrowing Base and (z) the Aggregate Elected Commitment Amount;
(iv) (A) in the case of a Swing Line Loan that is an ABR Loan, the principal amount of the initial funding of such Loan, as opposed to any refunding or conversion thereof, shall be at least $250,000 or such lesser amount as may be agreed to by the applicable Swing Line Lender, and (B) in the case of a Swing Line Loan that is a Quoted Rate Loan, the principal amount of such Loan, plus any other outstanding Swing Line Loans to be then combined therewith having the same Interest Period, if any, shall be at least $250,000 or such lesser amount as may be agreed to by the applicable Swing Line Lender, and at any time there shall not be in effect more than three (3) Interest Periods;
(v) each such Request for Swing Line Loan shall be delivered to the applicable Swing Line Lender by 2:00 p.m. (New York time) on the proposed date of the Swing Line Loan;
(vi) each Request for Swing Line Loan, once delivered to such Swing Line Lender, shall not be revocable by the Borrower, and shall constitute and include a certification by the Borrower as of the date thereof that the conditions set forth in subsections (a), (b) and (c) of Section 6.02 have been satisfied;
(vii) At the option of the Administrative Agent, subject to revocation by the Administrative Agent at any time and from time to time and so long as the Administrative Agent is the applicable Swing Line Lender, the Borrower may utilize the Administrative Agent’s “Sweep to Loan” automated system for obtaining Swing Line Loans and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Loans shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Loan is made using the “Sweep to Loan” system, the Borrower shall be deemed to have certified to the Administrative Agent and the Lenders each of the matters set forth in Section 2.08(c). Principal and interest on such Swing Line Loans requested, or deemed requested, pursuant to this Section 2.08 shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of such Swing Line Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. The Administrative Agent may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of such Swing Line Loans hereunder (or otherwise), and the regular procedures set forth in this Section 2.08 for the making of Swing Line Loans shall be deemed immediately to apply. The Administrative Agent may, at its option, also elect to make Swing Line Loans upon the Borrower’s telephone requests on the basis set forth in the last paragraph of Section 2.03, provided that Borrower complies with the provisions set forth in this Section 2.08.
(d) Disbursement of Swing Line Loans. Upon receiving any executed Request for Swing Line Loan from the Borrower and the satisfaction of the conditions set forth in Section 2.08(c), the applicable Swing Line Lender shall make available to the Borrower the amount so requested in Dollars not later than 3:00 p.m. (New York time) on the date of such Loan, by credit to an account of the Borrower maintained with the Administrative Agent or to such other account or third party as the Borrower may reasonably direct in writing, subject to applicable law, provided such direction is timely given. The applicable Swing Line Lender shall promptly notify the Administrative Agent of any such Swing Line Loan by telephone, telex or telecopier.
(e) Refunding of or Participation Interest in Swing Line Loans.
(i) Each Swing Line Lender may by written notice given to the Administrative Agent require the Revolving Credit Lenders to acquire participations in all or a portion of its Swing Line Loans outstanding. Such notice shall specify the aggregate amount of such Swing Line Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such Swing Line Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York time, on a Business Day no later than 5:00 p.m. New York time on such Business Day and if received after 12:00 noon, New York time, on a Business Day means no later than 10:00 a.m. New York time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the applicable Swing Line Lender, such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such Swing Line Loans (the “Refunded Swing Line Loans”);
provided, however, that the Swing Line Loans carried at the Quoted Rate which are refunded with Revolving Credit Loans at the request of the applicable Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 5.02 and no losses, costs or expenses may be assessed by such Swing Line Lender against the Borrower or the Revolving Credit Lenders as a consequence of such refunding. The applicable Revolving Credit Loans used to refund any such Swing Line Loans shall be ABR Loans. In connection with the making of any such Refunded Swing Line Loans or the purchase of a participation interest in Swing Line Loans under Section 2.08(e)(ii), the

Swing Line Lender shall retain its claim against the Borrower for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 10.01(h) or (i) shall have occurred (in which event the procedures of Section 2.08(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied (but subject to Section 2.08(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the benefit of the applicable Swing Line Lender at the office of the Administrative Agent specified in Section 2.04(a) prior to 11:00 a.m. (New York time) on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans, subject to Section 5.02.
(ii) If, prior to the making of a Revolving Credit Loan pursuant to Section 2.08(e)(i), one of the events described in Section 10.01(h) or Section 10.01(i) shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the applicable Swing Line Lender an undivided participating interest in each of its Swing Line Loans that was to have been refunded in an amount equal to its Applicable Revolving Credit Percentage of such Swing Line Loans. Each Revolving Credit Lender within the time periods specified in Section 2.08(e)(i), as applicable, shall immediately transfer to Administrative Agent, for the benefit of the applicable Swing Line Lender, in immediately available funds, an amount equal to its Applicable Revolving Credit Percentage of the aggregate principal amount of all of its Swing Line Loans outstanding as of such date. Upon receipt thereof, the Administrative Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.
(iii) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans to refund Swing Line Loans, and to purchase participation interests, in accordance with Section 2.08(e)(i) and Section 2.08(e)(ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or such participating interest is to be purchased; (F) the reduction or termination of the Commitments hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to Section 2.08(e)(i) or Section 2.08(e)(ii), as the case may be, the Administrative Agent on behalf of the applicable Swing Line Lender, shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the NYFRB Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Loans. The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to Section 2.08(e)(i) or Section 2.08(e)(ii) shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to any of the Borrower or any of its Subsidiaries, the Administrative Agent, the Swing Line Lenders, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender’s failure to make available the amounts required under Section 2.08(e)(i) or Section 2.08(e)(ii).

ARTICLE III   PAYMENTS OF PRINCIPAL AND INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS; PREPAYMENTS OF REVOLVING CREDIT LOANS; FEES
Section 3.01 Repayment of Revolving Credit Loans and Swing Line Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan on the Termination Date and for the account of the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the dates provided for in Section 2.08(b)(iii).
Section 3.02 Interest on Revolving Credit Loans and Swing Line Loans.
(a) ABR Revolving Credit Loans. The Revolving Credit Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b) Eurodollar Revolving Credit Loans. The Revolving Credit Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Revolving Credit Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c) Swing Line Loans. (i) Each ABR Swing Line Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate, and (ii) each Quoted Rate Loan shall bear interest at its Quoted Rate, but in no event to exceed the Highest Lawful Rate.
(d) Post-Default Rate. Notwithstanding the foregoing, if an Event of Default specified in Section 10.01(a) or Section 10.01(b) has occurred and is continuing, then all overdue Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue Loans, two percent (2%) plus the rate applicable to such Loans (including the Applicable Margin applicable with respect to such Loans) or (y) in the case of any other overdue Obligations, two percent (2%) plus the rate applicable to ABR Revolving Credit Loans (including the Applicable Margin applicable with respect to ABR Revolving Credit Loans), in each case, not to exceed the Highest Lawful Rate in any event.
(e) Interest Payment Dates; Interest Payments for Swing Line Loans. Accrued interest on each Revolving Credit Loan shall be payable in arrears on each Interest Payment Date for such Revolving Credit Loan and on the Termination Date; provided that interest accrued pursuant to Section 3.02(d) shall be payable on demand, in the event of any repayment or prepayment of any Revolving Credit Loan (other than an optional prepayment of an ABR Revolving Credit Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Revolving Credit Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Credit Loan shall be payable on the effective date of such conversion. Accrued interest on each ABR Swing Line Loan shall be payable in arrears on the first day of each month and on the Termination Date. Accrued interest on each Quoted Rate Loan shall be payable on the last day of the Interest Period applicable thereto. Notwithstanding the foregoing, all accrued and unpaid interest on any Swing Line Loan refunded pursuant to Section 2.08(e) shall be due and payable in full on the date such Swing Line Loan is refunded or converted.

(f) Interest Rate Computations. All interest on Revolving Credit Loans and Swing Line Loans shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 3.03 Prepayments of Revolving Credit Loans and Swing Line Loans.
(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Borrowing or Swing Line Loan in whole or in part, subject to prior notice in accordance with Section 3.03(b).
(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in the case of prepayment of a Eurodollar Revolving Credit Borrowing, not later than 12:00 noon, New York time, three Business Days before the date of prepayment, in the case of prepayment of an ABR Revolving Credit Borrowing, not later than 12:00 noon, New York time, one Business Day before the date of prepayment and, in the case of prepayment of an ABR Swing Line Loan or Quoted Rate Loan, not later than 12:00 noon, New York time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Revolving Credit Borrowing or Swing Line Loan or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.05(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05(b). Promptly following receipt of any such notice relating to a Revolving Credit Borrowing or Swing Line Loan, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each partial prepayment of any Revolving Credit Borrowing or Swing Line Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Credit Borrowing or Swing Line Loan of the same Type as provided in Section 2.02. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Credit Loans included in the prepaid Revolving Credit Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
(c) Mandatory Prepayments.
(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.05(b) or reduction of the Aggregate Elected Commitment Amount pursuant to Section 2.01(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.
(ii) (A) Upon any Scheduled Redetermination or Interim Redetermination, if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base and the

Administrative Agent sends a New Borrowing Base Notice to the Borrower indicating such deficiency (each, a “Borrowing Base Deficiency Notice”), then the Borrower shall within ten (10) Business Days following receipt of such Borrowing Base Deficiency Notice elect whether to (1) prepay the Revolving Credit Borrowings and Swing Line Loans by an amount which would, if prepaid immediately, reduce the total Revolving Credit Exposures to the amount of the Borrowing Base, (2) provide additional Oil and Gas Properties (accompanied by reasonably acceptable engineering data) not evaluated in the most recently delivered Reserve Report having present values which, in the reasonable opinion of the Majority Revolving Credit Lenders, based upon the Majority Revolving Credit Lenders’ good faith evaluation of the engineering data provided them, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the total Revolving Credit Exposures and execute one or more Security Instruments (or cause a Subsidiary to execute one or more Security Instruments) covering such other Oil and Gas Properties as are reasonably acceptable to the Majority Revolving Credit Lenders, or (3) do any combination of the foregoing. If the Borrower fails to make an election within ten (10) Business Days after the Borrower’s receipt of the Borrowing Base Deficiency Notice, then Borrower shall be deemed to have selected the prepayment option specified in Section 3.03(c)(ii)(A)(1). To the extent any prepayment of Revolving Credit Borrowings and Swing Line Loans is required hereunder, if any excess of total Revolving Credit Exposures over the Borrowing Base then in effect remains after prepaying all Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, the Borrower shall Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.
(A) The Borrower shall deliver such prepayments or Security Instruments covering additional Oil and Gas Properties in accordance with its election (or deemed election) pursuant to Section 3.03(c)(ii)(A) as follows:
(1) Prepayment Elections. If the Borrower elects to prepay an amount in accordance with Section 3.03(c)(ii)(A) above, then the Borrower may make such prepayment in six (6) equal consecutive monthly installments beginning within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice and continuing on the same day of each month thereafter; provided that all payments required to be made pursuant to this Section 3.03(c)(ii)(B)(1) must be made on or prior to the Termination Date.
(2) Elections to Mortgage Additional Oil and Gas Properties. If the Borrower elects to provide additional Oil and Gas Properties in accordance with Section 3.03(c)(ii)(A) above, then (i) within fifteen (15) days following such election, the Borrower shall provide such properties as shall be reasonably acceptable to the Majority Revolving Credit Lenders having present values which, in the reasonable opinion of the Majority Revolving Credit Lenders, based upon the Majority Revolving Credit Lenders’ good faith evaluation of the engineering data provided them, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the total Revolving Credit Exposures, and (ii) the Borrower or such Subsidiary shall execute, acknowledge and deliver to the Administrative Agent one or more Security Instruments within thirty (30) days after the Borrower’s designation of such properties (or such longer time as determined by the Administrative Agent); provided, however (x) if none of the additional Oil and Gas Properties offered by the Borrower are reasonably acceptable to the Majority Revolving Credit Lenders, the Borrower shall be deemed to have elected the prepayment option specified in Section 3.03(c)(ii)(A)(1) (and Borrower shall make such prepayment in accordance with Section 3.03(c)(ii)(B)(1)); and (y) if the aggregate present values of additional Oil and Gas Properties which are reasonably acceptable to the

Majority Revolving Credit Lenders are insufficient to eliminate the Borrowing Base deficiency, then the Borrower shall be deemed to have selected the option specified in Section 3.03(c)(ii)(A)(3) (and the Borrower shall make prepayment and deliver or cause to be delivered one or more Security Instruments as provided in Section 3.03(c)(ii)(B)(3)). Together with such Security Instruments, the Borrower shall deliver to the Administrative Agent title opinions and/or other title information and data acceptable to the Administrative Agent such that the Administrative Agent shall have received, together with the title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the total value of the total value of the proved Oil and Gas Properties evaluated by the most recent Reserve Report and which are required to be Mortgaged Properties hereunder.
(3) Combination Elections. If the Borrower elects (or is deemed to have elected) to eliminate the Borrowing Base deficiency by a combination of prepayment and mortgaging of additional Oil and Gas Properties in accordance with Section 3.03(c)(ii)(A)(3), then within thirty (30) days after the Borrower’s designation of such properties (or such longer time as determined by the Administrative Agent), the Borrower shall (or shall cause a Subsidiary to) execute, acknowledge and deliver to the Administrative Agent one or more Security Instruments covering such additional Oil and Gas Properties and pay the Administrative Agent the amount by which the Borrowing Base deficiency exceeds the present values of such additional Oil and Gas Properties in six (6) equal consecutive monthly installments beginning within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice and continuing on the same day of each month thereafter; provided that all payments required to be made pursuant to this Section 3.03(c)(ii)(B)(3) must be made on or prior to the Termination Date.
(iii) Upon any adjustment to the Borrowing Base pursuant to Section 9.11 or pursuant to Section 2.06(e), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit. The Borrower shall be obligated to make such prepayment and/or Cash Collateralize such excess on the first (1st) Business Day after it receives the applicable New Borrowing Base Notice in accordance with Section 2.06(d); provided that all payments required to be made pursuant to this Section 3.03(c)(iii) must be made on or prior to the Termination Date.
(iv) [Reserved].
(v) Each prepayment of Revolving Credit Borrowings and Swing Line Loans pursuant to this Section 3.03(c) shall be applied, first, ratably to any ABR Revolving Credit Borrowings then outstanding, and second, to any ABR Swing Line Loans then outstanding, third, to any Eurodollar Revolving Credit Borrowings then outstanding, and if more than one Eurodollar Revolving Credit Borrowing is then outstanding, to each such Eurodollar Revolving Credit Borrowing in order of priority beginning with the Eurodollar Revolving Credit Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Credit Borrowing with the most number of days remaining in the Interest Period applicable thereto, and, fourth, to Quoted Rate Loans; provided, however, if any excess remains after the prepayment of all Revolving Credit Borrowings and Swing Line Loans and after the Borrower Cash Collateralizes all Letter of Credit Obligations or outstanding Letters of Credit, such excess shall be prepaid by the Borrower.

(vi) Each prepayment of Revolving Credit Borrowings and Swing Line Loans pursuant to this Section 3.03(c) shall be accompanied by accrued interest on the amount prepaid to the extent required by Section 3.02 or Section 5.06, as applicable.
(vii) To the extent that any prepayment is due under Section 3.03(c)(ii) or (iii), upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from the issuance of Debt, except as permitted under Section 9.02(a), (b), (c), (d), (e), (g), (i) and (k), the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans in an amount equal to the lesser of (x) the outstanding prepayment due under Section 3.03(c)(ii) and (y) the amount necessary to prepay the Revolving Credit Borrowings and Swing Line Loans pursuant to Section 3.03(c)(iii) and, with respect to a prepayment under clause (y) above, if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, the Borrower shall Cash Collateralize such excess in an amount equal to the greater of (A) the amount of Letter of Credit Obligations outstanding and (B) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.
(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.03 shall be without premium or penalty, except as required under Section 5.02.
Section 3.04 Fees.
(a) Commitment Fees. Except as otherwise provided in Section 5.03(b), the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the actual daily amount of the undrawn Commitment of such Revolving Credit Lender during the period from and including the date of this Agreement to but excluding the Termination Date (such fee, the “Commitment Fee”); provided, that for purposes of calculating the Commitment Fee owing to any Revolving Credit Lender, the undrawn Commitment of such Revolving Credit Lender shall not be reduced by the amount of such Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan that is not a Refunded Swing Line Loan. Accrued Commitment Fees shall be payable in arrears on the last day of each March, June, September and December of each year (with respect to the preceding three months or portion thereof) and on the Termination Date (and, if applicable, thereafter on demand), commencing on the first such date to occur after the date hereof. If there is any change in the Commitment of any Revolving Credit Lender during any such three-month period, the actual daily amount of the Commitment shall be computed and multiplied by the Commitment Fee Rate separately for each period during such three-month period such Commitment was in effect. All Commitment Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Agency Fee Letter or as otherwise agreed between the Borrower and the Administrative Agent.
(c) Arranger Fees. The Borrower agrees to pay to the Arrangers, for their own account, fees payable in the amounts and at the times set forth in the Fee Letter or as otherwise agreed between the Borrower and the Arrangers.

ARTICLE IV   PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) Payment Procedure.
(i) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Administrative Agent at the Administrative Agent’s office located at 270 Park Avenue, New York, New York 10017, for the ratable benefit of the Revolving Credit Lenders in the case of payments in respect of the Revolving Credit Loans and any Letter of Credit Obligations. Any payment received by the Administrative Agent after 1:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Upon receipt of each such payment, the Administrative Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar Borrowing, such Lender’s Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.
(ii) Unless the Administrative Agent shall have been notified in writing by the Borrower at least two (2) Business Days prior to the date on which any payment to be made by the Borrower is due that the Borrower does not intend to remit such payment, the Administrative Agent may, in its sole discretion and without obligation to do so, assume that the Borrower has remitted such payment when so due and the Administrative Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender, as the case may be, on such payment date an amount equal to such Lender’s share of such assumed payment. If the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum equal to the NYFRB Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Borrowings.
(iii) Subject to the definition of “Interest Period” in Section 1.02 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.
(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Reimbursement Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Reimbursement Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Reimbursement Obligations and Swing Line Loans; provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02 Deductions by the Administrative Agent; Defaulting Lender.
(a) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), Section 2.07(f) or Section 4.02, then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(b) Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i) The obligation of any Lender to make any Loan hereunder shall not be affected by the failure of any other Lender to make any Loan under this Agreement, and no Lender shall have any liability to the Borrower or any of their Subsidiaries, the Administrative Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Loan hereunder.
(ii) If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the loans, this Agreement and the other Loan Documents, including without limitation any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Administrative Agent shall be suspended for the entire period that such Lender remains a Defaulting Lender and the stated commitment amounts and outstanding Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Revolving Credit Lenders (or any class thereof) or the Majority Revolving Credit Lenders (or any class thereof), as the case may be, have taken or may take any action hereunder (including, without limitation, any action to approve any consent, waiver or amendment to this Agreement or the other Loan Documents); provided, however, that the foregoing shall not permit (A) an increase in such Defaulting Lender’s stated commitment amounts, (B) the waiver, forgiveness or reduction of the principal amount of any Obligations outstanding to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (C) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the loans or other extensions of credit or other obligations of the Borrower owing to such Defaulting Lender, in each case without such Defaulting Lender’s consent, (D) any other modification which under Section 12.02 requires the consent of all Lenders or Lender(s) affected thereby which affects the Defaulting Lender differently than the Non-Defaulting Lenders affected by such modification, other than a change to or waiver of the requirements of Section 4.01(b) which results in a reduction of the Defaulting Lender’s commitment or its share of the Obligations on a non-pro-rata basis.
(iii) To the extent and for so long as a Lender remains a Defaulting Lender and notwithstanding the provisions of Section 4.01(b), the Administrative Agent shall be entitled, without limitation, (A) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Lender shall be delinquent or otherwise in default to the Administrative Agent or any Lender (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (B) if the amount of Loans made by such Defaulting Lender is less than its Applicable Revolving Credit Percentage, as the case may be, requires, apply payments of principal made by the Borrower amongst the Non-Defaulting Lenders on a pro rata basis until all outstanding Loans are held by all Lenders according to their respective Applicable Revolving Credit Percentages, and (C) to bring an action or other proceeding, in law or equity, against such Defaulting Lender in a court of competent jurisdiction to recover the delinquent amounts, and any related interest. Performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein and in any event the Borrower shall not be required to pay any Commitment Fee under Section 3.04(a) of this Agreement in respect of such Defaulting Lender’s Unfunded Portion for the period during which such Lender is a Defaulting Lender. Furthermore, the rights and remedies of the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the other Lenders against a Defaulting Lender under this Section 4.02(b) shall be in addition to any other rights and remedies such parties may have against the Defaulting Lender under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Borrower waive no rights or remedies against any Defaulting Lender.
Section 4.03 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
ARTICLE V   INCREASED COSTS; REIMBURSEMENT OF PREPAYMENT COSTS;  TAXES; LIBO RATE AVAILABILITY
Section 5.01 Increased Costs.
(a) Increased Costs. If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii) subject any recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b) Capital Adequacy and Other Increased Costs.
(i) If, after the Effective Date, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines (each, a “Change in Law”), affects or would affect the amount of capital or liquidity required to be maintained by such Lender or the Administrative Agent (or any corporation controlling such Lender or the Administrative Agent) and such Lender or the Administrative Agent, as the case may be, determines that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s or the Administrative Agent’s obligations or Borrowings hereunder and such increase has the effect of reducing the rate of return on such Lender’s or the Administrative Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Borrowings hereunder to a level below that which such Lender or the Administrative Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Administrative Agent to be material (collectively, “Increased Costs”), then the Administrative Agent or such Lender shall notify the Borrower, and thereafter the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Administrative Agent, additional amounts sufficient to compensate such Lender or the Administrative Agent (or such controlling corporation) for any increase in the amount of capital or liquidity and reduced rate of return which such Lender or the Administrative Agent reasonably determines to be allocable to the existence of such Lender’s or the Administrative Agent’s obligations or Borrowings hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, shall be submitted by such Lender or by the Administrative Agent to the Borrower, reasonably promptly after becoming aware of any event described in this Section 5.01(b) and shall be conclusively presumed to be correct, absent manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
(ii) Notwithstanding the foregoing, however, the Borrower shall not be required to pay any increased costs under Section 5.01(a), Section 5.01(b) or Section 2.07(d) for any period ending prior to the date that is 180 days prior to the making of a Lender’s initial request for such additional amounts unless the applicable Change in Law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender’s request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable Change in Law or other event resulting in such increased costs.
Section 5.02 Reimbursement of Prepayment Costs. If (a) the Borrower makes any payment of principal with respect to any Eurodollar Borrowing or Quoted Rate Loan on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (b) the Borrower converts or refunds (or attempts to convert or refund) any such Borrowing or Loan on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.08(e)); (c) the Borrower fails to borrow, refund or convert any Eurodollar Borrowing or Quoted Rate Loan after notice has been given by the Borrower to the Administrative Agent in accordance with the terms hereof requesting such Borrowing or Loan; or (d) if the Borrower fails to make any payment of principal in respect of a Eurodollar Borrowing or Quoted Rate Loan when due, the Borrower shall reimburse the Administrative Agent for itself and/or on behalf of any Lender, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by the Administrative Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not the Administrative Agent and Lenders, as the case may be, shall have funded or committed to fund such Borrowing or Loan. The amount payable hereunder by the Borrower to the Administrative Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Borrowing(s) or Loans(s) provided under this Agreement, over (ii) the amount of interest (as reasonably determined by the Administrative Agent and the Lenders, as the case may be) which would have accrued to the Administrative Agent and the Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Borrowing or Loan through the purchase of an underlying deposit in an amount equal to the amount of such Borrowing or Loan and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar Borrowing or Quoted Rate Loan, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.
The Administrative Agent and the Lenders shall deliver to the Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.
Section 5.03 Taxes.
(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payments by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, the sum payable by the Credit Parties shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c) Indemnification by the Borrower and Lenders.
(i) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, as applicable, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, or required to be withheld or deducted from a payment to such recipient on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the

Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.
(ii) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (A) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(b)(viii) relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(c)(ii).
(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Credit Parties to a Governmental Authority pursuant to this Section 5.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e) Status of Lenders.
(i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A) and Section 5.03(e)(ii)(B) and Section 5.03(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A) any Lender that is a U.S. Person shall deliver to the applicable Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2) executed copies of IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; and
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.
(D) If a payment made to a Lender under this Agreement would be subject to United States federal withholding Taxes imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.
(f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(f), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Administrative Agent, Lender, or Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to such Borrower or other indemnifying party or any other Person.
Section 5.04 Mitigation Obligations; Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04, (c) any Lender is a Defaulting Lender (or would constitute a Defaulting Lender under clause (a) of the definition thereof but for such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied and the Borrower disputes such determination), (d) any Lender fails to provide its consent to increase or maintain the Borrowing Base pursuant to Section 2.06(c)(iii) and the Required Revolving Credit Lenders have provided their consent to increase or maintain the Borrowing Base pursuant to Section 2.06(c)(iii), or (e) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document (other than an increase in the Borrowing Base) that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Revolving Credit Lenders shall have been obtained but any Revolving Credit Lender has not so consented to or approved such proposed amendment, waiver, consent or release, then the Borrower may, at its sole expense and effort, upon notice to such Revolving Credit Lender and the Administrative Agent (and, in the case of clause (d) above, within thirty (30) days of the effectiveness of the redetermination of the Borrowing Base pursuant to Section 2.06(d)), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(a); provided that any assigning Lender who fails or refuses to execute an Assignment and Assumption within three (3) Business Days of request by the Borrower or the Administrative Agent shall be deemed to have executed such Assignment and Assumption at the expiration of such three (3) Business Day period), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Reimbursement Obligations and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if such Lender (or its Affiliate) is a Secured Swap Party with any outstanding Secured Swap Agreement, unless on or prior thereto, (i) all such Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation, or (ii) other arrangements satisfactory to such Secured Swap Party have been made with respect to any Obligations arising under such Swap Agreements.
Section 5.06 Circumstances Affecting LIBO Rate Availability.
(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii) the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice from the Borrower that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Revolving Credit Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowings shall be permitted.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 5.06(a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 5.06(a)(i) above have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Majority Revolving Credit Lenders stating that such Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 5.06(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 5.06(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any notice from the Borrower that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Revolving Credit Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
Section 5.07 Laws Affecting LIBO Rate Availability. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Loan which bears interest at or by reference to the LIBO Rate, such Lender shall forthwith give notice thereof to the Borrower and to the Administrative Agent. Thereafter, (a) the obligations of the applicable Lenders to make Loans which bear interest at or by reference to the LIBO Rate and the right of the Borrower to convert Borrowing into or refund a Borrowing as a Borrowing which bears interest at or by reference to the LIBO Rate shall be suspended and thereafter only the Alternate Base Rate shall be available, and (b) if any of the Lenders may not lawfully continue to maintain a Borrowing which bears interest at or by reference to the LIBO Rate, the applicable Borrowing shall immediately be converted to a Borrowing which bears interest at or by reference to the Alternate Base Rate. For purposes of this Section 5.07, a Change in Law or any change in rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.
Section 5.08 Eurodollar Lending Office. For any Eurodollar Loan, if the Administrative Agent or a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of the Administrative Agent or such Lender, the Administrative Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Loan on the books of such Eurodollar Lending Office.
Section 5.09 Right of Lenders to Fund through Branches and Affiliates. Each Lender (including without limitation the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Borrowing hereunder by designating a branch or Affiliate of such Lender to make such Borrowing; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any increased costs to Borrower.
ARTICLE VI   CONDITIONS PRECEDENT
Section 6.01 Effectiveness. The obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit under this Agreement on the Effective Date are subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 12.02):
(a) The Administrative Agent shall have received from each party hereto counterparts of this Agreement signed on behalf of such party.
(b) The Administrative Agent shall have received duly executed Revolving Credit Notes payable to each Revolving Credit Lender requesting a Revolving Credit Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.
(c) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of each Security Instrument described on Exhibit D (other than any mortgages, deeds of trust or Control Agreement described thereon).
(d) The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:
(i) a copy of the certificate or articles of incorporation or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official);
(ii) a certificate of the Secretary or Assistant Secretary or other Responsible Officer of each Credit Party dated the Effective Date and certifying:

(A) that attached thereto is a true and complete copy of the bylaws (or limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in subclause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,
(C) that the certificate or articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party, and
(E) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other Responsible Officer executing the certificate pursuant to subclause (ii) above; and
(iii) customary UCC lien searches with respect to the Borrower and the other Credit Parties in their applicable jurisdictions of organization.
(e) The receipt by the Administrative Agent of a Revolving Credit Borrowing Request in accordance with Section 2.03.
(f) The Administrative Agent shall have received a customary opinion of Kirkland & Ellis, LLP, special counsel to the Credit Parties.
(g) Consummation of Merger. The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial Borrowing under this Agreement, in accordance with the terms of the Merger Agreement, in the form provided to counsel to the Lead Arrangers at 12:42 p.m. Houston time on July 12, 2019, which such Merger Agreement shall not have been amended or waived in any respect by the Borrower or any of its Affiliates, nor shall the Borrower or any of its Affiliates have given a consent thereunder, in each case in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided that any adjustment of exchange ratios in respect of the purchase price shall not be deemed to be materially adverse to the Lenders.
(h) Specified Merger Agreement Representations and Specified Representations. The Specified Merger Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects (except in the case of any Specified Representation which (i) expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be or (ii) is already qualified by materiality, such representation and warranty shall be true and correct in all respects); provided, that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect,” “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the Effective Date (or any date prior thereto).
(i) Financial Information. The Administrative Agent shall have received (i) unaudited consolidated balance sheets of the Borrower and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for each such fiscal period (other than the fourth fiscal quarter of any fiscal year and commencing with the fiscal quarter ending June 30, 2019) of the Borrower and its consolidated subsidiaries and ended at least sixty (60) days before the Effective Date and (ii) unaudited consolidated balance sheets of Carrizo and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Carrizo and its consolidated subsidiaries for each such fiscal period (other than the fourth fiscal quarter of any fiscal year and commencing with the fiscal quarter ending June 30, 2019) of Carrizo and its consolidated subsidiaries and ended at least sixty (60) days before the Effective Date.
(j) Pro Forma Financials. The Administrative Agent shall have received a pro forma unaudited consolidated balance sheet and related pro forma unaudited consolidated statement of income of the Borrower, as of and for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least sixty (60) days prior to the Effective Date for which financial statements were delivered for both the Borrower and its consolidated subsidiaries and Carrizo and its consolidated subsidiaries under Section 6.01(i) above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
(k) Patriot Act. The Administrative Agent shall have received, (i) at least three (3) business days prior to the Effective Date, all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested of the Borrower and the Guarantors in writing at least ten (10) business days prior to the Effective Date and (ii) at least three (3) business days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Effective Date, a “beneficial ownership certification” in relation to the Borrower shall have received such “beneficial ownership certification” to the extent required under 31 C.F.R. § 1010.230 (in the form approved by the LSTA).
(l) Releases. The Administrative Agent shall have received, or concurrently with the Effective Date shall receive, evidence reasonably satisfactory to the Administrative Agent that (i) all outstanding indebtedness of the Borrower and its subsidiaries under the Existing Credit Agreement has been repaid in full and the commitments thereunder have been terminated, (ii) all outstanding indebtedness of Carrizo and its subsidiaries under the Carrizo Credit Agreement has been repaid in full and the commitments thereunder have been terminated and (iii) duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect to any and all liens or security interests securing the indebtedness under the Existing Credit Agreement and the Carrizo Credit Agreement and, except to the extent permitted pursuant to the Loan Documents, any other indebtedness of the Borrower and its subsidiaries and/or Carrizo and its subsidiaries for borrowed money, have been obtained.
(m) No Material Indebtedness. On the Effective Date, after giving effect to the Transactions, neither the Borrower nor any of its subsidiaries shall have any material indebtedness for borrowed money other than (i) this Agreement, (ii) the Permitted Unsecured Notes, (iii) indebtedness in the form of senior unsecured notes incurred in connection with the Preferred Redemption and (iv) any other indebtedness of the Borrower and its subsidiaries disclosed in the 10-Q filings with the Securities and Exchange Commission of each of the Borrower and Carrizo for the quarterly period ending March 31, 2019 (other than indebtedness under the (x) Existing Credit Agreement and (y) Carrizo Credit Agreement).
(n) Fees and Expenses. All fees and expenses due to the Lead Arrangers, the Administrative Agent and the Lenders (in the case of expenses, to the extent invoiced at least three business days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower)), required to be paid on the Effective Date, shall have been paid, which amounts may be netted from the proceeds of the initial fundings under this Agreement.
(o) No Material Adverse Effect. Except as disclosed (i) in the Company SEC Documents filed with or furnished to the Securities and Exchange Commission and available on EDGAR on or after December 31, 2018 and prior to the date hereof (excluding any forward-looking disclosures set forth in any such Company SEC Document in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (ii) in the Company Disclosure Schedule, since January 1, 2019, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Company Material Adverse Effect.
(p) Solvency. The receipt by the Administrative Agent a solvency certificate in the form of Exhibit M hereto and signed by a Financial Officer of the Borrower.
Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than on the Effective Date, but excluding any automatic renewal or extension of any Letter of Credit, or amendment the sole purpose of which is to extend or renew any Letter of Credit), is subject to the satisfaction of the following conditions:
(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(b) The representations and warranties of the Credit Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.

(c) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement.
(d) The receipt by the Administrative Agent of a Revolving Credit Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.07(b), as applicable.
(e) At the time of and immediately after giving effect to such Borrowing or to the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), (b), (c) and (e).
Section 6.03 Additional Conditions to Credit Events. In addition to the conditions precedent set forth in Section 6.02, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the Letter of Credit Obligations will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or the Borrower will Cash Collateralize the Letter of Credit Obligations in accordance with Section 2.07(f)(ix).
ARTICLE VII   REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
Section 7.01 Organization; Powers. The Borrower and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02 Authority; Enforceability. The Transactions are within each Credit Party’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors, whether interested or disinterested, as applicable, of the Credit Parties or any other Person, in order to ensure the due authorization of the Transactions). Each Loan Document to which a Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03 Approvals; No Conflicts. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Credit Parties or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required by this Agreement; and those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect. The Transactions do not contravene (a) any Credit Party’s certificate or articles of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreement, or other similar governance documents or (b) any law or any contractual restriction binding on or affecting any Credit Party. At the time of each Borrowing and the issuance, extension or increase of each Letter of Credit, such Borrower and such Letter of Credit, and the use of the proceeds of such Borrower and such Letter of Credit, will not contravene (a) the Borrower’s certificate of incorporation, bylaws or other organizational documents or (b) any law or any contractual restriction binding on or affecting the Borrower.
Section 7.04 Financial Condition; No Material Adverse Change.
(a) The Credit Parties have heretofore furnished to the Lenders the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ending December 31, 2018 and the related audited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries. The financial statements described above and the pro forma financial statements provided on or before the Effective Date pursuant to Section 6.01(j) present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. The financial statements described above have been prepared in good faith based upon reasonable assumptions.
(b) Since December 31, 2018, no event, development or circumstance that could reasonably be expected to cause a Material Adverse Effect has occurred.
(c) Except as listed on Schedule 7.04(c), neither the Borrower nor any of its Restricted Subsidiaries has on the date hereof after giving effect to the Transactions, any Debt (including Disqualified Capital Stock) or any material off-balance sheet liabilities or partnership liabilities, material liabilities for past due taxes, or any unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, and the other written information provided by the Borrower to Administrative Agent and the Lenders prior to the date hereof.
Section 7.05 Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries not fully covered by insurance (except for normal deductibles) as to which there is a reasonable probability of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, that involve any Loan Document or the Transactions.
Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the Credit Parties, their respective Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b) the Credit Parties and their respective Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and the Credit Parties and their respective Subsidiaries within all applicable statute of limitations periods have been and are in compliance with the terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws, and none of the Credit Parties or their respective Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;
(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to Borrower’s knowledge, threatened against any Credit Party, their respective Subsidiaries or any of their respective Properties or as a result of any operations at such Properties;
(d) none of the Properties of the Credit Parties or their respective Subsidiaries contain or have contained any: underground storage tanks; asbestos-containing materials; landfills or dumps; hazardous waste management units as defined pursuant to RCRA or any comparable state law; or sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, in each case in violation of any Environmental Law or so as to give rise to liability of the Credit Parties under Environmental Law;
(e) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Credit Parties’ or their respective Subsidiaries’ Properties, and there are no investigations, remediation, abatements, removals, or monitoring of Hazardous Materials required of the Credit Parties under applicable Environmental Laws at such Properties;
(f) no Credit Party or its respective Subsidiaries has received any written notice asserting an alleged liability or obligation of the Credit Parties under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Credit Parties’ or any of their respective Subsidiaries’ Properties and, to the Borrower’s knowledge, there is no such written notice threatened;
(g) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Credit Parties’ or any of their respective Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation against the Credit Parties under Environmental Laws; and
(h) the Borrower has made available to the Administrative Agent copies of all environmental site assessment reports, and studies on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Borrower’s possession or reasonable control and relating to any of the Credit Parties’ or any of their respective Subsidiaries’ Properties or operations thereon.
Section 7.07 Compliance with the Laws and Agreements; No Defaults.
(a) The Borrower and its Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b) Neither the Borrower nor any of its Restricted Subsidiaries is in default and no event or circumstance has occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Credit Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any of its Restricted Subsidiaries or any of their Properties is bound.
(c) No Default has occurred and is continuing.
Section 7.08 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09 Taxes. Each Credit Party has timely filed or caused to be filed all federal income Tax returns and reports, and all other material Tax returns and reports, required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves in accordance with GAAP or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; such returns are complete and correct in all material respects. The charges, accruals and reserves on the books of the Credit Parties in respect of Taxes and other governmental charges are, adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Credit Party may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person, except for such Taxes or reserves thereof, the failure to pay or provide for which does not and could not reasonably expected to have a Material Adverse Effect. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such delinquent Tax or other such governmental charge, except in connection with Taxes or other governmental charges that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves in accordance with GAAP.
Section 7.10 ERISA.
(a) The Credit Parties and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c) No Termination Event has occurred or is reasonably expected to occur, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d) No Credit Party has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability, except as would not , individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 7.11 Disclosure; No Material Misstatements; Beneficial Ownership. The certificates, written statements and reports, and other written information, taken as a whole, furnished by or on behalf of the Credit Parties to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (a) to the extent any such certificate, statement, report, or information was based upon or constitutes a forecast or projection, each Credit Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Credit Parties make no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties after the Effective Date, Borrower represents only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions in any Reserve Report which are based upon or include material misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Credit Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. To the best knowledge of Borrower, the information included in any Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all respects.
Section 7.12 Insurance. The Borrower has, and has caused all of its Restricted Subsidiaries to have, all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance; provided that, so long as no Event of Default and no Borrowing Base deficiency has occurred and is continuing, the Borrower shall be entitled to receive any such insurance proceeds.
Section 7.13 Restriction on Liens. Neither the Borrower nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Debt and the Loan Documents, or restricts any Credit Party from paying dividends or making any other distributions in respect of its Equity Interests to any other Credit Party, or restricts any Credit Party from making loans or advances to any other Credit Party, or which requires the consent of other Persons in connection therewith, except, in each case, for such encumbrances or restrictions permitted under Section 9.14.
Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Restricted Subsidiaries.
Section 7.15 [Reserved].
Section 7.16 Properties; Titles, Etc.
(a) Each of the Credit Parties has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.11) and good title to all its material personal Properties, in each case, free and clear of all Liens except Permitted Liens. The Credit Parties own the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Credit Parties to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Credit Parties’ net revenue interest in such Property.
(b) All leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c) The rights and Properties presently owned, leased or licensed by the Credit Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Credit Parties to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.
(d) All of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and all other material Property of the Borrower and its Restricted Subsidiaries, in each case, which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards by companies engaged in the same or similar businesses operating in the same or similar location.
(e) The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In all material respects, the Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same.
Section 7.17 Maintenance of Properties. The Oil and Gas Properties (and Properties unitized therewith) of Credit Parties have in all material respects, been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Credit Parties. Since the date of the Financial Statements, neither the business nor any Property of any Credit Party has been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy, except to the extent such adverse event could not reasonably be expected to cause a Material Adverse Effect.
Section 7.18 Gas Imbalances, Prepayments. On a net basis there are no gas imbalances, take or pay or other prepayments which would require Credit Parties to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the annual production of gas of the Credit Parties for the most recent calendar year (on a mcf basis) in the aggregate.
Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, no material agreements exist which are not cancelable on 120 days’ notice or less without penalty or detriment for the sale of production from the Credit Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that pertain to the sale of production at a fixed price and have a maturity or expiry date of longer than six (6) months from the date hereof.
Section 7.20 Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date of (or as of the date(s) otherwise set forth in) such report, sets forth, a true and complete list of all Swap Agreements of the Credit Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit (a) shall be used on the Effective Date as specified in the recitals to this Agreement, (b) may be used to Redeem the Existing Carrizo Preferred Stock, and (c) after the Effective Date for working capital and other general corporate purposes. The Credit Parties are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
Section 7.22 Solvency. After giving effect to the transactions contemplated hereby, the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Credit Parties, taken as a whole, exceed the aggregate Debt of the Credit Parties on a consolidated basis, the Credit Parties, taken as a whole, have not incurred and do not intend to incur, and do not believe that they have incurred, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash they reasonably expect could be received and the amounts that they reasonably expect could be payable on or in respect of their liabilities, and giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and the Credit Parties, taken as a whole, do not have (and do not have reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.
Section 7.23 Anti-Corruption Laws and Sanctions. Each Credit Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Credit Parties and their respective officers and directors and to the knowledge of each Credit Party its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Credit Parties or any of their respective directors, officers or employees, or (b) to the knowledge of the Credit Parties, any agent of the Credit Parties or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
Section 7.24 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.
Section 7.25 Security Instruments. Subject to the post-closing delivery periods set forth herein, the Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Revolving Credit Lenders, a legal, valid and enforceable security interest in the Mortgaged Property and Collateral and proceeds thereof, as applicable, subject, in the case of enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing. Subject to the post-closing delivery periods set forth herein, the Obligations are secured by legal, valid and enforceable first priority perfected Liens in favor of the Administrative Agent, covering and encumbering (a) the Mortgaged Property and (b) the Collateral granted pursuant to the Security Agreement, including the pledged Equity Interests and the Deposit Accounts and Securities Accounts, in each case to the extent perfection has occurred, as the case may be, by the recording of a mortgage, the filing of a UCC financing statement, or, in the case of Deposit Accounts and Securities Accounts, by obtaining of “control” or, with respect to Equity Interests represented by certificates, by possession (in each case, to the extent applicable in the applicable jurisdiction); provided that Liens permitted by Section 9.03 may exist.
ARTICLE VIII   AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all Reimbursement Obligations shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2019, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception that is (x) as a result of any Debt maturing within the next 365 days or (y) as a result of any potential or actual inability to satisfy a financial maintenance covenant (in this Agreement or otherwise)) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the first fiscal quarter ending after the Effective Date, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C hereto certifying as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, and stating whether any change in the application of GAAP to the Borrower’s financial statements has been made since the preparation of the Borrower’s audited annual financial statements most recently delivered under Section 8.01(a) (or, if no such audited financial statements have yet been delivered, since the preparation of the Financial Statements) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
(d) [Reserved].
(e) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of each Reserve Report under Section 8.12(a), a certificate of a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Credit Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(f) Certificate of Insurer - Insurance Coverage. Concurrently with each delivery of financial statements for the first fiscal quarter of each fiscal year pursuant to Section 8.01(b), commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2020, one or more certificates of insurance coverage from the Credit Parties’ insurance broker or insurers with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of the applicable policies.
(g) SEC and Other Filings; Reports to Shareholders. To the extent not readily available on a public web site or on an intranet web site to which the Administrative Agent has access, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be. Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b), and this Section 8.01(g) may be delivered electronically and shall be deemed to have been delivered on the date on which the Borrower posts such documents to EDGAR (or such other free, publiclyaccessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).
(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(i) Production Report and Lease Operating Statements. With the delivery of each Reserve Report, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each calendar month from the Oil and Gas Properties, setting forth the related ad valorem, severance, and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the drilling and operations for each such calendar month.
(j) [Reserved].
(k) [Reserved].
(l) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any default statement or notice of default furnished to any Person pursuant to the terms of any Junior Debt instrument or any other indenture, loan or credit or other similar agreement governing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(m) Other Requested Information. Promptly following any reasonable request therefore, such other information regarding the operations, business affairs, beneficial ownership and financial condition of the Credit Parties (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt (but in any event not later than five (5) days following the occurrence thereof) written notice of the following:
(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Credit Parties or any of their respective Subsidiaries not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any Termination Event that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(d) any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Effect; and
(e) any change in the information provided in any Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification;
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence as a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.
Section 8.04 Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and its Restricted Subsidiaries, before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower and its Restricted Subsidiaries have set aside on their books adequate reserves with respect thereto in accordance with GAAP and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Oil and Gas Property or other material Property of the Borrower or any of its Restricted Subsidiaries.
Section 8.05 [Reserved].
Section 8.06 Operation and Maintenance of Properties. The Borrower, at its own expense, and will cause each Restricted Subsidiary to:
(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry in the same or similar locations in which such Property is located and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and

Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its Oil and Gas Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties in any material respect and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards in the same or similar locations in which the Properties are located, the obligations required by the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(e) to the extent the Borrower is not the operator of any Property, the Borrower and its Restricted Subsidiaries shall use reasonable efforts to cause the operator to comply with this Section 8.06.
Section 8.07 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Administrative Agent and the Lenders shall be named as additional insureds in respect of such liability insurance policies, and the Administrative Agent shall be named as loss payee with respect to Property loss insurance covering Collateral and such policies shall provide, to the extent such provision is available on commercially reasonable terms, that the Administrative Agent shall receive 30 days’ notice of cancellation or non-renewal (or 10 days’ prior notice in the case of cancellation or non-renewal resulting from non-payment of premium).
Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or Majority Revolving Credit Lenders, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as reasonably requested and at the sole expense of the Borrower; provided, however, unless an Event of Default then exists and is continuing, not more than one such inspection per calendar year shall be at the expense of the Borrower.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by itself, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Without limitation of the foregoing, the Borrower shall, and shall cause each Restricted Subsidiary to, obtain, as soon as practicable, all consents or approvals required from the United States or any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an acceptable security interest in the Credit Parties’ Oil and Gas Properties to the extent required under Section 6.01(c) and Section 8.14(a).
Section 8.10 Environmental Matters.
(a) The Borrower shall (i) comply, and shall cause its Properties and operations and each of their respective Subsidiaries and each such Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, except in each case for such non-compliance that could not reasonably be expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each of their respective Subsidiaries not to Release or threaten to Release, any Hazardous Material on, under, about or from any of their or their respective Subsidiaries’ Properties or any other property offsite the Property to the extent caused by their or any of their respective Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each of their respective Subsidiaries to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the their or their respective Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of their respective Subsidiaries to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of their or their respective Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) conduct, and cause their respective Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to have a Material Adverse Effect.
(b) If the Borrower or any of its Subsidiaries receives written notice of any action or, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against it, the Borrower or any of its Subsidiaries or their Properties, in each case in connection with any Environmental Laws, the Borrower will promptly (but in any event within five (5) days) after any Responsible Officer learns thereof give written notice of the same to Administrative Agent if such matter would reasonably be expected to result in a Material Adverse Effect.
Section 8.11 Further Assurances.
(a) The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Credit Party, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or any other Collateral without the signature of any Credit Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property, in either case, or any part thereof shall be sufficient as a financing statement where permitted by law.
Section 8.12 Reserve Reports.
(a) On or before April 1 and October 1 of each year, commencing April 1, 2020, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Credit Parties as of the immediately preceding December 31 or June 30, respectively. The Reserve Report as of December 31 of each year shall be prepared or audited by one or more Approved Petroleum Engineers, and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects (with appropriate exceptions for projections and cost estimates) and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.
(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects (with appropriate exceptions for projections and cost estimates) and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.06(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Revolving Credit Lenders a certificate from a Responsible Officer certifying that, except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require any Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all such Oil and Gas Properties sold and attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged

Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represents in compliance with Section 8.14(a).
Section 8.13 Title Information.
(a) On or before the date that is 45 days following the delivery to the Administrative Agent and the Revolving Credit Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with satisfactory title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.
(b) If the Borrower has provided title information for additional Properties under (a), the Borrower shall, within 60 days after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens having an aggregate equivalent value or (iii) deliver title information in form and substance reasonably requested by the Administrative Agent so that the Administrative Agent shall have received, together with satisfactory title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the total value of the proved Oil and Gas Properties of the Credit Parties evaluated by such Reserve Report.
(c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 90% of the total value of the proved Oil and Gas Properties of the Credit Parties evaluated in the most recent Reserve Report, such inability to cure or comply shall not be a Default, but instead the Administrative Agent and/or the Required Revolving Credit Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Required Revolving Credit Lenders: such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Revolving Credit Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 90% of the total value of the proved Oil and Gas Properties of the Credit Parties. This new Borrowing Base shall become effective immediately after receipt of such notice.
Section 8.14 Agreement to Pledge; Additional Guarantors.
(a) The Borrower shall, and shall cause each Restricted Subsidiary to, grant to the Administrative Agent a Lien on all Property of the Borrower or any other Credit Party now owned or hereafter acquired promptly after receipt of a written request from the Administrative Agent; provided that (i) unless an Event of Default has occurred and is continuing and other than as provided in clause (iii) below, in no event shall the Administrative Agent be permitted to request or the Borrower be required to grant a Lien on any Oil and Gas Properties that exceeds 90% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report, (ii) the Borrower shall not be required to grant a Lien encumbering more than 65% of the outstanding voting securities in any Foreign Subsidiary unless the granting of such Lien would not result in a material adverse tax consequence to the Borrower or any of its Restricted Subsidiaries, (iii) the Borrower shall not be required to grant a Lien encumbering Equity Interests of Unrestricted Subsidiaries, and (iv) any other Property excluded from the grant of Liens in accordance with the terms of the Security Instruments. If an Event of Default has occurred and is continuing, the Administrative Agent is permitted to request, and the Borrower shall be required to promptly (but in any event within three (3) Business Days after Administrative Agent delivers the Borrower a form of Security Instruments for such Oil and Gas Properties (other than any exhibits or schedules thereto)) grant a Lien on substantially all of the Credit Parties’ Oil and Gas Properties (whether or not such Oil and Gas Properties constitute proved Oil and Gas Properties). Such form of Security Instruments shall reaffirm any Lien granted in any Oil and Gas Property prior thereto. All such Liens shall be superior to all Liens or rights of any other Person in the Property encumbered thereby (other than Permitted Liens) and will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary of the Borrower places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with clause (b) of this Section.
(b) Subject to any applicable limitations set forth in the Guarantee Agreement or Security Agreement, the Borrower shall promptly cause each Subsidiary that is not an Excluded Subsidiary to guarantee the Obligations pursuant to the Guarantee Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary (other than an Excluded Subsidiary) to, promptly, but in any event no later than 30 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the formation or acquisition (or other similar event) of such Subsidiary to, execute and deliver a supplement to the Guarantee Agreement executed by such Subsidiary, a supplement executed by such Subsidiary to the Security Agreement executed by the Credit Parties on the Effective Date, a pledge all of the Equity Interests of such Subsidiary (including, without limitation, in the event that the Equity Interests of such Subsidiary are certificated, delivery of original certificates evidencing such Equity Interests, together with an appropriate undated transfer power for each such certificate duly executed in blank by the registered owner thereof), if such Subsidiary owns proved Oil and Gas Properties, a mortgage or deed of trust to the extent required to be in compliance with Section 8.14(a) and execute and deliver such other additional Security Instruments, closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Majority Revolving Credit Lenders.
Section 8.15 ERISA Compliance. The Borrower will furnish and will cause each Restricted Subsidiary to furnish to the Administrative Agent within a reasonable period after a request therefor by the Administrative Agent, copies of each annual report filed by a Restricted Subsidiary with the Department of Labor with respect to such Plan or any trust created thereunder.
Section 8.16 Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Credit Parties that any Credit Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and other contracts for the purchase and/or sale of Hydrocarbons of third parties (a) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken or which are cancelable on 120 days- notice or less without penalty or detriment for the sale of production from the Borrower’s or the Subsidiaries’ Hydrocarbons, and (b) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.17 Unrestricted Subsidiaries. The Borrower:
(a) will cause the management, business and affairs of the Borrower and each Restricted Subsidiary to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Credit Parties to be commingled) so that each Unrestricted Subsidiary will be treated as an entity separate and distinct from the Borrower and the Restricted Subsidiaries;
(b) will cause each Unrestricted Subsidiary (i) to refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify as its individual assets from those of the Borrower or any Restricted Subsidiary and (ii) to observe all corporate formalities;
(c) will not, and will not permit any other Restricted Subsidiary to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries;
(d) will not, and will not permit any Restricted Subsidiary to, permit any credit agreement for a senior credit facility, a loan agreement for a senior credit facility, a note purchase agreement for the sale of promissory notes or an indenture governing capital markets debt instruments pursuant to which the Borrower or any Restricted Subsidiary is a borrower, issuer or guarantor (the “Relevant Debt”), the terms of which would, upon the occurrence of a default under any Debt of an Unrestricted Subsidiary, (i) result in, or permit the holder of any Relevant Debt to declare a default on such Relevant Debt or (ii) cause the payment of any Relevant Debt to be accelerated or payable before the fixed date on which the principal of such Relevant Debt is due and payable; and
(e) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Credit Party.
Section 8.18 Account Control Agreements.
(a) The Borrower will, and will cause each other Credit Party to, (a) in connection with any Deposit Account and Securities Account (other than an Excluded Account for so long as it is an Excluded Account), cause such Deposit Account and Securities Account (other than an Excluded Account for so long as it is an Excluded Account) to be subject to a Control Agreement within sixty (60) days after the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent). The Borrower, for itself and on behalf of the other Credit Parties, hereby authorizes the Administrative Agent to deliver notices to the depositary banks pursuant to any Control Agreement under any one or more of the following circumstances: (w) following the occurrence of and during the continuation of an Event of Default of the type set forth in Sections 10.01(a), (b), (f), (g), (h), (i) or (j), (x) as otherwise agreed to in writing by the Borrower or any Credit Party, as applicable, (y) the Loans then outstanding have become due and payable in whole (and not merely in part), whether at stated maturity, by acceleration, or otherwise, or (z) as otherwise permitted by applicable law. As to Deposit Accounts or Securities Accounts (in each case, other than an Excluded Account for so long as it is an Excluded Account) established by the Borrower or any other Credit Party after the Effective Date, the Borrower will, and will cause each other Credit Party to, cause such Deposit Account or Securities Account to be subject to a Control Agreement within sixty (60) days after the establishment thereof (or such longer period of time as may be agreed to by the Administrative Agent).
(b) In connection with any Capital Markets Account, upon the earliest of (x) the date that is 150 days from the date proceeds are first deposited into such Capital Markets Account (or such later date as the Administrative Agent may agree in its sole discretion), (y) any date when the Commitment Utilization Percentage is greater than or equal to 90%, and (z) the occurrence of a Default, such Capital Markets Account shall cease to be an “Excluded Account” and the Borrower shall have sixty (60) days (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion) to either subject such Capital Markets Account to a Control Agreement, transfer all of the funds in such deposit account to a deposit account subject to a Control Agreement or otherwise use such funds as permitted by clause (ii)(y) below.
(c) The Borrower will, and will cause each other Credit Party to, use each Capital Markets Account (and the amounts deposited therein) solely for the purposes of, and such amounts may not be transferred out of any such Capital Markets Account for any reason other than, (x) consummating the specific acquisition with respect to which such Capital Markets Account was established, (y) paying down any Debt of the Borrower or the other Credit Parties or redeeming preferred stock of the Borrower or any Credit Party so long as such redemption is permitted pursuant to Section 9.04, or (z) transferring any amounts deposited therein to a deposit account subject to a Control Agreement.
Section 8.19 [Reserved].
Section 8.20 Minimum Hedged Volume. The Borrower and/or other Credit Parties shall, on or before June 30, 2020 (or by such later date as the Administrative Agent may agree in its sole discretion), enter into and maintain during the period commencing January 1, 2021 through December 31, 2021 (the “Minimum Hedging Period”), Swap Agreements the net notional volumes (when aggregated with other commodity Swap Agreements then in effect) for which are not less than forty percent (40%) of the reasonably anticipated crude oil, natural gas and natural gas liquids production (calculated in the aggregate and on a barrel of oil equivalent basis, as applicable) on a monthly basis throughout the Minimum Hedging Period from the Oil and Gas Properties which are classified as Proved Developed Producing Reserves (as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.12(a)). Notwithstanding anything to the contrary contained herein, any failure to enter into the required hedges for the Minimum Hedge Period shall not result in a Default or an Event of Default and shall instead result in the Required Lenders having the right to adjust the Borrowing Base by an amount not to exceed the Borrowing Base value (as determined by the Required Revolving Credit Lenders) of the Swap Agreements which, if entered into, would cure the Borrower’s failure to be in compliance with this Section 8.20 until the earlier to occur of (i) the cure of the Borrower’s failure to be in compliance with this Section 8.20 and (ii) the occurrence of the Scheduled Redetermination scheduled for November 1, 2020.
Section 8.21 Consolidated Cash Balance. If, on any Consolidated Cash Measurement Date, the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold (the amount of such excess, the “Required Prepayment Amount”), then the Borrower shall, on the next Business Day thereafter, prepay the Swing Line Loans and, after all Swing Line Loans have been paid in full, the remaining Loans, in an aggregate principal amount equal to the lesser of (a) such Required Prepayment Amount and (b) the amount of such Loans; provided that, notwithstanding anything to the contrary contained in this Agreement, prepayments under this Section 8.21 shall (i) be without premium or penalty (including, for the avoidance of doubt, any premiums otherwise required under Section 5.02) and (ii) not result in a permanent reduction in Commitments. Any excess Required Prepayment Amount not required to be applied pursuant to this Section 8.21 shall be retained by the Borrower and its Restricted Subsidiaries and used for any purpose not prohibited hereunder.
ARTICLE IX   NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all Reimbursement Obligations shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 9.01 Financial Covenants.
(a) Current Ratio. Commencing March 31, 2020, and for each such fiscal quarter ending thereafter (other than the fiscal quarter ending June 30, 2020), the Borrower will not permit, as of the last day of any such fiscal quarter, the ratio of (i) the Current Assets of the Borrower and the other Credit Parties to (ii) the Current Liabilities of the Borrower and the other Credit Parties, to be less than 1.0 to 1.0.
(b) Leverage Ratio. Commencing March 31, 2022, and for each fiscal quarter ending thereafter, the Borrower will not permit, as of the last day of any such fiscal quarter, the ratio (the “Leverage Ratio”) of (i) the consolidated Total Debt of the Borrower and the other Credit Parties as of such time net of, for all purposes of calculating the Leverage Ratio under this Agreement, unrestricted cash of the Borrower and the other Credit Parties as of such time not to exceed $150,000,000 to (ii) the Adjusted EBITDAX of the Borrower and the other Credit Parties, to be greater than 4.00 to 1.00.
(c) Secured Leverage Ratio. Commencing March 31, 2020, and for each fiscal quarter ending thereafter, but on or prior to December 31, 2021, the Borrower will not permit, as of the last day of any such fiscal quarter, the ratio (the “Secured Leverage Ratio”) of (i) the consolidated Total Secured Debt of the Borrower and the other Credit Parties as of such time to (ii) the Adjusted EBITDAX of the Borrower and the other Credit Parties, to be greater than 3.00 to 1.00.
Section 9.02 Debt. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a) the Notes or other Obligations arising under the Loan Documents, Cash Management Agreements or the Secured Swap Agreements;
(b) Debt of the Borrower and the other Credit Parties existing on the date hereof that is reflected on Schedule 9.02 and any Permitted Refinancing Debt issued or incurred to refinance such Debt.
(c) Debt under Capital Leases or that constitutes Purchase Money Indebtedness; provided that the aggregate principal amount of all Debt described in this Section 9.02(c) at any one time outstanding shall not to exceed $50,000,000 in the aggregate;

(d) intercompany Debt between the Borrower and any other Credit Party or between Credit Parties; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Credit Party; and, provided further, that any such Debt owed by a Credit Party shall be subordinated to the Obligations on terms set forth in the Guarantee Agreement;
(e) Debt constituting a guaranty by a Credit Party of Debt permitted to be incurred under this Section 9.02 and any Permitted Refinancing Debt in respect thereof;
(f) (i) other Debt not to exceed $100,000,000 in the aggregate at any one time outstanding, which may be secured as permitted by Section 9.03; provided, however, that the Borrowing Base shall have been adjusted to the extent required by Section 2.06(e) and (ii) Permitted Refinancing Debt in respect thereof;
(g) Debt arising under Swap Agreements in compliance with Section 9.16;
(h) (i) Specified Additional Debt; provided that (A) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom (and any Transfer, any acquisition, any designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any other transactions related thereto or in connection therewith), the Borrower shall be in pro forma compliance with the covenants set forth in Section 9.01 as of the last day of the immediately preceding fiscal quarter for which financial statements are available and (B) the Borrowing Base shall have been adjusted to the extent required by Section 2.06(e) (the “Additional Debt Conditions”) and (ii) any Permitted Refinancing Debt in respect of Debt described in clause (i);
(i) Debt incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of Property (including “earn-outs” or similar obligations) and purchase price adjustments in respect of the purchase of Property (including pursuant to any Permitted Acquisition or Investment permitted hereunder);
(j) (i) Debt of the Borrower or any Restricted Subsidiary assumed in connection with any acquisition (including any Permitted Acquisition) or other Investment permitted hereunder subject to the Additional Debt Conditions (“Assumed Debt”); provided that, with respect to any such Debt incurred after the Effective Date, (A) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom (and any Transfer, any acquisition, any designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any other transactions related thereto or in connection therewith), the Borrower shall be in pro forma compliance with the covenants set forth in Section 9.01 as of the last day of the immediately preceding fiscal quarter for which financial statements are available and (B) if secured, secured by Junior Liens subject to the representative of such Debt becoming party to a Customary Intercreditor Agreement and (C) the Borrowing Base shall have been adjusted to the extent required by the Additional Debt Conditions, and (ii) any Permitted Refinancing Debt in respect of Debt described in Section 9.02(j)(i); and
(k) [reserved].
For purposes of determining compliance with Section 9.02, in the event that an item of Debt (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Debt described in Sections 9.02(a) through 9.02(j) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Debt (or any portion thereof) in any one or more of the types of Debt described in Sections 9.02(a) through 9.02(j) and will only be required to include the amount and type of such Debt in such of the above Sections as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in Sections 9.02(a) through 9.02(j) above.
Section 9.03 Liens. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a) Liens securing the payment of any Obligations;
(b) Excepted Liens;
(c) Liens on deposits of cash or securities securing the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;
(d) Liens on cash or securities of the Borrower or any other Credit Party in an aggregate amount not to exceed $25,000,000 securing obligations arising under (i) Swap Agreements that are intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons or (ii) any Swap Agreement between a Credit Party and one or more financial institutions providing for the exchange of nominal interest obligations between such Credit Party and such financial institutions or the cap of the interest rate on any Debt of a Credit Party, in each case, which are not prohibited by the terms of Section 9.16, with counterparties that were not Secured Swap Parties;
(e) Liens securing Capital Leases and Purchase Money Indebtedness permitted by Section 9.02(c) but only on the Property under lease or the Property purchased with such Purchase Money Indebtedness;
(f) Liens on Properties of the Borrower and the other Credit Parties existing on the Effective Date that are reflected on Schedule 9.03 and any such replacement thereof that does not increase the principal amount of the Debt secured by such Lien or expand the Collateral subject to such Lien;
(g) Liens securing Debt pursuant to Section 9.02(h) and Section 9.02(j); and
(h) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Investment not prohibited hereunder; and
(i) additional Liens securing obligations or Debt not in excess of $50,000,000 in the aggregate at any time.
Section 9.04 Restricted Payments. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly (collectively in this section, “make”), any Restricted Payment except:
(a) any Credit Party may make Restricted Payments to any other Credit Party;
(b) the Borrower may make Restricted Payments with respect to its Equity Interests payable solely in (or in the right to receive) additional Equity Interests (other than Disqualified Capital

Stock) of the Borrower or from the proceeds of a substantially concurrent issuance of Equity Interests of the Borrower;
(c) [reserved];
(d) the Borrower may repurchase or redeem shares of common Equity Interests of the Borrower from any holder of less than 100 shares of such common Equity Interests, provided that the aggregate amount paid for all such repurchases and redemptions made pursuant to this clause (d) shall not exceed the greater of $10,000,000 in the aggregate in any fiscal year;
(e) the Borrower may purchase, redeem or acquire, cancel or retire for value capital stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire capital stock of the Borrower held by any existing or former directors, employees or management of the Borrower or any Subsidiary of the Borrower or their assigns, estates or heirs, in each case, in connection with employee or director stock option, restricted stock or restricted stock units, or stock purchase agreements or other agreements to compensate such management employees or directors; provided that such redemptions or repurchases pursuant to this Section 9.04(e) will not exceed $30,000,000 in the aggregate during any calendar year and $120,000,000 in the aggregate for all such redemptions and repurchases; the distribution, by dividend or otherwise, of Equity Interests of, or indebtedness owed to the Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary or a Person that is not a Restricted Subsidiary in which any Credit Party or Restricted Subsidiary owns Equity Interests (or a Restricted Subsidiary that owns Equity Interests in an Unrestricted Subsidiary or Person that is not a Restricted Subsidiary); provided that such Restricted Subsidiary owns no assets other than Equity Interests of an Unrestricted Subsidiary or a Person that is not a Restricted Subsidiary (other than Unrestricted Subsidiaries or Persons that are not Restricted Subsidiaries the primary assets of which are cash and/or cash equivalents);
(f) to the extent constituting Restricted Payments, payments permitted pursuant to Section 9.12;
(g) [reserved]; and
(h) the Borrower may make any other Restricted Payments; provided that (i) no Borrowing Base deficiency, Default or Event of Default has occurred, is continuing or would result therefrom, (ii) after giving pro forma effect to such Restricted Payment, (A) the Liquidity is an amount equal to at least 15% of the Borrowing Base, and (B) the Leverage Ratio (as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)) shall not be greater than 2.50 to 1.00.
Section 9.05 Investments, Loans and Advances. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a) the Investments existing on the Closing Date and either reflected in the Financial Statements or disclosed to the Lenders in Schedule 9.05;
(b) accounts receivable arising in the ordinary course of business and payable in accordance with customary trade terms;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;
(d) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by S&P or Moody’s;
(e) demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;
(f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);
(g) Investments made by (i) any Credit Party in or to any other Credit Party and (ii) any Credit Party in a Restricted Subsidiary that is not a Credit Party, in the case of this clause (ii), not to exceed in the aggregate the greater of (x) $75,000,000 and (y) 3.0% of the Borrowing Base at any time outstanding;
(h) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to any Credit Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such obligations or upon the enforcement of such obligations or of any Lien securing such obligations;
(i) Investments constituting Debt permitted under Section 9.02;
(j) other Investments not to exceed $40,000,000 in the aggregate at any time;
(k) Investments in Joint Ventures and Unrestricted Subsidiaries, provided that (i) the aggregate amount of all such Investments at any one time permitted by this Section 9.05(k) shall not exceed $100,000,000 (or its equivalent in other currencies as of the date of Investment) and (ii) Liquidity is an amount equal to at least 15% of the Borrowing Base immediately before and immediately after giving effect to such Investment;
(l) to the extent constituting Investments, investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to or made pursuant to the requirements of farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are or become usual and customary in the oil and gas exploration and production business;
(m) Investments (i) to the extent the consideration for which consists of Equity Interests of the Borrower or warrants, options or other rights to purchase or acquire Equity Interests of the Borrower, (ii) with up to 100% of the net cash proceeds of an offering or issuance of Equity Interests by the Borrower (to the extent made within 150 days of the closing of such offering), in each case in (A) joint ventures engaging in businesses conducted by companies in the oil and gas industry, (B) any Unrestricted Subsidiary or non-Guarantor Restricted Subsidiary or (C) any other Person or (iii) with Equity Interests in Unrestricted Subsidiaries or other Persons that are not Restricted Subsidiaries;

(n) Permitted Acquisitions and any customary cash earnest money deposits made in connection with a proposed Permitted Acquisition or other Investment permitted hereunder;
(o) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;
(p) to the extent constituting an Investment, escrow deposits to secure indemnification obligations in connection with a Transfer permitted by Section 9.11, Permitted Acquisition or other Investment permitted hereunder;
(q) the contribution of all or part of the Credit Parties’ Water Services Assets to the Riptide Entities; and
(r) other Investments without limit to the extent that (i) no Borrowing Base deficiency, Default or Event of Default has occurred, is continuing or would result therefrom, (ii) after giving pro forma effect to such Investment, (A) the Liquidity is an amount equal to at least 15% of the Borrowing Base, and (B) the Leverage Ratio (as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)) shall not be greater than 2.50 to 1.00.
Section 9.06 Nature of Business; Organizational Changes. The Borrower (a) will not, nor will it permit any of the Restricted Subsidiaries to, allow any material change to be made in the character of their business, taken as a whole, as an independent oil and gas exploration and production company, and (b) will provide prior written notice to the Administrative Agent of any change in any Credit Party’s corporate name, the location of such Credit Party’s chief executive office, such Credit Party’s identity or corporate, limited liability or partnership structure or in the jurisdiction in which such Credit Party is incorporated or formed, such Credit Party’s jurisdiction of organization or such Credit Party’s organizational identification number in such jurisdiction of organization, and/or the Credit Party’s federal taxpayer identification number.
Section 9.07 Proceeds of Loans. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. No Credit Party or any Person acting on behalf of any Credit Party has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
Section 9.08 ERISA Compliance. No Credit Party will at any time:
(a) engage in, or permit any ERISA Affiliate to engage in, any transaction with respect to a Plan in connection with which the Credit Party or any ERISA Affiliate would be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, where such penalty or tax would reasonably be expected to have a Material Adverse Effect.

(b) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code if a Material Adverse Effect would reasonably be expected to result.
(c) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner which would reasonably be expected to have a Material Adverse Effect.
(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any unpaid minimum required contribution within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan, which would reasonably be expected to have a Material Adverse Effect.
(e) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan or a Multiemployer Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA that would reasonably be expected to result in a Material Adverse Effect.
Section 9.09 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, nor will it permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than another Credit Party.
Section 9.10 Mergers, Etc. The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (in this section, any such transaction, a “consolidation”), or liquidate or dissolve; provided that, so long as no Event of Default has occurred and is then continuing, (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the survivor), (b) any other Subsidiary and any Unrestricted Subsidiary may participate in a consolidation with the Borrower or any Credit Party (provided that, if the Borrower participates in the consolidation, the Borrower shall be the surviving entity, and otherwise, such Credit Party (and not such Unrestricted Subsidiary) shall be the continuing or surviving entity), (c) the Borrower and Credit Parties may make any Investment permitted under Section 9.05 and any Transfers permitted under Section 9.11 and (d) any Credit Party (other than the Borrower) may liquidate or dissolve so long as all of its assets (if any) are distributed to another Credit Party in connection with such liquidation or dissolution.
Section 9.11 Sale of Properties. The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, assign, farm-out, convey, swap, trade or otherwise transfer (collectively in this section, “Transfer”) any Oil and Gas Property or any interest in Hydrocarbons produced or to be produced therefrom or any Equity Interest in any Credit Party that owns any Oil and Gas Property, commodity Swap Agreement or any interest in Hydrocarbons produced or to be produced therefrom (in this section, an “E&P Credit Party”) or unwind or terminate any commodity Swap Agreements, except for:
(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts, swaps or trades of undeveloped acreage not included in the most recently delivered Reserve Report and assignments in connection with such farmouts, swaps or trades, sales or licenses of intellectual property, seismic, and other geological or geophysical data, none of which, in the aggregate, materially impair the operation of the business of any Credit Party, and the abandonment of intellectual property, seismic, and other geological or geophysical data that is no longer material to the operation of the business of any Credit Party;
(c) the Transfer of equipment that is no longer necessary for the business of the Borrower or such other Credit Party or is replaced by equipment of at least comparable value and use;
(d) Transfers of Oil and Gas Properties to which no Proved Reserves of oil or natural gas are attributed;
(e) Transfers of Oil and Gas Properties to which Proved Reserves of oil or gas are attributed, provided that, at least 75% of the consideration received in respect of such sale or other disposition shall be cash or Oil and Gas Properties to which Proved Reserves of oil or gas are attributed and with respect to which the Administrative Agent has received reasonably satisfactory Engineering Reports or the assumption of liabilities related to such transferred Oil and Gas Properties;
(f) Transfers of all (but not less than all) of the Equity Interests collectively owned by the Borrower and its Subsidiaries in any E&P Credit Party;
(g) the unwinding or termination of commodity Swap Agreements;
(h) Transfers of such Property to the extent permitted by Section 9.04, Section 9.05 or Section 9.10;
(i) exchanges or swaps, including transactions covered by Section 1031 of the Code, of property or assets (other than Oil and Gas Properties) so long as the exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets;
(j) Transfers of the Credit Parties’ Water Services Assets; and
(k) other Transfers of Property not permitted by the preceding clauses (a) through (i) having a fair market value not to exceed the greater of $25,000,000 in any fiscal year of the Borrower.
To the extent that, since the later of (y) the last Scheduled Redetermination Date and (z) the date of the last adjustment to the Borrowing Base made pursuant to any Borrowing Base Adjustment Provision, (1) Oil and Gas Properties with an aggregate Borrowing Base value in excess of five percent (5%) of the Borrowing Base value of all Oil and Gas Properties included in the Borrowing Base are Transferred pursuant to the preceding subsections (e), (f) and/or (h), as applicable, (2) commodity Swap Agreements of the Credit Parties with an aggregate Borrowing Base value in excess of five percent (5%) of the Borrowing Base value of all Oil and Gas Properties included in the Borrowing Base are unwound or terminated pursuant to the preceding subsection (g), (3) Water Services Assets with an aggregate Borrowing Base value in excess of seven and one-half percent (7.5%) of the Borrowing Base value of all Oil and Gas Properties included in the Borrowing Base are Transferred pursuant to this Section 9.11 or contributed to the Riptide Entities pursuant to Section 9.05(q) or (4) Oil and Gas Properties and commodity Swap Agreements of the Credit Parties with an aggregate Borrowing Base value in excess of seven and one-half percent (7.5%) of the Borrowing Base value of all Oil and Gas Properties included in the Borrowing Base are Transferred, contributed or unwound or terminated pursuant to transactions of the nature described in the preceding clauses (1) and (2), in each case, as determined by the Required Revolving Credit Lenders, then the Borrowing Base shall be reduced, effective immediately, by the Borrowing Base value (as determined by the Required Revolving Credit Lenders) of such Oil and Gas Properties and/or commodity Swap Agreements that are Transferred or unwound or terminated; provided that for purposes of this sentence, (i) a commodity Swap Agreement shall be deemed to have not been unwound or terminated if, (x) such commodity Swap Agreement is novated from the existing counterparty to a Secured Swap Party, with the Borrower or the applicable Credit Party being the “remaining party” for purposes of such novation, or (y) upon its termination or unwinding, it is replaced, in a substantially contemporaneous transaction, with one or more commodity Swap Agreements with approximately the same mark-to-market value and without cash payments to any Credit Party in connection therewith, and (ii) an Oil and Gas Property shall be deemed to have not been Transferred if upon its Transfer, it is (A) replaced, in a substantially contemporaneous transaction, with Oil and Gas Properties with approximately the same value as evidenced by reasonably satisfactory Engineering Reports delivered to the Administrative Agent prior to the effectiveness of such transaction and (B) pledged as Collateral pursuant to a Security Instrument acceptable to the Administrative Agent delivered to the Administrative Agent contemporaneous with the effectiveness of such transaction. For the purposes of the preceding sentence, the Transfer of an E&P Credit Party owning such Oil and Gas Properties and/or commodity Swap Agreements pursuant to Section 9.11(f) shall be deemed the Transfer of the Oil and Gas Properties and the unwinding or termination of the commodity Swap Agreements owned by such E&P Credit Party.
To the extent any Collateral is Transferred as expressly permitted by this Section 9.11 to any Person other than a Credit Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents (and such Liens shall be automatically released upon the consummation of such Transfer), and, if requested by the Administrative Agent, upon certification by a Responsible Officer of the Borrower that such Transfer is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect or evidence the foregoing (provided that the Borrower shall provide such certification prior to the Administrative Agent taking any such actions in respect of a Transfer of Borrowing Base Properties).
Section 9.12 Transactions with Affiliates. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than one of the other Credit Parties) unless such transactions are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, the foregoing provisions of this Section 9.12 shall not apply to: (i) the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by the Borrower, any Credit Party or any Subsidiary in the ordinary course of its business with its or for the benefit of its employees, officers and directors, (ii) fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of the Borrower, any Credit Party or any Subsidiary in their capacity as such, to the extent such fees and compensation are customary, (iii) the consummation of the Transactions, (iv) equity issuances, repurchases, retirements, redemptions, Restricted Payments or other acquisitions or retirements of Equity Interests by the Borrower or any dividends and distributions, in each case, permitted by Section 9.04, (v) loans, advances, Investments and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 9.05 and (vi) the entry into and performance under management, transition and other service and commercial agreements by and between the Borrower, any Credit Party or any Restricted Subsidiary and any Unrestricted Subsidiary or any Person that is not a Restricted Subsidiary in which any Credit Party or Restricted Subsidiary owns Equity Interests.
Section 9.13 [Reserved].
Section 9.14 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, nor will it permit any other Credit Party to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than as expressly provided for by this Agreement and documents evidencing Debt permitted by Section 9.02 or creating Permitted Liens) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent for the benefit of the Lenders, or restricts any Credit Party from paying dividends or making any other distributions in respect of its Equity Interests to any Credit Party.
Section 9.15 Gas Imbalances. The Borrower will not, nor will it permit any Restricted Subsidiary to, allow gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties of the Credit Parties that would require such Credit Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed five percent (5%) of the annual production of gas of the Credit Parties for the most recent calendar year, on an mcf equivalent basis in the aggregate.
Section 9.16 Swap Agreements. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than (a) non-speculative Swap Agreements in respect of commodities with an Approved Counterparty for a term of not more than 60 months and the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options or basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, the Applicable Hedge Percentage of the reasonably anticipated projected production from proved Oil and Gas Properties based on the most recently delivered Reserve Report for each month during which such Swap Agreement is in effect for each of crude oil, natural gas, and natural gas liquids calculated separately, provided that the Borrower shall, without causing a breach of this Section 9.16, have the option to enter into commodity Swap Agreements with respect to reasonably forecasted projected production from proved Oil and Gas Properties not then owned by the Credit Parties but which are subject to a binding purchase agreement for which one or more of the Credit Parties are scheduled to acquire such proved Oil and Gas Properties within the applicable period (based upon the reserve report for such proved Oil and Gas Properties that has been delivered to the Administrative Agent); provided that, the notional volume of all production that is forecasted to be produced from the proved Oil and Gas Properties that are to be acquired under the definitive purchase agreement that is subject to Swap Agreements shall not exceed thirty percent (30%) of the aggregate notional volume of crude oil, natural gas, and natural gas liquids that are permitted to be subject to Swap Agreements pursuant to this Section 9.16, without giving effect to such proposed purchase; provided further that, if (A) such purchase agreement does not close for any reason within sixty (60) days of the date required thereunder, including any binding extensions thereof or (B) seven (7) Business Days have passed since the termination of the binding purchase agreement for such proposed acquisition, then the Credit Parties shall unwind or otherwise terminate the Swap Agreements entered into with respect to production that was to be acquired thereunder, and (b) non-speculative Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which (when aggregated with all other Swap Agreements of the Credit Parties then in effect)

do not exceed eighty-five percent (85%) of the then outstanding principal amount of the Borrower’s Debt for borrowed money. In no event shall any Swap Agreement, other than a master Swap Agreement pursuant to which any Credit Party executes only put or floor options, contain any requirement, agreement or covenant for any Credit Party to post collateral or margin to secure its obligations under such Swap Agreement other than (y) to the extent permitted under Section 9.03(d) and (z) for the benefit of a Secured Swap Party pursuant to the Security Instruments as contemplated herein.
Section 9.17 Designation and Conversion of Subsidiaries and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.
(a) Unless designated as an Unrestricted Subsidiary in accordance with Section 9.17(b), any Person that becomes a Domestic Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Person that would otherwise be a Restricted Subsidiary of the Borrower, including a newly formed or newly acquired Person that would otherwise be a Restricted Subsidiary of the Borrower, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, neither an Event of Default has occurred and is continuing nor a Borrowing Base deficiency would exist, (ii) such Person is not a party to any agreement, contract, arrangement or understanding with the Borrower or any other Credit Party unless the terms of such agreement, contract, arrangement or understanding are permitted by Section 9.12, (iii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct or indirect ownership interest in such Person and such Investment would be permitted to be made at the time of such designation under Section 9.05(k), (iv) such designation is deemed to be a Transfer pursuant to which the provisions of Section 9.11 will apply and (v) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that such designation complies with the requirements of this Section 9.17(b). For purposes of the foregoing, the designation of a Person as an Unrestricted Subsidiary shall be deemed to be the designation of all present and future subsidiaries of such Person as Unrestricted Subsidiaries.
(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (a) prior, and after giving effect, to such designation, no Event of Default has occurred and is continuing, (ii) the Borrower complies with the requirements of Section 8.14, Section 8.18 and Section 9.12 and any Debt of such Unrestricted Subsidiary is permitted to be incurred under Section 9.02. Any such designation shall be treated as a cash dividend in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Person.
Section 9.18 Junior Debt.
(a) Voluntary Redemption. The Borrower will not, and will not permit any Restricted Subsidiary to voluntarily prepay, repurchase or redeem or otherwise voluntarily defease prior to its scheduled maturity any Junior Debt (for the avoidance of doubt, it being understood that payments of regularly-scheduled cash interest in respect of Junior Debt shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease prior to its scheduled maturity any Junior Debt (i) in exchange for or with the proceeds of any Permitted Refinancing Debt or other Specified Additional Debt), (ii) by converting or exchanging any Junior Debt to Equity Interests (other than Disqualified Capital Stock) or Qualified Preferred Stock of the Borrower or with the Net Cash Proceeds from any such Equity Interests (other than Disqualified Capital Stock) or Qualified

Preferred Stock of the Borrower, (iii) such Debt is intercompany Debt permitted hereunder or (iv) so long as, immediately after giving effect thereto, (A) on a pro forma basis, no Borrowing Base deficiency exists and no Default or Event of Default shall have occurred and be continuing, (B) Liquidity is at least 15% and (C) on a pro forma basis the Borrower shall have a Leverage Ratio no greater than 2.50:1.00.
(b) Amendments. The Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the documents governing any Junior Debt if (i) the effect thereof would be to shorten its maturity to a date that is earlier than the 91st day after Revolving Credit Maturity Date, or (ii) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement, taken as a whole, in each case, as reasonably determined in good faith by the Borrower unless the Borrower offers contemporaneously to amend this Agreement to add similar provisions; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof (provided that any such guarantor also guarantees the Obligations pursuant to a Guarantee Agreement and each of Borrower and such guarantor otherwise complies with Section 8.14(b)).
Section 9.19 Use of Proceeds and Letters of Credit. The Borrower will not request any Borrowing or Letter of Credit, and no Credit Party shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.20 Changes in Fiscal Periods; Accounting Change. The Borrower will not, nor will it permit any Restricted Subsidiary to (a) have its fiscal year end on a date other than December 31 or (b) change its method of determining fiscal quarters or make a change in the method of accounting employed in the preparation of the Financial Statements, unless required to conform to GAAP, without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).
ARTICLE X   EVENTS OF DEFAULT; REMEDIES
Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification of any Loan

Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or incorrect in any respect in the case of any such representation or warranty that is already qualified by materiality or by reference to Material Adverse Effect).
(d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03(a) or Article IX.
(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than to the extent provided in the covenant contained in Section 8.20 or those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) a Responsible Officer of the Borrower or any other any Credit Party having knowledge of such default or (ii) notice thereof from the Administrative Agent to the Borrower.
(f) the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest on any Material Indebtedness, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace.
(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof.
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiaries (other than Immaterial Subsidiaries that are not Credit Parties) or their debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries that are not Credit Parties) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i) the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries that are not Credit Parties) shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries that are not Credit Parties) or for a substantial part of its assets, file an answer admitting the material allegations of a petition filed against it in any such proceeding, make a general assignment for the benefit of creditors or take any action for the purpose of effecting any of the foregoing.

(j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000, (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment, provided that judgments arising out of and in connection with the Acquisition shall be excluded from the calculation of the foregoing amount in this Section 10.01(k).
(l) the Loan Documents after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Credit Parties party thereto or shall be repudiated by any of them.
(m) a Change in Control shall occur.
(n) the occurrence of any Termination Event that results in, or would reasonably be expected to result in, a Material Adverse Effect.
(o) The Administrative Agent shall fail to have a first priority, perfected Lien (subject only to Permitted Liens) in any material portion of the Collateral as determined by the Administrative Agent.
Section 10.02 Remedies.
(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) and Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Revolving Credit Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the Letter of Credit Obligations in an amount equal to the greater of (i) 105% of the amount of such Letter of Credit Obligations and (ii) 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Credit Parties; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Credit Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the Letter of Credit Obligations in an amount equal to the greater of (A) 105% of the amount of such Letter of Credit Obligations and (B) 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.
(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c) Except as otherwise provided in Section 4.02, all proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders as permitted hereunder;
(iii) third, pro rata to payment of accrued interest on the Revolving Credit Loans and Swing Line Loans;
(iv) fourth, pro rata to payment of (A) principal outstanding on the Revolving Credit Loans and Swing Line Loans and to serve as cash collateral to secure outstanding Letter of Credit Obligations, (B) Obligations under Secured Swap Agreements then due and owing to Secured Swap Parties and (C) liabilities to any Cash Management Bank arising in connection with Secured Cash Management Agreements;
(v) fifth, pro rata to any other Obligations;
(vi) sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to the Obligations otherwise set forth above in this Section 10.02.
ARTICLE XI
THE AGENTS
Section 11.01 Appointment of Administrative Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes Administrative Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

Section 11.02 [Reserved].
Section 11.03 Scope of Administrative Agent’s Duties. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or by the arranging and other services provided by the Administrative Agent, Syndication Agent, the Documentation Agents, the Arrangers or the Joint Bookrunners or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against Administrative Agent). None of Administrative Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Required Lenders (or all of Lenders for those acts requiring consent of all of Lenders) (except for its or their own willful misconduct, bad faith or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by any Credit Party or any Affiliate thereof, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an actual executed signature page), (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Loan or the issuance of any Letter of Credit. Administrative Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Administrative Agent may treat the payee of any Note as the holder thereof. Administrative Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 11.04 Successor Administrative Agent. Administrative Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrower and each of Lenders. If Administrative Agent at any time shall resign or if the office of Administrative Agent shall become vacant for any other reason, Majority Revolving Credit Lenders shall, by written instrument, appoint successor agent(s) (“Successor Administrative Agent”) satisfactory to such Majority Revolving Credit Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such Successor Administrative Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Revolving Credit Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a Successor Administrative Agent. If no such Successor Administrative Agent shall have been so appointed by the Required Revolving Credit Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Revolving Credit Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Such Successor Administrative Agent shall thereupon become Administrative Agent hereunder, as applicable, and Administrative Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Administrative Agent may reasonably request. If a Successor Administrative Agent is not so appointed or does not accept such appointment before the resigning or removed Administrative Agent’s resignation or removal becomes effective, the resigning or removed Administrative Agent may appoint a temporary successor to act until such appointment by the Majority Revolving Credit Lenders or Required Revolving Credit Lenders, as applicable, and, if applicable, Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning or removed Administrative Agent, the Majority Revolving Credit Lenders shall thereafter perform all of the duties of the resigning or removed Administrative Agent hereunder until such appointment by the Majority Revolving Credit Lenders and, if applicable, Borrower, is made and accepted. Such Successor Administrative Agent shall succeed to all of the rights and obligations of the resigning or removed Administrative Agent as if originally named. The resigning or removed Administrative Agent shall duly assign, transfer and deliver to such Successor Administrative Agent all moneys at the time held by the resigning or removed Administrative Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations, in its capacity as Administrative Agent hereunder, except for its gross negligence, bad faith or willful misconduct arising prior to its resignation or removal hereunder, and the provisions of this Article XI shall continue in effect for the benefit of the resigning or removed Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
Section 11.05 Credit Decisions. Each Lender acknowledges that it has, independently of Administrative Agent and each other Lender and based on the financial statements of Credit Parties and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Administrative Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.
Section 11.06 Authority of Administrative Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants Administrative Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Obligations outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of Lenders allowed in any proceeding relative to the Credit Parties, or their respective creditors or affecting their respective properties, and to take such other actions which Administrative Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.
Section 11.07 Indemnification of Administrative Agent. Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify Administrative Agent and its Affiliates (to the extent not reimbursed by the Credit Parties, but without limiting any obligation of any Credit Party to make such reimbursement), ratably according to their respective Applicable Revolving Credit Percentage, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of house and outside counsel) which may be imposed on, incurred by, or asserted against Administrative Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by Administrative Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from Administrative Agent’s or its Affiliate’s gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that Administrative Agent and its Affiliates are not reimbursed for such expenses by Borrower, but without limiting the obligation of the Credit Parties to make such reimbursement. Each Lender agrees to reimburse Administrative Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to Administrative Agent and its Affiliates by Lenders pursuant to this Section, provided that, if Administrative Agent or its Affiliates are subsequently reimbursed by Borrower for such amounts, they shall refund to Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to Administrative Agent and its Affiliates under this Section shall become impaired as determined in Administrative Agent’s reasonable judgment or Administrative Agent shall elect in its sole discretion to have such indemnity confirmed by Lenders (as to specific matters or otherwise), Administrative Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, Administrative Agent may cease, or not commence, to take any action. Any amounts paid by Lenders hereunder to Administrative Agent or its Affiliates shall be deemed to constitute part of the Obligations hereunder.
Section 11.08 Knowledge of Default. It is expressly understood and agreed that Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of Administrative Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a “notice of default.” Upon receiving such a notice, Administrative Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Administrative Agent shall also furnish Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by Borrower hereunder.
Section 11.09 Administrative Agent’s Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever Administrative Agent is authorized and empowered hereunder on behalf of Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), Administrative Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Revolving Credit Lenders, any other specified Applicable Revolving Credit Percentage of Lenders or all Lenders, as applicable hereunder. Action that may be taken by the Majority Revolving Credit Lenders, any other specified Applicable Revolving Credit Percentage of Lenders or all of Lenders, as the case may be (as provided for hereunder) may be taken (a) pursuant to a vote of the requisite percentages of Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that Administrative Agent exercises good faith, diligent efforts to give all of Lenders reasonable advance notice of the meeting, or (b) pursuant to the written consent of the requisite percentages of Lenders as required hereunder, provided that all of Lenders are given reasonable advance notice of the requests for such consent.
Section 11.10 Enforcement Actions by Administrative Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Administrative Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Revolving Credit Lenders, any other specified Applicable Revolving Credit Percentage or all of Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that Administrative Agent shall not be required to act or omit to act if, in the reasonable judgment of Administrative Agent, such action or omission may expose Administrative Agent to personal liability for which Administrative Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than Administrative Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.
Section 11.11 Collateral Matters.
(a) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Security Instruments which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.
(b) Lenders irrevocably authorize Administrative Agent, in its reasonable discretion, (i) to release or terminate any Lien granted to or held by Administrative Agent upon any Collateral (A) upon termination of the Aggregate Maximum Credit Amount, payment in full of all Obligations (other than contingent obligations not then due and payable) payable under this Agreement and under any other Loan Document, and expiration or termination of all Secured Swap Agreements and payment of all obligations (other than contingent obligations not then due and payable) due and payable thereunder (or other arrangements are made to the reasonable satisfaction of the applicable Secured Swap Party); (B) constituting Property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the Property of any Credit Party that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement (including, without limitation, any Property of a Credit Party that is redesignated as an Unrestricted Subsidiary in accordance with Section 9.17(b)); (C) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (D) if approved, authorized or ratified in writing by the Majority Revolving Credit Lenders, or all Lenders, as the case may be, as provided in Section 12.02; (ii) to subordinate the Lien granted to or held by Administrative Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 9.03(c) and Section 9.03(f); and (iii) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than another Credit Party as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guarantee Agreement). Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.11(b).

Section 11.12 Agents in their Individual Capacities. JPMorgan Chase Bank, N.A., each other Lender named an agent hereunder and each of its respective Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not Administrative Agent, Syndication Agent or Documentation Agent. Each such Person and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as Administrative Agent, Syndication Agent or Documentation Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to Lenders.
Section 11.13 Administrative Agent’s Fees. Until the Obligations have been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, Borrower shall pay to Administrative Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. Subject to Section 12.12, the agency fees referred to in this Section 11.13 shall not be refundable under any circumstances.
Section 11.14 Syndication Agent, Documentation Agent or other Titles. Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of Administrative Agent in any assignment agreement as Lead Arranger, Syndication Agent, Documentation Agent, Joint Bookrunner or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 11.15 No Reliance on Administrative Agent’s Customer Identification Program.
(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Beneficial Ownership Regulation, the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Credit Party, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.
(b) Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (A) within 10 days after the Effective Date, and (B) at such other times as are required under the USA Patriot Act.

Section 11.16 Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, and (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (a) through (g) of Part I of PTE 84-14,
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:
(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c) The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XII   MISCELLANEOUS
Section 12.01 Notices.
(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the addresses set forth on Schedule 12.01, and, if to any Lender other than JPMorgan Chase Bank, N.A., to it at its address (or telecopy number) set forth in its Administrative Questionnaire. The Borrower shall be entitled to rely on the most recent Administrative Questionnaire for each Lender furnished to it by the Administrative Agent for the purpose of providing any notice to the Lenders in accordance herewith.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02 Waivers; Amendments.
(a) No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Subject to Section 5.06(b), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Revolving Credit Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Revolving Credit Lenders; provided that no such agreement shall increase the Commitment, the Elected Commitment, or the Maximum Credit Amount or postpone the scheduled date of expiration of any Commitment or any Elected Commitment of any Revolving Credit Lender without the written consent of such Revolving Credit Lender, increase the Borrowing Base without the written consent of each Revolving Credit Lender (other than any Defaulting Lender), decrease or maintain the Borrowing Base without the consent of the Required Revolving Credit Lenders, or modify Section 2.06 in any manner without the consent of the Required Revolving Credit Lenders; provided that a Scheduled Redetermination may be postponed by the Required Revolving Credit Lenders, reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, postpone the scheduled date of payment or prepayment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, change Section 4.01(b) or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, waive or amend Section 3.03(c), Section 6.01 or Section 10.02(c), without the written consent of each Lender, release any Guarantor (except as set forth in the Guarantee Agreement or this Agreement or as a result of a transaction permitted under Section 9.11, which release shall be automatic), release all or substantially all of the Collateral (other than as provided in Section 11.11, which release shall be automatic), or reduce the percentage set forth in Section 8.14(a) to less than 85%, without the written consent of each Lender, or impose any greater restriction on the ability of any Revolving Credit Lender to assign any of its rights or obligations hereunder without the written consent of, if such Lender is a Revolving Credit Lender, the Majority Revolving Credit Lenders, or change any of the provisions of this Section 12.02(b) or the definitions of “Applicable Revolving Credit Percentage,” “Majority Revolving Credit Lenders,” “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, the Issuing Bank or the Swing Line Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, the Issuing Bank or the Swing Line Lender, as the case may be. Notwithstanding anything to the contrary in this Agreement, fees payable hereunder to any Lender may be reduced with the consent of the Administrative Agent and the affected Lender. Notwithstanding the foregoing, (i) any supplement to Schedule 8.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders and (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower (or, in the case of any other Loan Document, the applicable Credit Party thereto) and the Administrative Agent to cure any ambiguity, omission, defect, or inconsistency.
(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment, the Elected Commitment, or the Maximum Credit Amount of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (provided that the Administrative Agent may with the consent of the Borrower amend, modify or supplement the Loan Documents to effectuate an increase in the Borrowing Base where such Defaulting Lender does not consent to an increase to the Borrowing Base, including not increasing the Borrowing Base by the portion thereof applicable to the Defaulting Lender) and no such amendment, waiver or consent shall disproportionately adversely affect such Defaulting Lender without its consent as compared to other Lenders (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
(d) Notwithstanding anything to the contrary herein, no Lender consent is required to effect any amendment, modification or supplement to any Customary Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Debt permitted hereby that is permitted to be secured by the Collateral (i) that is for the purpose of adding the holders of such secured or subordinated Debt permitted to be incurred under this Agreement (or, in each case, a representative with respect thereto), as parties thereto, as expressly contemplated by the terms of such Customary Intercreditor Agreement, such subordination agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders), (ii) that is expressly contemplated by any Customary Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Debt permitted hereby that is permitted to be secured by the Collateral or (iii) otherwise, with respect to any other amendments, modifications or supplements, to the extent such amendment, modification or supplement is satisfactory to the Administrative Agent in its sole discretion; provided that, in each case, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent; provided further that, in each case, the Administrative Agent shall post such amendment to the Lenders (which may be posted to the electronic platforms approved by the Administrative Agent) reasonably promptly after the effectiveness thereof.
Section 12.03 Expenses, Indemnity; Damage Waiver.
(a) The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Arrangers, limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursement of Simpson Thacher & Bartlett LLP and one local counsel as reasonably necessary in any jurisdiction relevant to the interests of the Lenders taken as a whole (and in the case of an actual or perceived conflict of interest, one additional counsel and (if reasonably necessary) one local counsel in each relevant jurisdiction to the affected Indemnitees similarly situated), including the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by any Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, all reasonable and documented out-of-pocket expenses incurred by any Agent or the Issuing Bank or, during the continuance of any Event of Default, by any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b) THE BORROWER SHALL, AND SHALL CAUSE EACH OTHER CREDIT PARTY TO, INDEMNIFY EACH AGENT, THE ARRANGERS, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY

OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, THE FAILURE OF ANY CREDIT PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF ANY CREDIT PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, ANY OTHER ASPECT OF THE LOAN DOCUMENTS, THE OPERATIONS OF THE BUSINESS OF THE CREDIT PARTIES AND THEIR RESPECTIVE SUBSIDIARIES BY THE CREDIT PARTIES AND THEIR RESPECTIVE SUBSIDIARIES, ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, ANY LIABILITY ARISING UNDER ENVIRONMENTAL LAW OF THE CREDIT PARTIES, ANY OF THEIR RESPECTIVE SUBSIDIARIES OR RELATING TO ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, THE PAST OWNERSHIP BY ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, ANY ENVIRONMENTAL LIABILITY OF OR RELATED TO ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED

EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arrangers or the Issuing Bank under Section 12.03(a) or (b), each Revolving Credit Lender severally agrees to pay to such Agent, the Arrangers or the Issuing Bank, as the case may be, such Lender’s Applicable Revolving Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arrangers or the Issuing Bank in its capacity as such.
(d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY TO THIS AGREEMENT SHALL ASSERT, AND EACH PARTY HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF, PROVIDED THAT NOTHING HEREIN SHALL LIMIT ANY INDEMNITEE’S INDEMNIFICATION RIGHTS.
(e) All amounts due under this Section 12.03 shall be payable not later than ten (10) days after written demand therefor attaching the relevant invoices and/or certificate, in each case setting forth the basis for such demand in reasonable detail.
Section 12.04 Successors and Assigns.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(b)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender that is actively engaged in the making of revolving loans, an Approved Fund or if an Event of Default under Section 10.01(a), (h) or (i) has occurred and is continuing; and
(B) the Administrative Agent (and in the case of an assignment any Lender’s Commitment or Revolving Credit Loans, the Issuing Bank and the Swing Line Lender); provided that no consent of the Administrative Agent, Issuing Bank or Swing Line Lender shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under Section 10.01(a), (h) or (i) has occurred and is continuing; continuing; provided further that the Borrower shall be deemed to have consented unless the Borrower shall have objected thereto by notice to the Administrative Agent not later than the tenth Business Day following the date of a written request for such consent is made;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E) no such assignment shall be made to a natural person, a Disqualified Institution, any Credit Party, any Affiliate of any Credit Party, or any of their respective Subsidiaries; and
(F) no such assignment shall be made to a Defaulting Lender.
(iii) Subject to Section 12.04(b)(v) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(b).
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount (and stated interest) of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Schedule 1.2 and forward a copy of such revised Schedule 1.2 to the Borrower, the Issuing Bank and each Lender.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b)(ii)(C) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(vi) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and no such participation may be sold to a natural Person, a Defaulting Lender or a Disqualified Institution. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant, provided the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Revolving Credit Lenders” and “Required Revolving Credit Lenders.” In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(b)(vii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 5.01(c) as though it were a Lender.
(vii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(viii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or succession version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 12.04(c) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(d) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05 Survival; Revival; Reinstatement.
(a) All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Credit Parties shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06 Counterparts; Integration; Effectiveness; Electronic Execution.
(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(d) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic

Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the other parties shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender or the reasonable request of the Borrower, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY.
(a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (AND THE BORROWER SHALL CAUSE EACH OTHER CREDIT PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER

THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
(d) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT (i) SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 12.01 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND (ii) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower, or (i) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section 12.11, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 12.11) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.
Section 12.13 EXCULPATION PROVISIONS.
(a) EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
(b) THE BORROWER HEREBY ACKNOWLEDGES THAT (I) THE CREDIT FACILITIES PROVIDED FOR HEREUNDER AND ANY RELATED ARRANGING OR OTHER SERVICES IN CONNECTION THEREWITH (INCLUDING IN CONNECTION WITH ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT) ARE AN ARM’S-LENGTH COMMERCIAL TRANSACTION BETWEEN THE BORROWER AND THE OTHER CREDIT PARTIES, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT THE LENDERS AND THE ISSUING BANK, ON THE OTHER HAND, AND THE BORROWER AND THE OTHER CREDIT PARTIES ARE CAPABLE OF EVALUATING AND UNDERSTANDING AND UNDERSTAND AND ACCEPT THE TERMS, RISKS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE OTHER LOAN DOCUMENTS (INCLUDING ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR THEREOF); (II) IN CONNECTION WITH THE PROCESS LEADING TO SUCH TRANSACTION, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANK IS AND HAS BEEN ACTING SOLELY AS A PRINCIPAL AND IS NOT THE FINANCIAL ADVISOR, AGENT OR FIDUCIARY FOR ANY OF THE BORROWER, ANY OTHER CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, EQUITY HOLDERS, CREDITORS OR EMPLOYEES OR ANY OTHER PERSON; (III) NEITHER THE ADMINISTRATIVE AGENT, ANY

OTHER AGENT, ANY ARRANGER, ANY LENDER NOR ANY ISSUING BANK HAS ASSUMED OR WILL ASSUME AN ADVISORY, AGENCY OR FIDUCIARY RESPONSIBILITY IN FAVOR OF THE BORROWER OR ANY OTHER CREDIT PARTY WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE PROCESS LEADING THERETO, INCLUDING WITH RESPECT TO ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT (IRRESPECTIVE OF WHETHER THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER, ANY LENDER OR ANY ISSUING BANK HAS ADVISED OR IS CURRENTLY ADVISING ANY OF THE BORROWER, THE OTHER CREDIT PARTIES OR THEIR RESPECTIVE AFFILIATES ON OTHER MATTERS) AND NONE OF THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER, ANY LENDER OR ANY ISSUING BANK HAS ANY OBLIGATION TO ANY OF THE BORROWER, THE OTHER CREDIT PARTIES OR THEIR RESPECTIVE AFFILIATES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, EXCEPT THOSE OBLIGATIONS EXPRESSLY SET FORTH HEREIN AND IN THE OTHER LOAN DOCUMENTS; (IV) THE BORROWER, THE OTHER CREDIT PARTIES AND THEIR RESPECTIVE AFFILIATES WILL NOT ASSERT ANY CLAIM BASED ON ALLEGED BREACH OF FIDUCIARY DUTY; (V) THE ADMINISTRATIVE AGENT AND ITS AFFILIATES, EACH LENDER AND ITS AFFILIATES AND EACH ISSUING BANK AND ITS AFFILIATES MAY BE ENGAGED IN A BROAD RANGE OF TRANSACTIONS THAT INVOLVE INTERESTS THAT DIFFER FROM THOSE OF THE BORROWER, THE OTHER CREDIT PARTIES AND THEIR RESPECTIVE AFFILIATES, AND NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK HAS ANY OBLIGATION TO DISCLOSE ANY OF SUCH INTERESTS BY VIRTUE OF ANY ADVISORY, AGENCY OR FIDUCIARY RELATIONSHIP; AND (VI) NEITHER THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK HAS PROVIDED AND NONE WILL PROVIDE ANY LEGAL, ACCOUNTING, REGULATORY OR TAX ADVICE WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY AMENDMENT, WAIVER OR OTHER MODIFICATION HEREOF OR OF ANY OTHER LOAN DOCUMENT) AND THE BORROWER HAS CONSULTED ITS OWN LEGAL, ACCOUNTING, REGULATORY AND TAX ADVISORS TO THE EXTENT IT HAS DEEMED APPROPRIATE. THE BORROWER HEREBY WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIMS THAT IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY BREACH OR ALLEGED BREACH OF AGENCY OR FIDUCIARY DUTY.
Section 12.14 Collateral Matters; Swap Agreements; Cash Management. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Swap Parties and to the Cash Management Banks on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the Borrower or any of its Subsidiaries which arise under Secured Swap Agreements or Secured Cash Management Agreements. No Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements. No Cash Management Bank shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Secured Cash Management Agreements.
Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialmen) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. Other than the Secured Swap Parties and the Cash Management Banks, there are no third party beneficiaries.
Section 12.16 USA Patriot Act Notice. Pursuant to Section 326 of the USA Patriot Act, the Administrative Agent and the Lenders hereby notify the Borrower and its Subsidiaries that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Administrative Agent or any Lender, the Administrative Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Administrative Agent and the applicable Lender to comply with the USA Patriot Act.
Section 12.17 Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under its guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the such Qualified ECP Guarantor’s obligations and undertakings under this Section 12.17 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.
Section 12.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 12.19 Flood Insurance. Notwithstanding any provision in this Agreement, any Security Instrument or other Loan Document to the contrary, (a) in no event is (i) any Excluded Asset or (ii) any Building or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) included in the definition of “Collateral” and (b) no Building or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) shall be subject to a Lien under any Security Instrument. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.
Section 12.20 Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES FOLLOW.]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	CALLON PETROLEUM COMPANY

By:
Name: Joseph C. Gatto, Jr.
Title: President and Chief Executive Officer

ADMINISTRATIVE AGENT, ISSUING BANK, SWING LINE LENDER AND LENDER:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

LENDER:	[●]

By:
Name:
Title:

By:
Name:
Title:
Signature Page
Credit Agreement